Filed Pursuant to Rule 433
Registration No. 333-166711-01

FREE WRITING PROSPECTUS
STRUCTURAL AND COLLATERAL TERM SHEET

UBSC 2011-C1

$673,920,599
(Approximate Total Mortgage Pool Balance)

$471,744,000
(Approximate Publicly Offered Certificate Balance)

UBS – Citigroup Commercial Mortgage Trust 2011-C1 Issuer

Citigroup Commercial Mortgage Securities Inc. Depositor

UBS Real Estate Securities Inc. Natixis Real Estate Capital LLC Sponsors and Mortgage Loan Sellers

December 6, 2011

UBS Investment Bank		Citigroup
Co-Lead Managers and Joint Bookrunners

Natixis	BofA Merrill Lynch	Barclays Capital	Morgan Stanley
Co-Managers

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407. The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

UBSC 2011-C1 Mortgage Trust
KEY FEATURES OF SECURITIZATION

Capitalized terms used but not defined in this term sheet have the respective meanings assigned to those terms in the other Free Writing Prospectus dated December 6, 2011 relating to the Offered Certificates (the “Free Writing Prospectus”).

Key Features:		Pooled Collateral Facts:
Co-Lead Managers & Joint Bookrunners:	UBS Securities LLC	Initial Outstanding Pool Balance:	$673,920,599
	Citigroup Global Markets Inc.	Number of Mortgage Loans:	32
Co-Managers:	Natixis Securities Americas LLC	Number of Mortgaged Properties:	38
	Barclays Capital Inc.,	Average Mortgage Loan Cut-off Date Balance:	$21,060,019
	Merrill Lynch, Pierce, Fenner & Smith Incorporated	Average Mortgaged Property Cut-off Date Balance:	$17,734,753
	Morgan Stanley & Co. LLC	Weighted Avg Mortgage Loan U/W NCF DSCR:	1.43x
Mortgage Loan Sellers:	UBS Real Estate Securities Inc. (“UBSRES”)	Range of Mortgage Loan U/W NCF DSCRs:	1.18x-2.38x
	(81.6%) and Natixis Real Estate Capital LLC	Weighted Avg Mortgage Loan Cut-off Date LTV:	64.6%
	(“NREC”) (18.4%)	Range of Mortgage Loan Cut-off Date LTVs:	43.6%-74.5%
Master Servicer:	Wells Fargo Bank, National Association	Weighted Avg Mortgage Loan Maturity Date LTV:	56.3%
Operating Advisor:	TriMont Real Estate Advisors, Inc.	Range of Mortgage Loan Maturity Date LTVs:	37.4%-68.9%
Special Servicer:	Midland Loan Services, Division of PNC Bank, N.A.	Weighted Avg U/W NOI Debt Yield:	11.5%
Trustee:	Deutsche Bank National Trust Company	Range of U/W NOI Debt Yields:	9.1%-21.0%
Rating Agencies:	DBRS, Inc. and Moody’s Investors Service, Inc.	Weighted Avg Mortgage Loan
Determination Date:	The 6th day of each month, or if such 6th day is not a	Original Term to Maturity (months):	105
	business day, the following business day,	Weighted Avg Mortgage Loan
	commencing in January, 2012.	Remaining Term to Maturity (months):	103
Distribution Date:	The 4th business day following the determination	Weighted Avg Mortgage Loan Seasoning (months):	2
	date in each month, commencing in January, 2012.	% Mortgage Loans with Amortization for Full Term:	62.0%
Cut-off Date:	With respect to each mortgage loan, the later of the	% Mortgage Loans with Partial Interest Only:	38.0%
	related due date of such mortgage loan in December	% Mortgage Loans with Upfront or Ongoing Tax Reserves:	93.6%
	2011 and the date of origination of each mortgage	% Mortgage Loans with Upfront or
	loan.	Ongoing Replacement Reserves(1):	94.1%
Settlement Date:	On or about December 29, 2011	% Mortgage Loans with Upfront or Ongoing Insurance Reserves:	93.6%
Settlement Terms:	DTC, Euroclear and Clearstream, same day funds	% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(2):	84.2%
	with accrued interest.	% Mortgage Loans with Upfront Engineering Reserves:	49.8%
ERISA Eligible:	All of the Offered Classes are expected to be ERISA eligible.	% Mortgage Loans with Upfront or Ongoing Other Reserves:	57.3%
SMMEA Eligible:	None of the Offered Classes will be SMMEA eligible.	(1)	Includes FF&E Reserves.
Day Count:	30/360	(2)	Represents the percent of the Initial Outstanding Pool Balance allocable only to office, retail, industrial and mixed use properties in addition to one parking garage property.
Tax Treatment:	REMIC
Rated Final Distribution Date:	January 2045
Minimum Denominations:	$100,000 and in each case in multiples of $1
	thereafter.
Clean-up Call:	1%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

UBSC 2011-C1 Mortgage Trust

SUMMARY OF THE CERTIFICATES

OFFERED CERTIFICATES

Class	Ratings (DBRS/Moody’s)	Initial Certificate Balance(2)	Subordination Levels(3)	Weighted Avg Life (years)(4)	Principal Window (months)(4)	Certificate Balance to Value Ratio(5)	Underwritten NOI Debt Yield(6)
Class A-1(1)	AAA(sf) / Aaa(sf)	$37,045,000	30.000%	2.60	1-55	45.2%	16.4%
Class A-2(1)	AAA(sf) / Aaa(sf)	$154,403,000	30.000%	4.67	55-58	45.2%	16.4%
Class A-3(1)	AAA(sf) / Aaa(sf)	$235,921,000	30.000%	9.68	114-118	45.2%	16.4%
Class A-AB(1)	AAA(sf) / Aaa(sf)	$44,375,000	30.000%	7.22	58-114	45.2%	16.4%

NON-OFFERED CERTIFICATES

Class	Ratings (DBRS/Moody’s)	Initial Certificate or Notional Balance(2)		Subordination Levels	Weighted Avg Life (years)(4)	Principal Window (months)(4)	Certificate Balance to Value Ratio(5)	Underwritten NOI Debt Yield(6)
Class X-A(8)	AAA(sf) / Aaa(sf)	$526,500,000	(7)	N/A	N/A	N/A	N/A	N/A
Class X-B(9)	AAA(sf) / Aaa(sf)	$147,420,599	(7)	N/A	N/A	N/A	N/A	N/A
Class A-S(1)	AAA(sf) / Aaa(sf)	$54,756,000		21.875%	9.84	118-119	50.4%	14.7%
Class B(1)	AA(sf) / Aa2(sf)	$35,381,000		16.625%	9.86	119-119	53.8%	13.8%
Class C(1)	A(sf) / A2(sf)	$22,745,000		13.250%	9.86	119-119	56.0%	13.2%
Class D(1)	BBB(high)(sf) / Baa1(sf)	$16,848,000		10.750%	9.90	119-120	57.6%	12.9%
Class E(1)	BBB(low)(sf) / Baa3(sf)	$28,641,000		6.500%	9.95	120-120	60.4%	12.3%
Class F(1)	BB(sf) / Ba2(sf)	$12,636,000		4.625%	9.95	120-120	61.6%	12.0%
Class G(1)	B(sf) / B2(sf)	$10,951,000		3.000%	9.95	120-120	62.6%	11.8%
Class H(1)	NR / NR	$20,218,599		0.000%	9.95	120-120	64.6%	11.5%
(1)
The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will each equal one of the following per annum rates: (i) a fixed rate, (ii) a rate equal to the weighted average net mortgage pass-through rate for the Mortgage Loans from time to time, (iii) a rate equal to the lesser of the initial pass-through rate for that class and the weighted average net mortgage pass-through rate for the Mortgage Loans from time to time, or (iv) a rate equal to the weighted average net mortgage pass-through rate for the Mortgage Loans from time to time less a specified rate.  The net mortgage pass-through rate of any Mortgage Loan is generally equal to the net mortgage interest rate of that Mortgage Loan as of the securitization Settlement Date (adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

(2)	Subject to a permitted variance of plus or minus 5%.
(3)	Represents the approximate subordination level for the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates in the aggregate.
(4)
Based on the assumption that there are no prepayments of, or defaults on, the Mortgage Loans and the assumption that there are no extensions of the maturity dates of the Mortgage Loans, and otherwise based on the modeling assumptions, as described in the Free Writing Prospectus.

(5)
“Certificate Balance to Value Ratio” for any class with a certificate balance is calculated as the product of (a) the weighted average mortgage loan Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of the subject class of Certificates and all other classes, if any, that are senior to or pari passu with such class, and the denominator of which is the total initial certificate balance of all Certificates. The Certificate Balance to Value Ratios of the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates are calculated in the aggregate for those classes as if they were a single class.

(6)
“Underwritten NOI Debt Yield” for any class with a certificate balance is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of all Certificates, and the denominator of which is the total initial certificate balance of the subject class of Certificates and all other classes, if any, that are senior to or pari passu with such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A 3 and Class A-AB Certificates are calculated in the aggregate for those classes as if they were a single class.

(7)
The Class X-A and Class X-B Certificates (the “Class X Certificates”) will not have certificate balances. The interest accrual amounts on the Class X-A Certificates will be calculated by reference to a notional amount equal to the sum of the certificate balances of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S Certificates The interest accrual amounts on the Class X-B Certificates will be calculated by reference to a notional amount equal to the sum of the total certificate balances of the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates.

(8)
The pass-through rate applicable to the Class X-A Certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average net mortgage pass-through rate for the Mortgage Loans, over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S Certificates (based on their certificate balances), as further described in the Free Writing Prospectus.

(9)
The pass-through rate applicable to the Class X-B Certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average net mortgage pass-through rate for the Mortgage Loans, over (ii) the weighted average of the pass-through rates of the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates (based on their certificate balances), as further described in the Free Writing Prospectus.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

UBSC 2011-C1 Mortgage Trust

SUMMARY OF THE CERTIFICATES

Short-Term Certificate Principal Paydown Summary(1)
Class A-2 ($154,403,000)
Loan No.	Mortgage Loan Seller	Mortgage Loan	Cut-off Date Balance	% of Pool	Maturity Balance	% of Certificate Class	Rem. Term to Maturity (Mos.)	U/W NCF DSCR	U/W NOI Debt Yield	Cut-off Date LTV Ratio	Maturity LTV Ratio
23	UBSRES	Holiday Inn Express Cooperstown(2)	$7,351,994	1.1%	$6,717,922	4.4%	55	1.97x	17.1%	64.5%	58.9%
3	Natixis	Portofino at Biscayne	$55,759,107	8.3%	$51,866,297	33.6%	56	1.37x	9.7%	74.0%	68.9%
5	Natixis	333 North Bedford Road	$44,733,808	6.6%	$40,408,439	26.2%	56	1.57x	12.9%	55.9%	50.5%
4	UBSRES	1700 Market Street(2)	$49,950,000	7.4%	$47,855,223	31.0%	58	1.38x	10.0%	69.4%	66.5%
29	Natixis	Dunbar Village(2)	$5,989,631	0.9%	$5,632,276	3.6%	58	1.48x	11.8%	66.9%	62.9%
Total/Weighted Average			$163,784,541	24.3%	$152,480,157	98.8%	57	1.46x	11.1%	67.0%	62.5%
(1)
This table identifies loans with balloon payments due during the principal paydown window for the Class A-2 Certificates assuming 0% CPR and no defaults or losses with respect to the mortgage loans.  See “Yield and Maturity Considerations – Yield Considerations” in the Free Writing Prospectus.

(2)
A portion of the balloon payment for the Holiday Inn Express Cooperstown Loan may be directed to pay principal on the Class A-1 certificates and a portion of the balloon payments for the 1700 Market Street Loan and the Dunbar Village Loan may be directed to pay principal on the Class A-AB certificates.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

UBSC 2011-C1 Mortgage Trust

TRANSACTION HIGHLIGHTS

▪	$673,920,599 (Approximate) New-Issue Multi-Borrower CMBS:
–
Overview: The mortgage pool consists of 32 fixed-rate commercial, manufactured housing community and multifamily loans that have an aggregate Cut-off Date balance of $673,920,599 (the “Initial Outstanding Pool Balance”), have an average Cut-off Date Balance of $21,060,019 per Mortgage Loan and are secured by 38 Mortgaged Properties located throughout 16 states.

–	LTV: 64.6% weighted average Cut-off Date LTV and 56.3% weighted average Maturity Date LTV.
–	DSCR: 1.55x weighted average Debt Service Coverage Ratio, based on Underwritten Net Operating Income. 1.43x weighted average Debt Service Coverage Ratio, based on Underwritten Net Cash Flow.
–	Debt Yield: 11.5% weighted average debt yield, based on Underwritten Net Operating Income. 10.6% weighted average debt yield, based on Underwritten Net Cash Flow.
–	Credit Support: 30.000% credit support to Class A-1, Class A-2, Class A-3 and Class A-AB Certificates, which are expected to be rated AAA(sf)/Aaa(sf) by DBRS/Moody’s.
▪	Loan Structural Features:
–	Amortization: 100.0% of the Mortgage Loans by Initial Outstanding Pool Balance have scheduled amortization:
▪	62.0% of the Mortgage Loans by Initial Outstanding Pool Balance have amortization for the entire term with a balloon payment due at Maturity.
▪	38.0% of the Mortgage Loans by Initial Outstanding Pool Balance have scheduled amortization following a partial interest-only period with a balloon payment due at Maturity.
–	Hard Lockboxes: 79.1% of the Mortgage Loans by Initial Outstanding Pool Balance have hard lockboxes in place.
▪
Cash Traps: 85.7% of the Mortgage Loans by Initial Outstanding Pool Balance have cash traps triggered by certain declines in net cash flow, all at levels greater than a 1.00x coverage, that fund an excess cash flow reserve.

–	Reserves: The Mortgage Loans require amounts to be escrowed for reserves upfront or on an ongoing basis as follows:
▪	Real Estate Taxes: 30 Mortgage Loans representing 93.6% of the Initial Outstanding Pool Balance.
▪	Insurance Reserves: 30 Mortgage Loans representing 93.6% of the Initial Outstanding Pool Balance.
▪	Replacement Reserves (Including FF&E Reserves): 30 Mortgage Loans representing 94.1% of Initial Outstanding Pool Balance.
▪
Tenant Improvement / Leasing Commissions: 15 Mortgage Loans representing 84.2% of the Initial Outstanding Pool Balance allocable only to office, retail, industrial and mixed use properties only in addition to one parking garage property.

–	Defeasance: 93.0% of the Mortgage Loans by Initial Outstanding Pool Balance permit defeasance after a lockout period and prior to an open period.
–
Yield Maintenance: 7.0% of the Mortgage Loans by Initial Outstanding Pool Balance permit prepayment only with a Yield Maintenance Charge, following the respective lockout period and prior to an open period.

▪	Multiple-Asset Types > 5.0% of the Total Pool:
–	Office: 26.4% of the Mortgaged Properties by allocated Initial Outstanding Pool Balance are office properties.
–	Retail: 22.5% of the Mortgaged Properties by allocated Initial Outstanding Pool Balance are retail properties (17.9% are regional mall properties and anchored retail properties).
–	Hospitality: 15.4% of the Mortgaged Properties by allocated Initial Outstanding Pool Balance are hospitality properties.
–	Multifamily: 13.6% of the Mortgaged Properties by allocated Initial Outstanding Pool Balance are multifamily properties.
–	Industrial: 10.8% of the Mortgaged Properties by allocated Initial Outstanding Pool Balance are industrial properties.
–	Mixed Use: 6.2% of the Mortgaged Properties by allocated Initial Outstanding Pool Balance are mixed use properties.
▪
Geographic Diversity: The 38 Mortgaged Properties are located throughout 16 states, with only two states representing greater than 10.0% of the allocated Initial Outstanding Pool Balance: New York (33.0%), and Florida (18.1%).

Distribution of Collateral by Property Type

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

UBSC 2011-C1 Mortgage Trust

STRUCTURE OVERVIEW

Principal Payments:
Payments in respect of principal of the Certificates will be distributed, first, to the Class A-AB Certificates, until the certificate balance of such Class is reduced to the planned principal balance for the related Distribution Date set forth on Annex I  to the Free Writing Prospectus, and then, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, in that order, until the certificate balance of each such Class is reduced to zero.  Notwithstanding the foregoing, if the total certificate balance of the Class A-S through Class H Certificates has been reduced to zero as a result of loss allocation, payments in respect of principal of the Certificates will be distributed to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates, on a pro rata basis, based on the certificate balance of each such Class, until the certificate balance of each such Class is reduced to zero.

The Class X-A and Class X-B Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to Certificates that are components of the notional amount of Class X-A Certificates (the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S Certificates); and (ii) the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to Certificates that are components of the notional amount of Class X-B Certificates (the Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates).

Interest Payments:
On each Distribution Date, interest accrued for each Class of the Certificates at the applicable pass-through rate will be distributed in the following order of priority, to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-AB, Class X-A and Class X-B Certificates, on a pro rata basis, based on the accrued and unpaid interest on each such Class, and then, to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, in that order, in each case until the interest payable to each such Class is paid in full.  Interest accrued with respect to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will, in the case of each such Class, be payable only after any principal distributions payable to any more senior Class have been made.

The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates for each Distribution Date will each equal one of the following per annum rates: (i) a fixed rate, (ii) a rate equal to the weighted average net mortgage pass-through rate for the Mortgage Loans from time to time, (iii) a rate equal to the lesser of the initial pass-through rate for that class and the weighted average net mortgage pass-through rate for the Mortgage Loans from time to time, or (iv) a rate equal to the weighted average net mortgage pass-through rate for the Mortgage Loans from time to time less a specified rate.

The pass-through rate applicable to the Class X-A Certificates for each Distribution Date will generally be a per annum rate equal to the excess of (i) the weighted average net mortgage pass-through rate for the Mortgage Loans, over (ii) the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-AB and Class A-S Certificates (based on their certificate balances), as further described in the Free Writing Prospectus.

The pass-through rate applicable to the Class X-B Certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average net mortgage pass-through rate for the Mortgage Loans, over (ii) the weighted average of the pass-through rates of the Class B, Class C, Class D, Class E, Class F, Class G and Class H

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

UBSC 2011-C1 Mortgage Trust

STRUCTURE OVERVIEW

Certificates (based on their certificate balances), as further described in the Free Writing Prospectus.

Prepayment Interest Shortfalls:
Net prepayment interest shortfalls will be allocated to the interest-bearing Classes of Certificates pro rata generally based on interest entitlements, in reduction of the interest otherwise payable with respect to each of those Classes.

Loss Allocation:
Losses will be allocated to each Class of Certificates in reverse sequential alphabetical order starting with Class H through and including Class A-S, and then to the Class A-1, Class A-2, Class A-3 and Class A-AB Certificates on a pro rata basis. The notional amount of either Class of the Class X Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates whose certificate balances are components of the notional amount of such Class of Class X Certificates.

Prepayment Premiums:
A percentage of each prepayment premium (either fixed prepayment premium or yield maintenance amount) collected will be allocated to each class of the Class A-1, Class A-2, Class A-3, Class A-AB, Class A-S, Class B, Class C, Class D and Class E Certificates (the “YM P&I Classes”) then entitled to principal distributions, which percentage will be equal to the product of (a) the percentage of the principal distribution amount that such Class receives on that Distribution Date,  and (b) a fraction (expressed as a percentage which can be no greater than 100% nor less than 0%), the numerator of which is the excess of the pass-through rate of such Class of Certificates currently receiving principal over the relevant discount rate, and the denominator of which is the excess of the Mortgage Rate of the related Mortgage Loan over the relevant discount rate.

Prepayment Premium Allocation Percentage for all YM P&I Certificates =

(Pass-Through Rate – Discount Rate)
(Mortgage Rate – Discount Rate)

The remaining percentage of each prepayment premium will be allocated to the Class X Certificates in the manner described in the Free Writing Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Classes then entitled to principal distributions relative to the Class X Certificates as discount rates decrease and a decrease in the percentage allocated to such Classes as discount rates rise.

Split Loan Structure:
The Trinity Centre Loan, the Poughkeepsie Galleria Loan and the 1700 Market Street Loan are each referred to herein as a “Pari Passu Mortgage Loan.”  The Trinity Centre Loan has a pari passu companion loan referred to as the “Trinity Centre Pari Passu Companion Loan.”  The Poughkeepsie Galleria Pari Passu Mortgage Loan has a pari passu companion loan referred to as the “Poughkeepsie Galleria Pari Passu Companion Loan.”  The 1700 Market Street Loan has a pari passu companion loan referred to as the “1700 Market Street Pari Passu Companion Loan.”  Each such pari passu companion loan is pari passu in right of payment to the related Pari Passu Mortgage Loan and is also sometimes referred as a “Pari Passu Companion Loan.” Each Pari Passu Mortgage Loan together with its related Pari Passu Companion Loan is referred as a “Pari Passu Loan Combination.”  No Pari Passu Companion Loan will be included in the issuing entity.

Control Rights:
Certain Classes of Certificates (the “Control Eligible Certificates”), through a representative, will have certain control rights over servicing matters with respect to each Mortgage Loan (other than the Pari  Passu Mortgage Loans). The majority owner or appointed representative of the Class of Control Eligible Certificates that is the Controlling Class (such owner or representative the “Directing Holder”), will be entitled to

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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direct the Special Servicer to take, or refrain from taking certain actions with respect to a Mortgage Loan (other than the Pari Passu Mortgage Loans). Furthermore, the Directing Holder will also have the right to receive notice and consent to certain material actions that the Master Servicer or the Special Servicer proposes to take with respect to the Mortgage Loans (other than the Pari Passu Mortgage Loans). Those certain control rights over servicing matters with respect to each Pari Passu Loan Combination will be exercisable only by the holder of the related Pari Passu Companion Loan or its designee (each, a “Non-Lead Directing Holder”); provided, however, that the Directing Holder will have consultation rights with respect to certain material actions that the Master Servicer and the Special Servicer propose to take with respect to the Pari Passu Loan Combinations.

Control Eligible Certificates:	Class F, Class G and Class H Certificates.

Controlling Class:
The “Controlling Class” will be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate certificate balance, as notionally reduced by any Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial certificate balance of such Class.

The Controlling Class as of the Settlement Date will be the Class H Certificates.
The holder of the control rights with respect to each Pari Passu Loan Combination will be the related Non-Lead Directing Holder.

Remedies Available to Holders of Controlling Class Prior to Effectiveness of Control Termination Event:
The Controlling Class representative will have the right, at its sole expense, to require the Special Servicer to order a second appraisal for any Mortgage Loan that would otherwise result in such Class no longer being the Controlling Class based on the occurrence of a Control Termination Event. Upon receipt of the second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, a recalculation of the Appraisal Reduction Amount is warranted. The Appraisal Reduction Amount, whether based on the first or the second appraisal, will only become effective following the second appraisal, except that the Appraisal Reduction Amount based on the first appraisal will become effective if no demand for a second appraisal is received within a specified number of business days, or if a second appraisal is not received within 90 days after requested by the Controlling Class representative.

Directing Holder:
For each Mortgage Loan, other than the Pari Passu Loan Combinations, Rialto Real Estate Fund, LP or an affiliate thereof, or investment funds managed, advised or represented thereby, will be the initial Directing Holder and will also own 100% of the Class F, Class G and Class H Certificates as of the Settlement Date.

The directing holder with respect to each Pari Passu Loan Combination will be the related Non-Lead Directing Holder.  The Non-Lead Directing Holder with respect to each Non-Lead Directing Holder Mortgage Loan will initially be UBS Real Estate Securities Inc.

Control Termination Event:
Will occur when no Class of Control Eligible Certificates has an outstanding certificate balance (as notionally reduced by any Appraisal Reduction Amounts allocated thereto) equal to or greater than 25% of the certificate balance as of the Settlement Date.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights. The Directing Holder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Mortgage Loan.

Upon the occurrence and during the continuation of a Control Termination Event, the Directing Holder will retain non-binding consultation rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to the Mortgage Loans (other than the Pari Passu Mortgage Loans). Such consultation rights will continue until the occurrence of a Consultation Termination Event.

There will be no control termination events that will apply to terminate the control rights of a Non-Lead Directing Holder with respect to the related Pari Passu Loan Combination.

Consultation Termination Event:
Will occur when, without giving regard to the application of any Appraisal Reduction Amounts (i.e., giving effect to principal reduction through Realized Losses only), there is no Class of Control Eligible Certificates that satisfies the requirement of a Controlling Class.

Upon the occurrence of a consultation termination event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Holder will have no rights under the Pooling and Servicing Agreement other than those rights that all Certificateholders have.

There will be no consultation termination events that will apply to terminate the consultation rights of a Non-Lead Directing Holder with respect to the related Pari Passu Loan Combination.

Appointment and Replacement of Special Servicer:
The Directing Holder will appoint the initial Special Servicer as of the Settlement Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced at any time by the Directing Holder (other than with respect to the Pari Passu Loan Combinations). Upon the occurrence and during the continuance of a Control Termination Event, the Directing Holder will no longer have the right to replace the Special Servicer with respect to the related Mortgage Loans and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

With respect to each Pari Passu Loan Combination, the related Non-Lead Directing Holder will have the right to replace and appoint the Special Servicer with respect to such Pari Passu Loan Combination and such right is not subject to any control termination event.

Replacement of Special Servicer:
Other than with respect to the Pari Passu Loan Combinations, for so long as a Control Termination Event has occurred and is continuing, upon (i) the written direction of holders of Certificates evidencing not less than 25% of the aggregate certificate balance of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the certificate balances of Classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the Special Servicer with a replacement Special Servicer, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator of written confirmation from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the rating on any Class of the Certificates, the Certificate

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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Administrator will be required to promptly provide written notice to all certificateholders of such request and conduct the solicitation of votes of all Certificates in such regard. Upon the written direction (within 180 days from the time of the Certificate Administrator’s notice) of Holders of at least 75% of the aggregate certificate balance of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the certificate balances of Classes to which such Appraisal Reduction Amounts are allocable), the Trustee will immediately replace the Special Servicer with the replacement Special Servicer.

With respect to each Pari Passu Loan Combination, the related Non-Lead Directing Holder will have the right to replace and appoint the Special Servicer with respect to such Pari Passu Loan Combination and such right is not subject to any control termination event; provided, however, the Non-Lead Directing Holder will be required to consult on a non-binding basis, with the Operating Advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Lead Directing Holder, in connection with any such decision to replace and appoint the Special Servicer.

Upon the occurrence and during the continuance of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer, other than with respect to the Pari Passu Loan Combinations. The Operating Advisor’s recommendation to so replace the Special Servicer must be confirmed by a majority (by balance) of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the certificate balances of the Classes to which such Appraisal Reduction Amounts are allocable) within 180 days from the time of recommendation and is subject to the receipt of written confirmation from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the rating on any Class of the Certificates.

With respect to each Pari Passu Loan Combination, upon the occurrence and during the continuance of a Non-Lead Consultation Termination Event with respect to such Pari Passu Loan Combination, if the Operating Advisor determines that the Special Servicer with respect to such Pari Passu Loan Combination is not performing its duties in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of such Special Servicer. The Operating Advisor’s recommendation to so replace the Special Servicer must be confirmed by a majority of the aggregate Pari Passu Voting Rights for such Pari Passu Loan Combination within 180 days from the time of recommendation and is subject to the receipt written confirmations from each Rating Agency (and, if applicable, each rating agency rating securities backed by the related Pari Passu Combination Loan) that the appointment of the replacement Special Servicer will not result in a downgrade to the rating on any Class of the Certificates (or any class of rated securities backed by the related Pari Passu Companion Loan).  A “Non-Lead Consultation Termination Event” will occur with respect to a Pari Passu Loan Combination if the related Pari Passu Companion Loan is included in a securitization and an event analogous to a Consultation Termination Event occurs with respect to such securitization.

The “Pari Passu Voting Rights”  with respect to a Pari Passu Loan Combination will be allocated among the certificateholders (“Lead Certificateholders”) of the UBS-Citigroup 2011-C1 Commercial Mortgage Trust and the certificateholders (“Non-Lead Certificateholders”) of the securitization in which the related Pari Passu Companion Loan is included as follows:  (a) a percentage equal to the product of (1) Lead Voting Rights Percentage multiplied by (2) 98%, will be allocated among the Lead Certificateholders entitled to principal (taking into account the application of Appraisal Reduction Amounts

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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to notionally reduce the certificate balances of the Classes to which such Appraisal Reduction Amounts are allocable) in proportion to the certificate balances of their Certificates, (b) a percentage equal to the product of (1) Lead Voting Rights Percentage multiplied by (2) 2%, will be allocated among the holders of the Class X-A and Class X-B Certificates (allocated to the Class X-A and Class X-B Certificates on a pro rata basis based on their respective outstanding Notional Balances at the time of determination), (c) a percentage equal to the product of (1) the Non-Lead Voting Rights Percentage multiplied by (2) 98%, will be allocated among Non-Lead Certificateholders entitled to principal (taking into account the application of appraisal reduction amounts to notionally reduce the certificate balances of the classes to which such appraisal reduction amounts are allocable) in proportion to the certificate balances of their certificates and (d) a percentage equal to the product of (1) the Non-Lead Voting Rights Percentage multiplied by (2) 2%, will be allocated among Non-Lead Certificateholders entitled to interest only in proportion to the notional balances of their certificates.

“Lead Voting Rights Percentage” with respect to any Pari Passu Loan Combination will be a fraction, expressed as a percentage, (a) the numerator of which is equal to the outstanding principal balance of the related Pari Passu Mortgage Loan and (b) the denominator of which is equal to the sum of the outstanding principal balances of such Pari Passu Mortgage Loan and the related Pari Passu Companion Loan.

“Non-Lead Voting Rights Percentage” with respect to any Pari Passu Loan Combination will be a fraction, expressed as a percentage, (a) the numerator of which is equal to the outstanding principal balance of the related Pari Passu Companion Loan and (b) the denominator of which is equal to the sum of the of the outstanding principal balances of such Pari Passu Companion Loan and the related Pari Passu Mortgage Loan.

Cap on Workout and Liquidation Fees:
The workout fees and liquidation fees payable to a Special Servicer with respect to any Specially Serviced Loan, will be an amount equal to the lesser of: (1) 1% of each collection of (a) interest and principal following a workout or (b) a full or discounted payoff or liquidation proceeds and (2) $1,000,000 per workout or liquidation. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout and/or liquidation fees payable (other than Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount of workout and liquidation fees actually payable by the issuing entity will be capped in the aggregate at $1,000,000 for each Mortgage Loan. If a new special servicer begins servicing the Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

Special Servicer Compensation:
The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Pari Passu Loan Combination and any purchaser of any Mortgage Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly permitted in the Pooling and Servicing Agreement.  The Special Servicer will also be required to disclose in the Certifiicateholders’ monthly distribution date statement any compensation or other remuneration the Special Servicer or its affiliates have received from any person.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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Operating Advisor:
Prior to the occurrence of a Control Termination Event, the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website but will not have any approval or consultation rights.  After a Control Termination Event, the Operating Advisor will have consultation rights with respect to certain major decisions and will have additional monitoring responsibilities on behalf of the issuing entity.

Upon the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will be entitled to consult with the Special Servicer with respect to all major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, and with respect to a Pari Passu Loan Combination, the holder of the related Pari Passu Companion Loan, as a collective whole, as if those certificateholders and Pari Passu Companion Loan holder, if applicable, constituted a single lender.

In addition, upon the occurrence and during the continuance of a Non-Lead Control Termination Event with respect to a Pari Passu Loan Combination, the Operating Advisor will be entitled to consult with the Special Servicer with respect to all major decisions with respect to such Pari Passu Loan Combination on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, and the holder of the related Pari Passu Companion Loan, as a collective whole, as if those certificateholders and Pari Passu Companion Loan holder constituted a single lender. A “Non-Lead Control Termination Event” will occur with respect to a Pari Passu Loan Combination if the related Pari Passu Companion Loan is included in a securitization and an event analogous to a Control Termination Event occurs with respect to such securitization.

The Operating Advisor will be subject to termination if holders of at least 15% of the Voting Rights vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the Voting Rights that exercise their right to vote, provided that holders of at least 50% of the Voting Rights have exercised their right to vote.  The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

Liquidated Loan Waterfall:
On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I Advances previously made was reduced as a result of Appraisal Reduction Amounts. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal then due and payable on the Mortgage Loan (including by reason of acceleration of the unpaid principal amount of the Mortgage Loan following default). Any remaining liquidation proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of Appraisal Reduction Amounts.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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Distribution of Cut-off Date Balances
					% of Initial Outstanding Pool Balance	Weighted Averages
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance		Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
$3,521,789	-	$4,999,999	2	$7,121,789	1.1%	6.2280%	120	1.31x	69.4%	59.2%
$5,000,000	-	$9,999,999	9	$59,960,679	8.9%	6.1370%	105	1.51x	65.7%	56.6%
$10,000,000	-	$19,999,999	9	$138,226,017	20.5%	6.0718%	118	1.37x	67.7%	58.5%
$20,000,000	-	$29,999,999	6	$144,924,537	21.5%	6.3163%	118	1.61x	60.2%	48.7%
$30,000,000	-	$39,999,999	1	$31,550,000	4.7%	5.6695%	117	1.31x	65.7%	59.0%
$40,000,000	-	$49,999,999	2	$94,683,808	14.0%	5.3495%	57	1.47x	63.0%	58.9%
$50,000,000	-	$59,999,999	1	$55,759,107	8.3%	5.2750%	56	1.37x	74.0%	68.9%
$60,000,000	-	$72,000,000	2	$141,694,662	21.0%	6.2487%	118	1.30x	62.3%	54.3%
Total/Weighted Average			32	$673,920,599	100.0%	5.9828%	103	1.43x	64.6%	56.3%

Geographic Distribution(2)
			% of Initial Outstanding Pool Balance	Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance		Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
New York	6	$222,314,009	33.0%	6.1099%	103	1.50x	59.1%	51.9%
Florida	5	$121,995,929	18.1%	5.7745%	90	1.36x	69.8%	63.5%
California	3	$54,050,000	8.0%	5.9525%	118	1.32x	67.0%	59.0%
Pennsylvania	1	$49,950,000	7.4%	5.1700%	58	1.38x	69.4%	66.5%
Texas	5	$45,409,976	6.7%	5.8666%	118	1.29x	71.0%	60.3%
Other	18	$180,200,686	26.7%	6.2307%	116	1.47x	64.0%	52.2%
Total/Weighted Average	38	$673,920,599	100.0%	5.9828%	103	1.43x	64.6%	56.3%

Property Type Distribution(2)
					Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Units, Rooms, Pads, Beds or NRA	Cut-off Date Balance per Units, Rooms, Pads, Beds or NRA	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
Office	6	$178,114,437	26.4%	2,143,218	$158	5.8408%	101	87.3%	1.37x	65.2%	58.5%
CBD	4	$137,414,437	20.4%	1,866,666	$155	5.6571%	96	85.8%	1.36x	63.4%	57.1%
Medical	1	$26,300,000	3.9%	127,942	$206	6.4390%	119	90.2%	1.49x	69.2%	61.9%
Suburban	1	$14,400,000	2.1%	148,610	$97	6.5010%	118	95.7%	1.30x	74.4%	65.4%
Retail	9	$151,501,910	22.5%	1,445,259	$219	6.3158%	117	88.1%	1.36x	64.9%	56.8%
Regional Mall	1	$69,694,662	10.3%	691,325	$224	6.6115%	119	87.7%	1.29x	65.3%	57.3%
Anchored	5	$50,824,747	7.5%	640,006	$83	6.1309%	112	87.1%	1.46x	65.6%	56.5%
Unanchored	3	$30,982,500	4.6%	113,928	$432	5.9540%	118	90.5%	1.34x	62.8%	56.4%
Hospitality	10	$104,051,641	15.4%	1,259	$87,308	6.2277%	112	74.2%	1.75x	57.3%	46.2%
Limited Service	8	$56,319,755	8.4%	717	$80,678	6.4296%	110	73.3%	1.56x	58.5%	47.2%
Full Service	2	$47,731,887	7.1%	542	$95,130	5.9895%	116	75.2%	1.97x	55.8%	45.0%
Multifamily	4	$91,361,694	13.6%	1,657	$59,631	5.4507%	79	96.3%	1.37x	72.5%	65.8%
Industrial	2	$72,733,808	10.8%	2,013,295	$53	5.9067%	81	95.0%	1.46x	59.4%	49.9%
Mixed Use	2	$42,035,422	6.2%	125,341	$365	5.8143%	117	97.2%	1.28x	67.5%	58.6%
Self Storage	2	$22,500,000	3.3%	2,141	$10,853	6.3494%	120	88.1%	1.33x	68.7%	58.9%
Manufactured Housing Community	2	$7,121,789	1.1%	386	$18,467	6.2280%	120	95.4%	1.31x	69.4%	59.2%
Other (Parking Garage)	1	$4,499,898	0.7%	60,000	$75	6.1115%	118	100.0%	1.53x	63.4%	54.0%
Total/Weighted Average	38	$673,920,599	100.0%			5.9828%	103	88.3%	1.43x	64.6%	56.3%

Distribution of Mortgage Rates
					% of Initial Outstanding Pool Balance	Weighted Averages
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance		Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
5.1700%	-	5.2499%	1	$49,950,000	7.4%	5.1700%	58	1.38x	69.4%	66.5%
5.2500%	-	5.9999%	12	$306,118,899	45.4%	5.6723%	97	1.40x	64.2%	56.7%
6.0000%	-	6.6115%	19	$317,851,700	47.2%	6.4095%	116	1.46x	64.1%	54.3%
Total/Weighted Average			32	$673,920,599	100.0%	5.9828%	103	1.43x	64.6%	56.3%
(1)
For each of the Trinity Centre Loan, the Poughkeepsie Galleria Loan, and the 1700 Market Street Loan, respectively, the numerical and statistical information related to loan-to-value ratios, debt yields and Cut-off Date Balances per Units, Rooms, Pads, Beds or NRA of each such mortgage loan includes the pari passu A-1 note (which note is included in the Trust) and the pari passu companion A-2 note (which note is not included in the Trust). For purposes of calculating debt service coverage ratios for each such mortgage loan, the annual debt service is based on the aggregate principal and interest payments due during the first 12 months after the expiration of the initial interest only period (or, in the case of the Poughkeepsie Galleria Loan, the Cut-off Date) on the pari passu A-1 note (which note is included in the trust) and the pari passu companion A-2 note (which note is not included in the trust).

(2)	Reflects allocated loan amount for properties securing multi-property mortgage loans.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407. The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

UBSC 2011-C1 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS(1)

Distribution of Cut-off Date LTV Ratios
								Weighted Averages
Range of Cut-off Date LTV Ratios					Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
43.6%		-	44.9%		1	$24,933,544	3.7%	6.3000%	117	2.38	x	43.6%	37.4%
45.0%		-	49.9%		1	$11,550,000	1.7%	5.9640%	120	1.93	x	49.9%	42.3%
50.0%		-	59.9%		4	$159,626,458	23.7%	5.9620%	100	1.43	x	57.5%	49.2%
60.0%		-	64.9%		5	$61,250,219	9.1%	6.0942%	110	1.51	x	62.5%	55.3%
65.0%		-	69.9%		15	$299,333,850	44.4%	6.0586%	107	1.36	x	67.3%	58.5%
70.0%		-	74.5%		6	$117,226,529	17.4%	5.6935%	89	1.32	x	74.1%	66.1%
Total/Weighted Average					32	$673,920,599	100.0%	5.9828%	103	1.43	x	64.6%	56.3%

Distribution of LTV Ratios at Maturity
								Weighted Averages
Range of LTV Ratios at Maturity					Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
37.4%		-	44.9%		3	$57,431,117	8.5%	6.3054%	118	1.98	x	49.0%	40.6%
45.0%		-	49.9%		2	$49,945,077	7.4%	6.4868%	119	1.37	x	61.8%	47.5%
50.0%		-	54.9%		6	$172,780,424	25.6%	5.8082%	101	1.46	x	60.5%	51.7%
55.0%		-	59.9%		13	$204,783,244	30.4%	6.2278%	116	1.32	x	66.1%	57.7%
60.0%		-	64.9%		4	$53,689,631	8.0%	6.2894%	113	1.42	x	70.9%	62.5%
65.0%		-	68.9%		4	$135,291,107	20.1%	5.3902%	70	1.35	x	72.4%	67.4%
Total/Weighted Average					32	$673,920,599	100.0%	5.9828%	103	1.43	x	64.6%	56.3%

Distribution of Underwritten NCF Debt Service Coverage Ratios
								Weighted Averages
Range of Underwritten NCF Debt Service Coverage Ratios					Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
1.18	x	-	1.24	x	2	$25,667,422	3.8%	5.7969%	117	1.22	x	73.9%	62.8%
1.25	x	-	1.34	x	13	$292,995,827	43.5%	6.1723%	118	1.30	x	65.0%	56.1%
1.35	x	-	1.44	x	4	$128,959,107	19.1%	5.4248%	68	1.37	x	71.2%	66.1%
1.45	x	-	1.54	x	8	$130,520,069	19.4%	6.2245%	115	1.50	x	63.7%	52.7%
1.55	x	-	1.74	x	1	$44,733,808	6.6%	5.5500%	56	1.57	x	55.9%	50.5%
1.75	x	-	1.99	x	3	$26,110,822	3.9%	6.0241%	100	1.92	x	57.2%	49.7%
2.00	x	-	2.38	x	1	$24,933,544	3.7%	6.3000%	117	2.38	x	43.6%	37.4%
Total/Weighted Average					32	$673,920,599	100.0%	5.9828%	103	1.43	x	64.6%	56.3%

Distribution of Underwritten NOI Debt Yield
								Weighted Averages
Range of Underwritten NOI Debt Yield					Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR		Cut-off Date LTV Ratio	LTV Ratio at Maturity
9.1%		-	10.0%		11	$214,185,132	31.8%	5.5359%	88	1.32	x	69.8%	63.6%
10.1%		-	11.0%		4	$176,694,662	26.2%	6.2519%	118	1.30	x	64.1%	55.7%
11.1%		-	12.0%		6	$67,532,193	10.0%	6.3757%	114	1.42	x	68.9%	60.8%
12.1%		-	14.0%		8	$171,673,074	25.5%	6.0526%	101	1.50	x	60.7%	49.7%
14.1%		-	20.0%		2	$18,901,994	2.8%	6.0752%	95	1.95	x	55.6%	48.8%
20.1%		-	21.0%		1	$24,933,544	3.7%	6.3000%	117	2.38	x	43.6%	37.4%
Total/Weighted Average					32	$673,920,599	100.0%	5.9828%	103	1.43	x	64.6%	56.3%
(1)
For each of the Trinity Centre Loan, the Poughkeepsie Galleria Loan, and the 1700 Market Street Loan, respectively, the numerical and statistical information related to loan-to-value ratios, debt yields and Cut-off Date Balances per Units, Rooms, Pads, Beds or NRA of each such mortgage loan includes the pari passu A-1 note (which note is included in the Trust) and the pari passu companion A-2 note (which note is not included in the Trust). For purposes of calculating debt service coverage ratios for each such mortgage loan, the annual debt service is based on the aggregate principal and interest payments due during the first 12 months after the expiration of the initial interest only period (or, in the case of the Poughkeepsie Galleria Loan, the Cut-off Date) on the pari passu A-1 note (which note is included in the trust) and the pari passu companion A-2 note (which note is not included in the trust).

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407. The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

UBSC 2011-C1 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS(1)

Distribution of Original Terms to Maturity
						Weighted Averages
Range of Original Terms to Maturity (months)			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
60	-	71	5	$163,784,541	24.3%	5.3975%	57	1.46x	67.0%	62.5%
72	-	120	27	$510,136,059	75.7%	6.1707%	118	1.42x	63.8%	54.3%
Total/Weighted Average			32	$673,920,599	100.0%	5.9828%	103	1.43x	64.6%	56.3%

Distribution of Remaining Terms to Maturity
						Weighted Averages
Range of Remaining Terms to Maturity (months)			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
55	-	71	5	$163,784,541	24.3%	5.3975%	57	1.46x	67.0%	62.5%
72	-	120	27	$510,136,059	75.7%	6.1707%	118	1.42x	63.8%	54.3%
Total/Weighted Average			32	$673,920,599	100.0%	5.9828%	103	1.43x	64.6%	56.3%

Amortization Type
				Weighted Averages
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
Amortizing Balloon	24	$418,106,099	62.0%	6.0608%	101	1.49x	63.9%	55.2%
Interest Only, then Amortizing	8	$255,814,500	38.0%	5.8553%	106	1.33x	65.6%	58.1%
Total/Weighted Average	32	$673,920,599	100.0%	5.9828%	103	1.43x	64.6%	56.3%

Distribution of Original Amortization Term
						Weighted Averages
Range of Original Amortization Term (months)			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
	240		1	$28,000,000	4.2%	6.4765%	120	1.29x	65.1%	49.0%
241	-	300	7	$134,337,328	19.9%	5.9904%	93	1.53x	60.6%	50.1%
301	-	360	24	$511,583,271	75.9%	5.9538%	105	1.41x	65.6%	58.3%
Total/Weighted Average			32	$673,920,599	100.0%	5.9828%	103	1.43x	64.6%	56.3%

Distribution of Remaining Amortization Term
						Weighted Averages
Range of Remaining Amortization Term (months)			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
	240		1	$28,000,000	4.2%	6.4765%	120	1.29x	65.1%	49.0%
241	-	300	7	$134,337,328	19.9%	5.9904%	93	1.53x	60.6%	50.1%
301	-	360	24	$511,583,271	75.9%	5.9538%	105	1.41x	65.6%	58.3%
Total/Weighted Average			32	$673,920,599	100.0%	5.9828%	103	1.43x	64.6%	56.3%

Loan Purpose
				Weighted Averages
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity
Refinance	26	$519,416,810	77.1%	6.0416%	104	1.45x	63.5%	54.9%
Acquisition	6	$154,503,789	22.9%	5.7851%	99	1.35x	68.2%	60.8%
Total/Weighted Average	32	$673,920,599	100.0%	5.9828%	103	1.43x	64.6%	56.3%
(1)
For each of the Trinity Centre Loan, the Poughkeepsie Galleria Loan, and the 1700 Market Street Loan, respectively, the numerical and statistical information related to loan-to-value ratios, debt yields and Cut-off Date Balances per Units, Rooms, Pads, Beds or NRA of each such mortgage loan includes the pari passu A-1 note (which note is included in the Trust) and the pari passu companion A-2 note (which note is not included in the Trust). For purposes of calculating debt service coverage ratios for each such mortgage loan, the annual debt service is based on the aggregate principal and interest payments due during the first 12 months after the expiration of the initial interest only period (or, in the case of the Poughkeepsie Galleria Loan, the Cut-off Date) on the pari passu A-1 note (which note is included in the trust) and the pari passu companion A-2 note (which note is not included in the trust).

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407. The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

UBSC 2011-C1 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS(1)

Ten Largest Mortgage Loans
Mortgage Loans	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance/SF/ Unit/Room	Cut-off Date LTV Ratio	U/W NCF DSCR	U/W NOI Debt Yield
Trinity Centre	UBSRES	New York, NY	Office	$72,000,000	10.7%	$178	59.3%	1.31x	10.5%
Poughkeepsie Galleria	UBSRES	Poughkeepsie, NY	Retail	$69,694,662	10.3%	$224	65.3%	1.29x	10.3%
Portofino at Biscayne	NREC	North Miami, FL	Multifamily	$55,759,107	8.3%	$64,239	74.0%	1.37x	9.7%
1700 Market Street	UBSRES	Philadelphia, PA	Office	$49,950,000	7.4%	$132	69.4%	1.38x	10.0%
333 North Bedford Road	NREC	Mount Kisco, NY	Industrial	$44,733,808	6.6%	$74	55.9%	1.57x	12.9%
One Montgomery Street	UBSRES	San Francisco, CA	Mixed Use	$31,550,000	4.7%	$416	65.7%	1.31x	9.4%
Sun Products Distribution Center	UBSRES	Bowling Green, KY	Industrial	$28,000,000	4.2%	$20	65.1%	1.29x	12.7%
Bethesda Health Medical Office	UBSRES	Boynton Beach, FL	Office	$26,300,000	3.9%	$206	69.2%	1.49x	11.7%
Marriott Buffalo Niagara	UBSRES	Amherst, NY	Hospitality	$24,933,544	3.7%	$70,038	43.6%	2.38x	21.0%
Doubletree Chattanooga	UBSRES	Chattanooga, TN	Hospitality	$22,798,343	3.4%	$122,572	69.1%	1.52x	12.8%
Total/Weighted Average				$425,719,464	63.2%		64.1%	1.43x	11.4%

Split Loan Summary(2)
	Pari Passu A-1 Note Trust Cut-off Date Balance	Pari Passu Companion A-2 Note Cut-off Date Balance
Mortgage Loans			Junior Mortgage Debt	Total Mortgage Debt Cut-off Date Balance	Mortgage Loan			Total Mortgage Debt
					U/W NCF DSCR	Cut-off Date LTV Ratio	U/W NOI Debt Yield	U/W NCF DSCR	Cut-off Date LTV Ratio	U/W NOI Debt Yield
Trinity Centre	$72,000,000	$88,000,000	$0	$160,000,000	1.31x	59.3%	10.5%	1.31x	59.3%	10.5%
Poughkeepsie Galleria	$69,694,662	$85,182,365	$0	$154,877,027	1.29x	65.3%	10.3%	1.29x	65.3%	10.3%
1700 Market Street	$49,950,000	$61,050,000	$0	$111,000,000	1.38x	69.4%	10.0%	1.38x	69.4%	10.0%

Existing Mezzanine Debt Summary
Mortgage Loans	Pari Passu A-1 Note Trust Cut-off Date Balance	Pari Passu Companion A-2 Note Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Total Debt Cut-off Date Balance	Mortgage Loan			Total Debt
					U/W NCF DSCR	Cut-off Date LTV Ratio	U/W NOI Debt Yield	UW/NCF DSCR	Cut-off Date LTV Ratio	U/W NOI Debt Yield
Trinity Centre	$72,000,000	$88,000,000	$25,000,000	$185,000,000	1.31x	59.3%	10.5%	1.04x	68.5%	9.1%
Poughkeepsie Galleria	$69,694,662	$85,182,365	$20,983,339	$175,860,367	1.29x	65.3%	10.3%	1.06x	74.2%	9.0%
1700 Market Street	$49,950,000	$61,050,000	$12,200,000	$123,200,000	1.38x	69.4%	10.0%	1.18x	77.0%	9.0%
Dunbar Village	$5,989,631	$0	$1,000,000	$6,989,631	1.48x	66.9%	11.8%	1.09x	78.1%	10.1%

Previous Securitization History (3)
Mortgage Loans	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Previous Securitization(4)
Trinity Centre	UBSRES	New York, NY	Office	$72,000,000	10.7%	BSCMS 2004-PWR3; MSC 2004-T13
Poughkeepsie Galleria	UBSRES	Poughkeepsie, NY	Retail	$69,694,662	10.3%	COMM 2007-FL14
Portofino at Biscayne	Natixis	North Miami, FL	Multifamily	$55,759,107	8.3%	PURE 2004-1X
1700 Market Street	UBSRES	Philadelphia, PA	Office	$49,950,000	7.4%	GCCFC 2005-GG3
One Montgomery Street	UBSRES	San Francisco, CA	Mixed Use	$31,550,000	4.7%	CSFB 2001-CKN5
Marriott Buffalo Niagara	UBSRES	Amherst, NY	Hospitality	$24,933,544	3.7%	CGCMT 2007-FL3
Doubletree Chattanooga	UBSRES	Chattanooga, TN	Hospitality	$22,798,343	3.4%	MSC 1998-HF2
560 Lincoln Road	UBSRES	Miami Beach, FL	Retail	$18,432,500	2.7%	LBUBS 2004-C4
Shops at Greenwood	UBSRES	Greenwood Village, CO	Retail	$17,800,000	2.6%	LBUBS 2005-C1
Tops Self Storage	UBSRES	Newbury Park, CA	Self Storage	$17,200,000	2.6%	MCFI 1996-MC1
Beta Center	UBSRES	Raleigh, NC	Office	$14,400,000	2.1%	GECMC 2004-C1; LBUBS 2006-C7
Summerfield Apartments	Natixis	Harvey, LA	Multifamily	$7,208,828	1.1%	GMACC 1999-C1
Northview Plaza	UBSRES	Dallas, TX	Retail	$7,192,554	1.1%	WBCMT 2005-C16
Preston Lloyd Shopping Center	UBSRES	Dallas, TX	Retail	$6,500,000	1.0%	LBUBS 2002-C1
StorQuest Oxnard	UBSRES	Oxnard, CA	Self Storage	$5,300,000	0.8%	CWCI 2006-C1
Countryside MHC	UBSRES	Newfane, NY	Manufactured Housing Community	$3,600,000	0.5%	JPMCC 2002-CIB4
Total				$424,319,537	63.0%
(1)
For each of the Trinity Centre Loan, the Poughkeepsie Galleria Loan, and the 1700 Market Street Loan, respectively, the numerical and statistical information related to loan-to-value ratios, debt yields and Cut-off Date Balances per Units, Rooms, Pads, Beds or NRA of each such mortgage loan includes the pari passu A-1 note (which note is included in the Trust) and the pari passu companion A-2 note (which note is not included in the Trust). For purposes of calculating debt service coverage ratios for each such mortgage loan, the annual debt service is based on the aggregate principal and interest payments due during the first 12 months after the expiration of the initial interest only period (or, in the case of the Poughkeepsie Galleria Loan, the Cut-off Date) on the pari passu A-1 note (which note is included in the trust) and the pari passu companion A-2 note (which note is not included in the trust).

(2)
The Trinity Centre Mortgage Loan is part of the Trinity Centre Mortgage Loan Combination, totaling $160.0 million, which was bifurcated into two pari passu loan components (Notes A-1 and A-2). The Poughkeepsie Galleria Mortgage Loan is part of the Poughkeepsie Galleria Mortgage Loan Combination, totaling $154.9 million, which was bifurcated into two pari passu loan components (Notes A-1 and A-2). The 1700 Market Street Mortgage Loan is part of the 1700 Market Street Mortgage Loan Combination, totaling $111.0 million, which was bifurcated into two pari passu loan components (Notes A-1 and A-2). In the case of each of the foregoing mortgage loan combinations, the related Note A-1 will be, but the related Note A-2 will not be, contributed to the UBSC 2011-C1 Trust.

(3)
The previously securitized mortgage loans referred to in the table above were loans secured by substantially the same properties that secure the mortgage loans included in this transaction. The performance of any of the mortgage loans listed above in a prior securitization may not be indicative of the performance of any of the mortgage loans included in this transaction. In addition, in certain cases, the borrower entity and/or the loan sponsor may have changed. Payment history of a prior mortgage loan may or may not be useful in predicting the performance of any mortgage loan in this transaction.

(4)	A prior loan (or portion thereof) secured by substantially the same mortgaged property or properties was included in the indicated securitization transaction(s).

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407. The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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111-115 Broadway New York, NY 10006	Collateral Asset Summary Trinity Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$72,000,000 59.3% 1.31x 10.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

111-115 Broadway New York, NY 10006	Collateral Asset Summary Trinity Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$72,000,000 59.3% 1.31x 10.5%

Mortgage Loan Information(1)			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Office – CBD
Sponsor:	Richard Cohen; Gary Darman		Collateral:	Fee Simple
Borrower:	Trinity Centre LLC		Location:	New York, NY
Original Balance:	$72,000,000		Year Built / Renovated:	1905, 1907 / 2001
Cut-off Date Balance:	$72,000,000		Total Sq. Ft.:	900,744
% by Initial UPB:	10.7%		Property Management:	Capital Properties NY LLC
Interest Rate:	5.8975%		Underwritten NOI:	$16,857,263
Payment Date:	6th of each month		Underwritten NCF:	$15,280,961
First Payment Date:	October 6, 2011		Appraised Value:	$270,000,000
Maturity Date:	September 6, 2021		Appraisal Date:	August 1, 2011
Amortization:	Interest only for 24 months;
	336 months thereafter		Historical NOI
Additional Debt(1)(2):	$88,000,000 pari passu Note A-2;		Most Recent NOI:	$15,707,079 (T-12 7/31/2011)
	$18,000,000 Senior Mezzanine Loan;		2nd Most Recent NOI:	$15,499,360 (December 31, 2010)
	$7,000,000 Junior Mezzanine Loan		3rd Most Recent NOI:	$16,413,350 (December 31, 2009)
Call Protection(3):	L(27), D(89), O(4)
Lockbox / Cash Management:	Hard / In Place		Historical Occupancy(8)
			Most Recent Occupancy:	84.5% (August 1, 2011)
Reserves(4)			2nd Most Recent Occupancy:	87.2% (December 31, 2010)
	Initial	Monthly	3rd Most Recent Occupancy:	91.0% (December 31, 2009)
Taxes:	$1,091,331	$363,777	4th Most Recent Occupancy:	92.6% (December 31, 2008)
Insurance:	$0	$29,017	5th Most Recent Occupancy:	91.7% (December 31, 2007)
Replacement:	$0	$18,766	6th Most Recent Occupancy:	81.1% (December 31, 2006)
TI/LC:	$2,000,000	100% of Excess	Historical Annual Rent Per Sq. Ft.(8)
		Cash Flow	Most Recent Rent Per Sq. Ft.:	$36.68 (T-12 July 31, 2011)
Required Repairs:	$70,153	$0	2nd Most Recent Rent Per Sq. Ft.:	$36.53 (December 31, 2010)
Rent Abatement Reserve:	$2,539,062	$0	3rd Most Recent Rent Per Sq. Ft.:	$35.14 (December 31, 2009)
Port Authority Rollover Funds:	$0	Springing	4th Most Recent Rent Per Sq. Ft.:	$32.04 (December 31, 2008)
Local Law 11 Reserve:	$2,000,000	$0	(1)
The Trinity Centre Mortgage Loan is part of the Trinity Centre Loan Combination, totaling $160.0 million, which was bifurcated into two pari passu loan components (Notes A-1 and A-2). The Trinity Centre Loan, but not the related pari passu Note A-2, will be contributed to the UBSC 2011-C1 Trust.

Financial Information
	Mortgage Loan(5)	Total Debt(6)
Cut-off Date Balance / Sq. Ft.:	$178	$205	(2)	See “Current Mezzanine or Subordinate Indebtedness” herein.
Balloon Balance / Sq. Ft.:	$154	$181	(3)
The lockout period shall be at least 27 payment dates beginning with and including the first payment date of October 6, 2011 for the Trinity Centre Loan Combination. Defeasance shall be permitted on the date that is the earlier of (i) the third anniversary of the first payment date and (ii) two years after the closing date for the securitization in which is included the last portion of the Trinity Centre Loan Combination that is deposited into a REMIC trust.

Cut-off Date LTV:	59.3%	68.5%
Balloon LTV:	51.3%	60.5%
Underwritten NOI DSCR(7):	1.44x	1.15x
Underwritten NCF DSCR(7):	1.31x	1.04x
Underwritten NOI Debt Yield:	10.5%	9.1%
Underwritten NCF Debt Yield:	9.6%	8.3%	(4)	See “Initial Reserves” and “Ongoing Reserves” herein.
			(5)
Throughout this free writing prospectus, unless otherwise stated, the numerical and statistical information related to the loan-to-value ratios, debt yields, and balances per sq. ft. includes the pari passu A-1 note (which note is included in the Trust) and the pari passu companion A-2 note (which note is not included in the Trust). For purposes of calculating debt service coverage ratios, the annual debt service is based on the aggregate principal and interest payments due during the first 12 months after the expiration of the initial interest only period on the pari passu A-1 note (which note is included in the Trust) and the pari passu companion A-2 note (which note is not included in the Trust).

			(6)
Total Debt includes the senior mezzanine and junior mezzanine loans described under “Current Mezzanine or Subordinate Indebtedness” herein. The mezzanine loans have 11.1500% and 13.5000% per annum interest rates, respectively.

			(7)
As of the cut-off date, and during the initial interest only period, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.76x and 1.60x, respectively. With respect to Total Debt, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.34x and 1.22x, respectively.

			(8)	Historical Occupancy and Historical Annual Rent Per Sq. Ft. shown in the table above is based on historical rent rolls and occupancy percentages provided by the related borrower.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407. The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

111-115 Broadway New York, NY 10006	Collateral Asset Summary Trinity Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$72,000,000 59.3% 1.31x 10.5%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(2) (3)	% of Total Annual U/W Base Rent(2) (3)	Lease Expiration
Port Authority of New York and New Jersey(4)	NR/Aa2/NR	157,203	17.5%	$37.40	20.1%	12/31/2016
Stern & Montana LLP	NR/NR/NR	35,126	3.9	$28.36	3.4	7/31/2014
Buckley Broadcasting WOR LLC	NR/NR/NR	22,152	2.5	$27.00	2.0	8/31/2019
New York University(5)	NR/Aa3/NR	22,152	2.5	$41.94	3.2	11/30/2022
Chamberlain Communications(6)	NR/NR/NR	21,893	2.4	$43.72	3.3	12/31/2017
Subtotal / Wtd. Avg.		258,526	28.7%	$36.21	32.1%

Other	Various	524,897	58.3%	$37.77	67.9%	Various
Vacant	NAP	139,214	15.5	NAP	NAP	NAP
Total / Wtd. Avg.		900,744	100.0%	$38.33	100.0%
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)
U/W Base Rent Per Sq. Ft. and % of Total Annual Base Rent include contractual rent steps through October 2012, but do not include average rent for New York University, which amount is included in the underwritten net cash flow.

(3)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft. and exclude any gross up of vacant space.

(4)
Port Authority of New York and New Jersey leases multiple spaces at the Trinity Centre Property, with 19,575 sq. ft. expiring March 31, 2012, 61,180 sq. ft. expiring July 31, 2015, and 76,448 sq. ft. expiring December 31, 2016. Port Authority of New York and New Jersey has the following termination options: (i) with respect to the 76,448 sq. ft. expiring December 31, 2016 (located on the 4th, 6th, 7th, and 10th floors of the 115 Broadway building), the tenant may terminate the lease on December 31, 2014 or December 31, 2015 with one year notice; (ii) with respect to the 61,180 sq. ft. expiring July 31, 2015 (located on the 8th, 9th, and 19th floors of the 115 Broadway building), the tenant may terminate the lease for either the 8th (20,335 sq. ft.) or 9th (20,349 sq. ft.) floor space (but not both) on October 31, 2013 with one year notice and payment of a $173,720 fee, and may terminate either the lease for the 8th or 9th floor space (only if the previous termination option for the other of the 8th or 9th floor was exercised) or the lease for the 19th floor space (only if the previous termination option for the 8th or 9th floor space was not exercised), on July 31, 2014 with one year notice and payment of a $103,035 fee.

(5)	New York University has one, five-year extension option.
(6)	Chamberlain Communications has one, five-year extension option.

Lease Rollover Schedule
Year(1)	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(2) (3)	% U/W Base Rent Rolling(2) (3)	Cumulative % of U/W Base Rent(2) (3)
MTM	5	5	0.0%	5	0.0%	$220.01	0.0%	0.0%
2011	5	13,175	1.5	13,180	1.5%	$26.85	1.2	1.2%
2012	13	56,186	6.2	69,366	7.7%	$40.15	7.7	8.9%
2013	14	64,174	7.1	133,540	14.8%	$37.19	8.2	17.1%
2014	7	67,058	7.4	200,598	22.3%	$36.29	8.3	25.5%
2015	20	130,068	14.4	330,666	36.7%	$44.76	19.9	45.4%
2016	21	138,937	15.4	469,603	52.1%	$30.87	14.7	60.1%
2017	22	116,541	12.9	586,144	65.1%	$38.64	15.4	75.5%
2018	9	35,231	3.9	621,375	69.0%	$44.53	5.4	80.9%
2019	6	51,692	5.7	673,067	74.7%	$33.64	6.0	86.9%
2020	8	34,014	3.8	707,081	78.5%	$31.91	3.7	90.6%
2021	2	12,489	1.4	719,570	79.9%	$57.33	2.5	93.0%
Thereafter	10	41,960	4.7	761,530	84.5%	$48.45	7.0	100.0%
Vacant	NAP	139,214	15.5	900,744	100.0%	NAP	NAP
Total / Wtd. Avg.	142	900,744	100.0%			$38.33	100.0%
(1)
Port Authority of New York and New Jersey leases multiple spaces at the Trinity Centre Property, with 19,575 sq. ft. expiring March 31, 2012, 61,180 sq. ft. expiring July 31, 2015, and 76,448 sq. ft. expiring December 31, 2016. The tenant has various early termination options as described above in footnote 3 of the Tenant Summary table.

(2)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through October 2012, but do not include average rent for New York University, which amount is included in the underwritten net cash flow.

(3)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft. and exclude any gross up of vacant space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407. The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

111-115 Broadway New York, NY 10006	Collateral Asset Summary Trinity Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$72,000,000 59.3% 1.31x 10.5%

The Loan.    The Trinity Centre loan combination (the “Trinity Centre Loan Combination”) is a $160.0 million fixed rate loan secured by the borrower’s fee simple interest in a 900,744 square foot Class B, CBD office property located at 111 and 115 Broadway in New York, New York (the “Trinity Centre Property”).  The $160.0 million first mortgage loan has a 10-year term, an initial interest-only period of 24 months and amortizes on a 28-year schedule thereafter.  The Trinity Centre Loan Combination accrues interest at a fixed rate equal to 5.8975%.  The Trinity Centre Loan Combination was bifurcated into two pari passu loan components (Note A-1 in the original amount of $72.0 million and Note A-2 in the original amount of $88.0 million). The Trinity Centre Note A-1 (the “Trinity Centre Loan”), but not the related pari passu Note A-2, will be contributed to the UBSC 2011-C1 Trust.  Loan proceeds, with an additional $25.0 million in mezzanine financing (see “Current Mezzanine or Subordinate Indebtedness” herein) were used to retire approximately $177.0 million of existing debt, fund upfront reserves totaling approximately $7.7 million, and pay closing costs of approximately $3.0 million.  Based on the “as-is” appraised value of $270.0 million as of August 1, 2011, the cut-off date LTV is 59.3%.  The most recent prior financing of the Trinity Centre Property was included in the MSC 2004-T13 and BSCMS 2004-PWR3 securitizations.

The Borrower / Sponsor.    The borrower, Trinity Centre LLC (the “Borrower”), is single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  Richard Cohen and Gary Darman, the non-recourse carveout guarantors for the Trinity Centre Loan Combination (collectively, the “Sponsors”) and their related entities have direct or indirect ownership of a majority of the equity interests in the Borrower.

Richard Cohen is the CEO and founder of Capital Properties, a privately owned real estate investment, development and management firm.  Capital Properties’ ongoing and completed projects include premier residential, hotel and commercial properties in major markets such as Boston, New York and Washington, D.C.  Since its inception in 1997, the company has developed, acquired and managed more than 17,000 apartment units and eight million sq. ft. of office space.

Gary Darman has an extensive real estate development and operating background with over 40 years of experience. In 1998, Mr. Darman formed Saxon Partners to develop residential and commercial properties in the greater Boston area.  In addition, Mr. Darman serves as the general partner of his family’s investment company, which has been a joint venture partner with many of the top Boston real estate firms in a large portfolio of apartment, office and retail properties.  Mr. Darman previously served on the board of directors of the Mirage Resorts, Inc., a leading hotel and casino company.  As of year end 2010, Mr. Darman had $19.9 million of contingent liabilities consisting of personal guaranties on nine different loans.  A review of Mr. Darman’s financial statements reveals a 90% interest in Gary Darman Company, which in turn owns between 90-100% of four retail and multifamily properties in the greater Boston area.  These properties carry a market value of approximately $111,290,000 with an equity value of approximately $31,277,215 after outstanding debt.

The Property.     The Trinity Centre Property consists of two adjacent, multi-tenanted, architecturally significant pre-war office buildings with street level retail that encompass 900,744 sq. ft. of NRA.  The Trinity Centre Property is situated at 111 and 115 Broadway in the core of the Financial West submarket of Downtown Manhattan, adjacent to Trinity Church and within three blocks of Wall Street and the New York and American Stock Exchanges.  The location of the Trinity Centre Property provides access to primary office locations of major banks, media companies, law firms, insurance companies, public agencies, City Hall and the new World Trade Center currently under development. The Trinity Centre Property has direct subway access to the Lexington Avenue express trains and is situated less than two blocks from the new Santiago Calatrava-designed World Trade Center Transit Hub, providing connectivity between PATH trains; 1, 2, 3, 4, 5, A, C, E, J, N, R, W, and Z subway lines; the World Financial Center, Hudson River ferries and the new Fulton Street Transit Center. The Trinity Centre Property was first constructed in 1905 (111 Broadway) and 1907 (115 Broadway) and is connected by a steel footbridge.  The detailed buildings were designed by Francis Hatch Kimball, a prominent New York City-based architect, with Gothic details to harmonize with the neighboring Trinity Church to the south, with a limestone façade detailed with towers, gables and fanciful carved ornaments.  The buildings are designated as New York City landmarks, having been comprehensively restored with electrical, mechanical and telecommunications systems that meet 21st century standards.

The Borrower purchased the Trinity Centre Property in December of 2000 for approximately $128.5 million.  Since acquisition, the Borrower has contributed in excess of $23.7 million in capital improvements, including elevator modernization, lobby and common area renovations, and window replacements. The Borrower’s all-in cash basis totals approximately $154.5 million.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

111-115 Broadway New York, NY 10006	Collateral Asset Summary Trinity Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$72,000,000 59.3% 1.31x 10.5%

Major Tenants.    The Trinity Centre Property is currently 84.5% leased as of August 1, 2011 with three of the top ten tenants (21.8% of GLA) having investment grade credit ratings – Port Authority of New York and New Jersey (17.5% of GLA, rated NR/Aa2/NR by Fitch/Moody’s/S&P), New York University (2.5% of GLA, rated NR/Aa3/NR by Fitch/Moody’s/S&P), and Consolidated Edison (1.8% of GLA, rated BBB+/Baa1/A- by Fitch/Moody’s/S&P).

The Port Authority of New York and New Jersey (157,203 sq. ft., 17.5% of GLA, 20.1% of underwritten occupied base rent):  Established in 1921, the Port Authority of New York and New Jersey conceives, builds, operates, and maintains infrastructure critical to the New York/New Jersey region’s trade and transportation network.  Its area of jurisdiction is called the Port District, a region with a radius of approximately 25 miles of the Statue of Liberty.  The Port Authority of New York and New Jersey currently leases 157,203 sq. ft. of office space at 115 Broadway.  The original lease for 76,448 sq. ft. had a rent commencement date in December 2006 and was for an original term of three years and three months, expiring in March 2010.  The tenant took an additional 61,180 sq. ft. of space per an amendment dated November 2007, with a lease expiration date of July 2015.  In November 2010, Phoenix Construction assigned a 19,575 sq. ft. lease to the tenant with a lease expiration of March 2012.  In October 2011, the tenant extended the original lease for 76,448 sq. ft. through December 2016.   The Port Authority of New York and New Jersey is rated NR/Aa2/NR by Fitch/Moody’s/S&P.

Stern & Montana LLP (35,126 sq. ft., 3.9% of GLA, 3.4% of underwritten occupied base rent): Stern & Montana LLP is a law firm specializing in legal and advisory services designed to minimize the impact of fraud on the insurance industry.  Founded by attorneys Bob Stern and Richard Montana, the majority of the firm’s clients are insurance companies looking to investigate insurance fraud, initiate civil law suits to recover compensatory damages and prosecute health insurance fraud. Stern & Montana LLP operates in both New York and Florida.  The tenant occupies the entire 20th and 21st floor of the 115 Broadway building under a lease that commenced in 2003 and expires in July 2014.  The current rent ranges from $11.40 - $34.14 per sq. ft. and will expire at a range of $12.10 - $36.23 per sq. ft.

Buckley Broadcasting WOR LLC (22,152 sq. ft., 2.5% of GLA, 2.0% of underwritten occupied base rent): Buckley Broadcasting WOR LLC (“Buckley Broadcasting”) owns and operates 20 radio stations in New York, Connecticut and California. It operates as an independent syndicated programming provider network.  The company’s radio stations offer news/talk, oldies, classic hits, rhythmic, adult contemporary, adult standards, hip hop, country, and classic rock programs. Buckley Broadcasting was founded in 1956 and is based in Greenwich, Connecticut.  The tenant occupies the entire third floor of the 111 Broadway building under a lease which commenced in 2004 and expires in August 2019. The current rent is $27.00  per sq. ft. and will increase to $29.00  per sq. ft. commencing in August 2014 and continuing until expiration.

New York University (22,152 sq. ft., 2.5% of GLA, 3.2% of underwritten occupied base rent exclusive of the additional average rent underwritten): New York University (“NYU”) is a private, nonprofit university based in New York City. With over 43,000 active students and 400,000 alumni, NYU is the largest private university in the country.  Founded in 1831, NYU is regularly ranked as one of the top academic institutions in the world. NYU occupies properties all over New York City with the majority being in the area surrounding Washington Square Park.  The subject property is occupied by the NYU Langone Trinity Centre, a medical center staffed with full-time members of NYU School of Medicine. Services range from Facial Plastic Surgery to Pulmonary Care.  The tenant occupies the entire second floor of the 111 Broadway building under a lease that commenced in 2007 and expires in November 2022. The current rent is $37.90 per sq. ft. and will expire at $58.45 per sq. ft. New York University is rated NR/Aa3/NR by Fitch/Moody’s/S&P.

Chamberlain Communications (21,893 sq. ft., 2.4% of GLA, 3.3% of underwritten occupied base rent): Chamberlain Communications LLC provides public relations services for pharmaceutical companies, medical specialty societies, and foundations in North America and Europe. It offers brand communications, issues and crisis management, media relations, content development, and grassroots programming services.  The company also creates positive agendas that drive understanding, optimism, and meaning for healthcare professionals. It serves brands and organizations involved in social issues, including mental health, cancer, cardiovascular health, and infectious diseases, as well as third-party organizations focusing on cause-related programming. The company was founded in 1993 and is based in New York City.  The tenant occupies the entire 19th floor of 111 Broadway under a lease that commenced in 2007 and expires in December 2017. The current rent is $42.76 per sq. ft. and is scheduled to expire at $53.24 per sq. ft.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

111-115 Broadway New York, NY 10006	Collateral Asset Summary Trinity Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$72,000,000 59.3% 1.31x 10.5%

The Market.    The Trinity Centre Property is situated in the Financial West subdistrict of Downtown Manhattan on Broadway between Pine Street and Cedar Street.  According to the appraisal, the Financial West District is the smallest office market in Downtown Manhattan and has traditionally been the beneficiary of overflow demand for office space in the Financial East and World Financial Districts.  The Trinity Centre Property is considered to be Class B, and as such, serves a relevant purpose as a lower cost provider of space at a competitive price point for smaller tenants, in addition to ancillary needs expected to arise from the tenancy that will move into new World Trade Center developments.

Statistics as of the second quarter of 2011 for Class B office space in the market and submarket are shown below.

Category	Downtown	Financial West
Existing Supply (Sq. Ft.)	28,191,580	3,962,787
Average Vacant	8.9%	18.7%
Average Rent Per Sq. Ft.	$34.94	$33.56
Source: Appraisal.

As shown above, the average occupancy for the Financial West submarket is lower than the overall Downtown market area.  The average Class B asking rental rate in the Financial West district was $33.56 per sq. ft. as of the second quarter of 2011, below the Downtown Class B average of $34.94 per sq. ft.  Overall the average asking rents for the submarket are in line with the Downtown market average.  According to the appraisal, the effect of new construction and new competition on the Trinity Centre Property is negligible, as reflected in the fact that very little new construction of Class B office buildings is currently underway in Downtown Manhattan.

The Trinity Centre Property appraisal notes 29 office buildings within the Financial West submarket, as well as the surrounding Insurance, Financial East and World Trade sub districts are considered to be competitive with the Trinity Centre Property.  The buildings that are competitive with the Trinity Centre Property contain a total net rentable area of 15,113,365 sq. ft. The average overall direct occupancy rate for these buildings is 86.7%, compared to 91.1% for Class B office buildings in the Downtown market as a whole. The minimum asking rent for the 29 buildings that are competitive with the Trinity Centre Property is $19.00 per sq. ft. and the average maximum asking rent is $55.00 per sq. ft.

Of the 29 buildings presented, eight are considered directly competitive with the Trinity Centre Property in terms of building classification, asking rents, rentable office area, and current occupancy.  The average direct occupancy rate for these eight directly competitive buildings is 85.6% for direct space and 83.1% when including sublease space. This compares with an average direct occupancy rate of 86.7% for all of the buildings competitive with the Trinity Centre Property and 91.1% for Class B office buildings in the Downtown market as a whole.

Trinity Centre Property Recent Leases
Tenant	Sq. Ft.	Net Base Rent Per Sq. Ft.	Lease Term (Months)	Lease Start	Lease Expiration
Tishman Turner JV	5,102	$30.00	59	3/2011	1/2016
Liro Architects & Planners	3,554	$29.00	70	8/2011	5/2017
Eris Exchange LLC	3,043	$33.00	60	5/2011	5/2016
Triad Securities Corp.	5,108	$30.00	96	6/2011	5/2019
SLS Property LLC	2,167	$30.79	90	9/2011	2/2019
Virginia And Ambinder LLP	1,670	$32.31	54	4/2011	9/2015
Surplus Capital LLC	2,046	$34.00	63	5/2011	7/2016
Lymphoma Research Foundation	1,000	$32.00	75	5/2011	7/2017
NRC (NY) LLC	2,018	$36.02	72	7/2011	6/2017
Royal 1 WTC Management LLC	6,650	$34.00	60	8/2011	7/2016
SNL Financial LC	3,350	$33.00	80	4/2011	12/2017
Enlace New York Inc.	3,432	$32.00	63	3/2011	6/2016
W&W Steel LLC	2,684	$32.00	25	1/2011	1/2013
Total / Wtd. Avg.	41,824	$31.97	67
Source: Rent Roll dated August 1, 2011.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

111-115 Broadway New York, NY 10006	Collateral Asset Summary Trinity Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$72,000,000 59.3% 1.31x 10.5%

The table below shows the vacancy rate and asking rents of the Trinity Centre Property in comparison to direct competitors in the Financial West submarket.

Summary of Comparable Office Properties(1)
Building	Year Built	Size	% Leased	Asking Rate (Net)	Class
Trinity Centre	1905/1907	900,744	84.5%	$35.00	B
50 Broadway	1927	270,000	94.6%	$32.00 - $35.00	B
61 Broadway	1916	548,155	81.0%	$33.00 - $40.00	B
65 Broadway	1917	300,000	76.7%	$31.00 - $34.00	B
100 Broadway	1922	304,538	72.4%	$37.00 - $38.00	B
60 Broad Street	1962	1,014,041	100.0%	N/A	B
75 Broad Street	1928	650,000	92.6%	$29.00 - $34.00	B
80 Broad Street	1931	352,000	55.1%	$29.00 - $36.00	B
44 Wall Street	1926	265,780	78.9%	$34.00 - $35.00	B
Total / Wtd. Avg.(2)		3,704,514	85.6%	$29.00 - $40.00
(1) (2)	Source: Appraisal. Total / Wtd. Avg. excludes the Trinity Centre Property.

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2009	12/31/2010	T-12 7/31/2011	U/W	U/W Per Sq. Ft.
Base Rent(1)	$32,389,956	$32,910,817	$33,051,000	$28,511,557	$31.65
Value of Vacant Space / (concessions) (2)	(384,958)	(783,150)	(867,544)	5,232,495	5.81
Rent Steps(3)	0	0	0	586,104	0.65
Straight-Line Rent(4)	0	0	0	220,265	0.24
Gross Potential Rent	$32,004,998	$32,127,667	$32,183,456	$34,550,421	$38.36
Total Recoveries	3,380,587	3,547,372	3,558,183	3,622,531	4.02
Total Other Income	413,021	271,179	303,215	319,715	0.35
Less: Vacancy	(3,027,189)	(4,132,710)	(4,033,851)	(5,232,495)	(5.81)
Effective Gross Income	$32,771,417	$31,813,508	$32,011,003	$33,260,173	$36.93
Total Operating Expenses	16,358,067	16,314,148	16,303,924	16,402,910	18.21
Net Operating Income	$16,413,350	$15,499,360	$15,707,079	$16,857,263	$18.71
TI/LC	562,077	674,578	936,897	1,351,116	1.50
Capital Expenditures	0	0	0	225,186	0.25
Net Cash Flow	$15,851,273	$14,824,782	$14,770,182	$15,280,961	$16.96
(1) (2) (3)
U/W Base Rent is based on the rent roll dated August 1, 2011.
U/W Vacancy is based on actual economic vacancy as of the rent roll dated August 1, 2011, and is equal to 13.7% of Gross Potential Rent.
U/W Rent Steps includes contractual rent increases through October 2012

(4)
U/W Straight-Line Rent was calculated as the amount by which average contractual rent for New York University (rated NR/Aa3/NR by Fitch/Moody’s/S&P) over the term of the Trinity Centre Loan exceeds the current base rent amount.

Property Management.     The Trinity Centre Property is managed by Capital Properties NY LLC, a borrower affiliate.

Lockbox / Cash Management.    The Trinity Centre Loan is structured with a hard lockbox and in place cash management.  All excess cash will be swept into a lender controlled account upon the occurrence of one of the following events: (i) an event of default by the borrower, (ii) the occurrence of certain bankruptcy events relating to the borrower, guarantor or property manager, or (iii) the DSCR falls below 1.05x. If an event of default exists under a mezzanine loan during a period when cash is not swept under the Trinity Centre Loan, excess cash shall be transferred to the mezzanine lender under the applicable mezzanine loan to be held and applied in accordance with the terms of the applicable mezzanine loan documents.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

111-115 Broadway New York, NY 10006	Collateral Asset Summary Trinity Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$72,000,000 59.3% 1.31x 10.5%

Initial Reserves.     At closing, the Borrower deposited (i) $1,091,331 into the tax reserve account, (ii) $2,000,000 into an upfront TI/LC reserve account in respect of tenant improvements and leasing commissions for space other than space currently leased to the Port Authority of New York and New Jersey, (iii) $2,000,000 into a Local Law 11 reserve account for certain repairs to the building façade including repointing and stone repairs as required under applicable law identified in the loan documents, (iv) $2,539,062 into a reserve account for certain outstanding rent abatements identified in the loan documents, over $1.7 million of which is due to abatements related to the Port Authority renewal, and (v) $70,153 into a required repairs reserve account.

Ongoing Reserves.    On a monthly basis, the Borrower is currently required to deposit reserves of (i) $363,777 into a tax reserve account, (ii) $29,017, or 1/12 of the portion of the annual premium of the Borrower’s blanket insurance policy that is allocable to the Trinity Centre Property, (iii) $18,766 into the capital expenditure/replacement reserve account, (iv) for the first two years of the Trinity Centre Loan term, 100% of all excess cash flow (not subject to an annual cap), (v) from and after the 24th monthly payment date and until such time as both the TI/LC reserve and the Port Authority rollover reserve cap amounts identified in the following sentence have been met, 100% of all excess cash flow until an annual amount of $1,500,000 has been deposited, and for the balance of such annual period 75% of all excess cash flow, and (vi) $112,115 into a TI/LC reserve account after such time at which both the TI/LC reserve and the Port Authority rollover reserve cap amounts identified in the following sentence have been met.  The excess cash flow identified in (iv) and (v) above is required to be deposited (A) first into the TI/LC reserve account until an aggregate amount of $5,700,000 has been deposited into such account, then (B) into the Port Authority rollover account until an aggregate amount of $10,300,000 has been deposited into such reserve account.

Current Mezzanine or Subordinate Indebtedness.      In conjunction with the Trinity Centre Loan Combination, CreXus S Holdings LLC provided an $18,000,000 senior mezzanine loan, and Brickman Trinity Center, LLC provided a $7,000,000 junior mezzanine loan. The Trinity Centre Loan Combination and each mezzanine loan were funded separately.  The senior mezzanine loan requires payments of interest only at a rate of 11.1500% and the junior mezzanine loan requires payments of interest only at a rate of 13.5000%.  Both the senior mezzanine loan and the junior mezzanine loan are co-terminus with the Trinity Centre Loan.

Future Mezzanine or Subordinate Indebtedness Permitted.     None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

111-115 Broadway New York, NY 10006	Collateral Asset Summary Trinity Centre	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$72,000,000 59.3% 1.31x 10.5%

Trinity Centre
111-115 Broadway
New York, NY 10006
Manhattan
Hudson River
East River
Brooklyn
FDR Drive
Brooklyn Bridge
Financial District
Battery Park City
Battery Park
Tribeca
SoHo
Nolita
Little Italy
Chinatown
Pace University
City Hall Park
Trinity Church
St. John's University-Manhattan
78
478
278
9A
New York City
Queens
Hoboken
Jersey City

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,694,662 65.3% 1.29x 10.3%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407. The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,694,662 65.3% 1.29x 10.3%

Mortgage Loan Information(1)			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail – Regional Mall
Sponsor:	Poughkeepsie Galleria Company		Collateral:	Fee Simple
Borrower:	Poughkeepsie Galleria LLC		Location:	Poughkeepsie, NY
Original Balance:	$69,750,000		Year Built / Renovated:	1987 / NAP
Cut-off Date Balance:	$69,694,662		Total Sq. Ft.:	691,325
% by Initial UPB:	10.3%		Property Management:	Pyramid Management Group, LLC
Interest Rate:	6.6115%		Underwritten NOI:	$15,877,259
Payment Date:	6th of each month		Underwritten NCF:	$15,145,398
First Payment Date:	December 6, 2011		Appraised Value:	$237,000,000
Maturity Date:	November 6, 2021		Appraisal Date:	October 17, 2011
Amortization(2):	360 months		Historical NOI
Additional Debt(1)(3):	$85,182,365 pari passu Note A-2;		Most Recent NOI:	$14,663,123 (T-12 8/31/2011)
	$20,983,339 Mezzanine Loan		2nd Most Recent NOI:	$15,023,161 (December 31, 2010)
Call Protection(4):	L(25), D(91), O(4)		3rd Most Recent NOI:	$15,315,920 (December 31, 2009)
Lockbox / Cash Management:	Hard / In Place		Historical Occupancy(8)
			Most Recent Occupancy:	92.9% (October 1, 2011)
Reserves(5)			2nd Most Recent Occupancy:	93.7% (December 31, 2010)
	Initial	Monthly	3rd Most Recent Occupancy:	94.1% (December 31, 2009)
Taxes:	$1,281,975	$320,494	4th Most Recent Occupancy:	94.7% (December 31, 2008)
Insurance:	$51,439	$17,146	5th Most Recent Occupancy:	NAV
Replacement:	$0	$11,522	Historical Annual Rent Per Sq. Ft.(9)
TI/LC:	$2,000,000	Springing	Most Recent Rent Per Sq. Ft.:	$25.17 (T-12 August 31, 2011)
JCPenney Rollover:	$0	Springing	2nd Most Recent Rent Per Sq. Ft.:	$26.61 (December 31, 2010)
			3rd Most Recent Rent Per Sq. Ft.:	$25.10 (December 31, 2009)
Financial Information			4th Most Recent Rent Per Sq. Ft.:	$24.78 (December 31, 2008)
	Mortgage Loan(6)	Total Debt(7)	(1)
The Poughkeepsie Galleria Loan is part of the Poughkeepsie Galleria Loan Combination, totaling $155.0 million, which was bifurcated into two pari passu loan components (Notes A-1 and A-2). The Poughkeepsie Galleria Loan, but not the related pari passu Note A-2, will be contributed to the UBSC 2011-C1 Trust.

Cut-off Date Balance / Sq. Ft.:	$224	$254
Balloon Balance / Sq. Ft.:	$196	$223
Cut-off Date LTV:	65.3%	74.2%
Balloon LTV:	57.3%	65.1%	(2)	For total debt of $176.0 million. Principal is split pro rata between the pari passu A-1 note, the pari passu A-2 note and the mezzanine loan described herein.
Underwritten NOI DSCR:	1.36x	1.11x
Underwritten NCF DSCR:	1.29x	1.06x	(3) (4)
See “Current Mezzanine or Subordinate Indebtedness” herein.
The lockout period shall be at least 25 payment dates beginning with and including the first payment date of December 6, 2011 for the Poughkeepsie Galleria Loan Combination. Defeasance shall be permitted on the date that is the earlier of (i) the third anniversary of the loan closing date and (ii) two years after the closing date for the securitization in which is included the last portion of the Poughkeepsie Galleria Loan Combination that is deposited into a REMIC trust.

Underwritten NOI Debt Yield:	10.3%	9.0%
Underwritten NCF Debt Yield:	9.8%	8.6%

			(5)	See “Initial Reserves” and “Ongoing Reserves” herein.
			(6)
Throughout this free writing prospectus, unless otherwise stated, the numerical and statistical information related to the loan-to-value ratios, debt yields, and balances per sq. ft. includes the pari passu A-1 note (which note is included in the Trust) and the pari passu companion A-2 note (which note is not included in the Trust). For purposes of calculating debt service coverage ratios, the annual debt service is based on the aggregate principal and interest payments due during the first 12 months after the cut-off date on the pari passu A-1 note (which note is included in the Trust) and the pari passu companion A-2 note (which note is not included in the Trust).

			(7)
Total Debt includes the mezzanine loan described under “Current Mezzanine or Subordinate Indebtedness” herein. The mezzanine loan has an interest rate of 11.2500% and is coterminous with the Poughkeepsie Galleria Loan.

			(8)	Historical Occupancy shown in the table above is based on historical operating statements and occupancy percentages provided by the Borrower, inclusive of anchor-owned space.
			(9)
Historical Annual Rent Per Sq. Ft. shown in the table above is based on historical operating statements and occupancy percentages provided by the Borrower for leasable area that is collateral for the Poughkeepsie Galleria Loan Combination.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407. The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,694,662 65.3% 1.29x 10.3%

Anchor and Major Tenant Summary
Non-Collateral Anchor Tenants	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Sq. Ft.(2)	U/W Annual Base Rent Per Sq. Ft.(3)	% of Owned U/W Base Rent(3)(4)	Lease Expiration	T-12 8/31/2011 Total Sales (000s)	Sales Per Sq. Ft.(5)	Occupancy Cost (% of Sales)(5)(6)
Macy’s	BBB-/Ba1/BBB-	161,789	13.4%	NAP	NAP	NAP	$45,900	$284	NAP
Sears	B/Ba3/B	144,944	12.0%	NAP	NAP	NAP	$27,000	$186	NAP
Target	A-/A2/A+	126,000	10.4%	NAP	NAP	NAP	$41,000	$325	NAP
Best Buy	BBB-/Baa2/BBB-	50,870	4.2%	NAP	NAP	NAP	$45,000	$885	NAP
Old Navy	BBB-/NR/BB+	19,996	1.7%	NAP	NAP	NAP	$5,074	$254	NAP
H&M(7)(8)(9)	NR/NR/NR	11,133	0.9%	NAP	NAP	NAP	$2,004	$180	NAP
Subtotal		514,732	42.7%				$165,977	$322

Anchor Tenants
JCPenney(10)	BBB-/NR/BB+	179,953	14.9%	$4.12	5.1%	8/31/2017	$21,845	$121	5.6%
Dick’s Sporting Goods(11)(12)	NR/NR/NR	53,775	4.5%	$6.50	2.4%	2/28/2018	$14,251	$265	5.8%
Subtotal		233,728	19.4%	$4.67	7.5%		$36,096	$154	5.7%

Movie Theater
Regal-Galleria 16(13)(14)(15)	B+/B3/B+	70,703	5.9%	$15.92	7.8%	12/31/2025	$7,832	$111	20.4%

Major In-Line Tenants
DSW Shoe Warehouse(16)	NR/NR/NR	25,564	2.1%	$13.19	2.3%	9/30/2014	$4,935	$193	12.2%
Finish Line	NR/NR/NR	15,001	1.2%	$25.03	2.6%	1/31/2012	$4,673	$311	11.1%
Forever 21	NR/NR/NR	12,000	1.0%	$25.30	2.1%	1/31/2018	$3,767	$314	17.1%
Subtotal		52,565	4.4%	$19.33	7.0%		$13,374	$254	13.2%

Other(17)	Various	248,954	20.6%	$45.28	77.7%	Various		$356	17.4%
Vacant	NAP	85,375	7.1%	NAP	NAP	NAP		NAP	NAP
Total/Wtd. Avg.(18)		1,206,057	100.0%	$20.98	100.0%			NAP	NAP
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	% of Sq. Ft. is based on total mall sq. ft. of 1,206,057, inclusive of non-owned anchor tenants.
(3)	U/W Annual Base Rent Per Sq. Ft. and % of Owned U/W Base Rent include contractual rent steps through June 30, 2012 as well as percentage in lieu rent that was calculated based on T-12 8/31/2011 sales.
(4)	% of Owned U/W Base Rent is based on total occupied underwritten base rent and excludes any gross up of vacant space.
(5)	Sales Per Sq. Ft. and Occupancy Cost (% of Sales) are based on T-12 8/31/2011 total sales figures.
(6)
Occupancy Cost (% of Sales) is calculated as the sum of (i) underwritten base rent, inclusive of percentage in lieu rent that was calculated based on T-12 8/31/2011 total sales and contractual rent steps through June 30, 2012 and (ii) the tenant-by-tenant expense recoveries per the rent roll dated October 1, 2011 but excluding tenant energy costs, all divided by the T-12 8/31/2011 Total Sales.

(7)	Of H&M’s total occupied sq. ft. of 20,101, only 8,968 sq. ft. serves as collateral for the Poughkeepsie Galleria Mall Loan.
(8)
H&M has the right to terminate its lease if (i) sales do not exceed $250 per sq. ft. during the period from the 37th through the 48th months of the lease term, (ii) after the fourth year of the lease term, for a period of more than one year either (a) less than 80% of the non-anchor tenants’ gross leasable area at the shopping center is open for business or (b) fewer than 4 anchor stores comprising at least 50,000 square feet each (excluding Macy’s) are open for business, or (iii) after the fifth year of the term, if Macy’s is not operating for a period of 12 months and the tenant’s gross receipts decline by 5% or more.

(9)	H&M has two, five-year extension options with respect to the 8,968 collateral sq. ft.
(10)	JCPenney has five, five-year extension options.
(11)
Dick’s Sporting Goods has the right to go dark at any time upon notice to the Borrower, in which event the Borrower will have the right to recapture the premises demised under the Dick’s Sporting Goods lease.

(12)	Provided certain conditions are satisfied. Dick’s Sporting Goods has three, five-year extension options.
(13)
Regal-Galleria 16 has the right to terminate its lease and receive a partial reimbursement of the cost of its initial tenant improvements if at least 70% of the shopping center is not open for business for a period of more than 12 months during any 24 month period.

(14)	Regal-Galleria 16’s T-12 8/31/2011 sales equate to $489,518 on a per-screen basis.
(15)	Regal-Galleria 16 has three, five-year extension options.
(16)
If DSW Shoe Warehouse’s sales do not exceed a specified threshold during the period from March 1, 2011 through February 28, 2012, either the tenant or the Borrower will have the right to terminate the lease within 120 days following February 28, 2012.

(17)
Other Sales Per Sq. Ft. and Occupancy Cost (% of Sales) include only tenants less than or equal to 10,000 sq. ft. that reported both T-12 8/31/2011 sales and 2010 sales (excluding kiosks, ATM tenants, and other non-mall-shop tenants).

(18)	Weighted average U/W Annual Base Rent Per Sq. Ft. is based on collateral sq. ft. of 691,325.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407. The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,694,662 65.3% 1.29x 10.3%

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(1)(2)	% U/W Base Rent Rolling(1)(2)	Cumulative % of U/W Base Rent(1)(2)
MTM	1	1	0.0%	1	0.0%	$42,217.00	0.3%	0.3%
2012	16	56,675	8.2	56,676	8.2%	$39.03	15.3	15.5%
2013	13	19,212	2.8	75,888	11.0%	$70.11	9.3	24.8%
2014	11	42,176	6.1	118,064	17.1%	$29.64	8.6	33.4%
2015	12	38,875	5.6	156,939	22.7%	$42.58	11.4	44.9%
2016	8	11,541	1.7	168,480	24.4%	$61.81	4.9	49.8%
2017	6	190,911	27.6	359,391	52.0%	$7.22	9.5	59.3%
2018	12	103,845	15.0	463,236	67.0%	$20.85	14.9	74.2%
2019	6	16,327	2.4	479,563	69.4%	$45.82	5.2	79.4%
2020	4	11,247	1.6	490,810	71.0%	$34.58	2.7	82.1%
2021	6	14,984	2.2	505,794	73.2%	$38.49	4.0	86.0%
Thereafter	10	100,156	14.5	605,950	87.7%	$20.23	14.0	100.0%
Vacant	NAP	85,375	12.3	691,325	100.0%	NAP	NAP
Total / Wtd. Avg.	105	691,325	100.0%			$20.98	100.0%
(1)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through June 30, 2012 and percentage in lieu rent that was calculated based on T-12 8/31/2011 sales.

(2)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft., and exclude any gross up of vacant space.

The Loan. The Poughkeepsie Galleria loan combination (the “Poughkeepsie Galleria Loan Combination”) is a $155.0 million ($224 per collateral sq. ft.), fixed rate loan secured by the Borrower’s fee simple interest in 691,325 sq. ft. (the “Poughkeepsie Galleria Collateral”) of a 1,206,057 sq ft. regional mall located at 2001 South Road, Poughkeepsie, New York (the “Poughkeepsie Galleria Property”). The Poughkeepsie Galleria Collateral includes all mall shops, JCPenney, Regal-Galleria 16, Dick’s Sporting Goods and reciprocal easement agreements with each of the non-collateral tenants. Tenants at the Poughkeepsie Galleria Property that are not included in the Poughkeepsie Galleria Collateral are anchors Macy’s, Sears, Target, and Best Buy and major tenants Old Navy and a portion of the H&M space. The $155.0 million first mortgage loan has a 10-year term. The Poughkeepsie Galleria Loan Combination accrues interest at a fixed rate equal to 6.6115%. The Poughkeepsie Galleria Loan Combination was bifurcated into two pari passu loan components (Note A-1 in the original amount of $69.75 million and Note A-2 in the original amount of $85.25 million). The Poughkeepsie Galleria Note A-1 (the “Poughkeepsie Galleria Loan”), but not the related pari passu Note A-2, will be contributed to the UBSC 2011-C1 Trust. The total debt of $176.0 million, inclusive of the Poughkeepsie Galleria Loan Combination and the $21.0 million mezzanine loan described herein, amortizes on a 30-year schedule. Principal is then split pro rata between the pari passu Note A-1, the pari passu Note A-2 and the mezzanine loan described herein. Loan proceeds, along with a mezzanine loan in the original amount of $21.0 million (see “Current Mezzanine or Subordinate Indebtedness” herein) and an additional equity contribution from the borrower of approximately $1.3 million, were used to retire existing debt of approximately $173.4 million, pay closing costs and fees of approximately $1.8 million, and fund upfront reserves of $3.3 million. Based on the appraised value of $237.0 million as of October 17, 2011, the cut-off date LTV for the Poughkeepsie Galleria Loan is 65.3%. The most recent prior financing of the Poughkeepsie Galleria Property was included in the COMM 2007-FL14 securitization.

The Borrower / Sponsor. The borrower, Poughkeepsie Galleria LLC (the “Borrower”), is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The Borrower is an affiliate of the Pyramid Companies (‘‘Pyramid’’) formed in 1970 by Robert J. Congel. Pyramid, based in Syracuse, NY, refers not to a specific company but rather a group of affiliated partnerships involved in shopping center construction and management. Pyramid developed and owns 13 shopping centers in New York and 4 shopping centers in Massachusetts, totaling more than 17.2 million sq. ft. Pyramid has more than 5.4 million sq. ft. of expansion under development; currently, the portfolio generates approximately $4 billion in annual sales. The Pyramid Companies are functionally organized into three critical areas: development, leasing and management. The majority of Pyramid-owned properties, including the Poughkeepsie Galleria Property, are managed by an affiliate, Pyramid Management Group, LLC.

The non-recourse carveout guarantor for the Poughkeepsie Galleria Loan is Poughkeepsie Galleria Company (the “Sponsor”), a New York general partnership. The Sponsor is collectively owned by Moselle Associates (75.0% total ownership interest), Bruce A. Kenan Living Trust (10.8% total ownership interest), Quarry Enterprises, LLC (3.2% total ownership interest), Bruce A. Kenan (5.3% total ownership interest), Three J’s Family Trust (5.2% total ownership interest) and Robert J. Congel (0.5% total ownership interest). Moselle Associates, the Sponsor’s majority stakeholder, is itself owned by Robert J. Congel and related family trusts.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407. The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,694,662 65.3% 1.29x 10.3%

The Property. The Poughkeepsie Galleria Property consists of an enclosed, two-level regional mall located in Poughkeepsie, New York, approximately 70 miles north of New York City.  The Poughkeepsie Galleria Property is nearly twice the size of the next largest retail center in Dutchess County and represents the area’s dominant shopping mall, attracting visitors from across the Hudson and east into Connecticut. Anchors at the Poughkeepsie Galleria Property include Sears, Macy’s, Target, and Best Buy (none of which are included in the Poughkeepsie Galleria Collateral) as well as JCPenney, Regal-Galleria 16 and Dick’s Sporting Goods (all included in Poughkeepsie Galleria Collateral). Major tenants include Old Navy (which is not included in the Poughkeepsie Galleria Collateral) and H&M (of which only 8,968 sq. ft. of the space occupied by H&M is included in the Poughkeepsie Galleria Collateral) as well as DSW Shoe Warehouse, Forever 21 and Finish Line (all included in the Poughkeepsie Galleria Collateral).  An adjacent Lowe’s Hardware also shadow anchors the Poughkeepsie Galleria Property. The Poughkeepsie Galleria Collateral was 87.7% occupied as of the rent roll dated October 1, 2011 and the Poughkeepsie Galleria Property was 92.9% occupied as of the same date.  The Poughkeepsie Galleria Collateral has exhibited strong historical occupancy over the past four years.

The Poughkeepsie Galleria Property originally opened in 1987 and underwent expansions in 1996, 2004, and 2007. The Poughkeepsie Galleria Property has benefited from consistent capital expenditures totaling approximately $7 million from 2008 to 2010, averaging $2.3 million per year. The 2011 capital expenditure budget is $1.2 million. The Borrower reports a total cost basis of $101 million before accumulated depreciation, and $38.7 million after depreciation. The Borrower’s five year budget (2011-2015) has allocated $9.3 million for capital expenditures.

The Poughkeepsie Galleria Property is located on US Route 9, which is the longest north-south highway in New York, and is situated just north of I-84. North-south access is also available from I-87 to the west of the Poughkeepsie Galleria Property. The Poughkeepsie Galleria Property enjoys significant demand generated by the large local student population from multiple colleges in the area. Aggregate average daily traffic by the Poughkeepsie Galleria Property is approximately 65,000 cars. The Poughkeepsie Galleria Property’s trade area reportedly includes approximately 550,000 people (within a 20 mile radius as of 2010). The Poughkeepsie Galleria Property benefits from favorable surrounding demographics, as evidenced by the presence of multiple institutions of higher education and above average household income levels.

The chart below details the Poughkeepsie Galleria Property’s tenancy by general type.

Poughkeepsie Galleria Tenant Type Summary
Tenant Type	Total Sq. Ft.	% of Owned Sq. Ft.	U/W Annual Base Rent Per Sq. Ft.(1)	% of Total U/W Base Rent(1) (2)	Average Remaining Lease Term (Yrs)	T-12 8/31/2011 Sales Per Sq. Ft.	Occupancy Cost %(3)
Anchor Tenants (non-collateral)	514,732	NAP	NAP	NAP	NAP	$322	NAV

Anchor Tenants	233,728	33.8%	$4.67	7.5%	5.9	$154	5.7%
Movie Theater	70,703	10.2	15.92	7.8	14.1	$111	20.4%
Major In-Line	52,565	7.6	19.33	7.0	2.8	$254	13.2%
ATM	30	0.0	2,994.75	0.6	2.4	NAP	NAP
In-Line / Food Court – Comp	225,513	32.6	42.32	65.8	4.6	$356	17.4%
In-Line / Food Court – Non-comp	21,999	3.2	38.09	5.8	9.7	NAP	NAP
Kiosk / Other	1,408	0.2	476.60	4.6	1.7	NAP	NAP
Telecom	4	0.0	32,507.09	0.9	2.4	NAP	NAP
Vacant	85,375	12.3	NAP	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(4)	691,325	100.0%	$20.98	100.0%
(1)	U/W Annual Base Rent Per Sq. Ft. and % of Total U/W Base Rent include contractual rent steps through June 30, 2012 and percentage in lieu rent that was calculated based on T-12 8/31/2011 sales.
(2)	% of Total U/W Base Rent is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes any gross up of vacant space.
(3)
Occupancy Cost (% of Sales) is calculated as the sum of (i) underwritten base rent, inclusive of percentage in lieu rent that was calculated based on T-12 8/31/2011 Total Sales and contractual rent steps through June 30, 2012 and (ii) the tenant-by-tenant expense recoveries per the rent roll dated October 1, 2011 but excluding tenant energy costs, all divided by the T-12 8/31/2011 Total Sales.

(4)	Total U/W Annual Base Rent Per Sq. Ft. is based on the underwritten occupied base rent and underwritten occupied sq. ft., and excludes any gross up of vacant space.

The Market. The Poughkeepsie Galleria Property is located on the west side of South Road (US Route 9) at the intersection of Old Post Road in the southern end of the City of Poughkeepsie, Dutchess County, New York. The Poughkeepsie Galleria Property is considered a suburban location and is located approximately 70 miles north of New York City. The nearest cities include: Wappinger’s

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,694,662 65.3% 1.29x 10.3%

Falls located two miles to the south, Fishkill located six miles to the north, and Hopewell Junction located 6.5 miles to the southeast. Downtown Poughkeepsie is approximately five miles north of the Poughkeepsie Galleria Property. Primary access to the Poughkeepsie Galleria Property is via US Route 9, which is the primary north/south thoroughfare and intersects with Interstate 84 six miles south of the Poughkeepsie Galleria Property. Interstate 84 provides regional access to the east and west, while the Taconic Parkway, located seven miles east of the Poughkeepsie Galleria Property, provides regional access to the north and south. Aggregate daily traffic counts by the Poughkeepsie Galleria Property are approximately 65,000 vehicles per day.

The area surrounding the Poughkeepsie Galleria Property consists of retail and service-oriented establishments along South Road / US Route 9, the primary north/south directed thoroughfare, and single family residential along the side streets.  The Shoppes At South Hills is a K-Mart anchored shopping center adjacent south of the Poughkeepsie Galleria Property on Route 9.  Other tenants at the center include Bob’s Discount Furniture, Burlington Coat Factory, Christmas Tree Shops, Hobby Lobby, and Shop Rite.

The Poughkeepsie Galleria Property is located in the Poughkeepsie-Newburgh-Middletown Metropolitan Statistical Area (the “Poughkeepsie MSA”) with a 2010 estimated population of approximately 678,000 residents.  Between 2000 and 2010, the Poughkeepsie MSA population expanded annually by 0.88%, compared to 0.30% for the entire state over the same period.  Population growth in the Poughkeepsie MSA is projected to be 0.58% annually through 2015. The Poughkeepsie Galleria Property’s trade area within a 10-, 15- and 20-mile radius also experienced positive annual population growth over the past decade at 0.46%, 0.56% and 0.58%, respectively.  Through 2015, the population within a 10-, 15- and 20-mile radius is expected to continue to grow modestly at 0.22%, 0.33% and 0.35% annually, respectively.

Average household income in the 10 and 15 mile radii equaled $82,871 and $82,691, respectively, above the State of New York average of $79,157. From 2000 to 2010, average household income in the aforementioned radii increased annually 2.86% and 2.81%, respectively. Looking forward, this growth rate is forecasted to continue. Claritas predicts annual growth rates of 2.16% (10 mile radius) and 2.13% (15 mile radius) from 2010 to 2015. During this same time period, average household income for the United States as a whole is forecasted to grow annually at 1.74%. It should be noted that in the Poughkeepsie Galleria Property’s 10-mile radius, approximately 29% of the population has an average household income of $100,000 or greater.

Overall, there is minimal competition to the Poughkeepsie Galleria Property given the quality of the tenancy and distance to truly competitive retailers.  Further, there are no other regional malls or competitive retail centers of a similar size or tenant mix located within the primary trade area of 10 miles.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,694,662 65.3% 1.29x 10.3%

The chart below details the Poughkeepsie Galleria Property’s competitive set.

Competitive Property Summary(1)
Property	Owner	Built / Renovated	Total GLA	Anchor Tenants	Occupancy %(2)	Proximity (miles)
Poughkeepsie Galleria Property	Poughkeepsie Galleria LLC	1987/NAP	1,206,057	JCPenney, Macy’s, Sears, Target	93%	Subject
The Shoppes at South Hills	Vornado Realty Trust	1977 / 2008	531,025	Ashley Furniture, Bob’s Discount Furniture, Burlington Coat Factory, Christmas Tree Shop, Hobby Lobby, Kmart, Pet Goods, ShopRite	75%	Adjacent
Hudson Valley Mall	CBL	1981/1996/ 2000	765,522	Best Buy, Cinema, Dick’s Sorting Goods, JCPenney Macy’s, Sears, Target	79%	30.0

Galleria at Crystal Run	Pyramid	1992/1994	1,093,689	Cinema, Dick’s Sporting Goods DSW Shoe, FYE, H&M, JCPenney, Macy’s, Sears, Target	81%	45.0

Danbury Fair Mall	Macerich	1986/1991/ 2007	1,287,786	JCPenney, Lord & Taylor, Macy’s, Sears	96%	41.0

Palisades Center	Pyramid	1998	2,217,322	Bed, Bath & Beyond, Best Buy, BJ’s, Burlington Coat Factory, Cinema, Home Depot, JCPenney, Lord & Taylor, Macy’s Sports Authority, Target	89%	60.0
(1)	Source: Appraisal
(2)	Based on total mall GLA including any non-owned anchors.

The Poughkeepsie Galleria Property is an enclosed center serving the Poughkeepsie market and has been the catalyst for significant retail development along Route 9. In terms of regional mall competition, the Poughkeepsie Galleria Property is surrounded by several dominant regional malls including Palisades Center, Hudson Valley Mall, Danbury Fair Mall and Galleria at Crystal Run. However, each of these centers is located at least 30 miles from the Poughkeepsie Galleria Property and serves distinctly different trade areas. There are also several smaller regional malls in the area including Newburgh Mall and Jefferson Valley Mall; however, these centers do not have the critical mass to effectively compete with the Poughkeepsie Galleria Property. The Shoppes at South Hills is a power center with a tenant mix that compliments the tenants at the Poughkeepsie Galleria Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,694,662 65.3% 1.29x 10.3%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2009	12/31/2010	T-12 8/31/2011	U/W	U/W Per Sq. Ft.(1)
Base Rent(2)	$13,799,754	$13,942,941	$13,326,263	$14,505,159	$20.98
Gross Potential Rent	$13,799,754	$13,942,941	$13,326,263	$14,505,159	$20.98
Total Recoveries	8,837,943	8,742,031	8,863,005	8,833,724	12.78
Total Other Income(3)	2,050,192	2,121,056	2,275,428	2,030,333	2.94
Effective Gross Income	$24,687,889	$24,806,027	$24,464,695	$25,369,215	$36.70
Total Operating Expenses	9,371,969	9,782,866	9,801,572	9,491,957	13.73
Net Operating Income	$15,315,920	$15,023,161	$14,663,123	$15,877,259	$22.97
TI/LC	0	0	0	593,596	0.86
Capital Expenditures	0	0	0	138,265	0.20
Net Cash Flow	$15,315,920	$15,023,161	$14,663,123	$15,145,398	$21.91
(1)	U/W Per Sq. Ft. based on collateral square footage of 691,325.
(2)	Historical Base Rent includes Rent Concessions. Underwritten Base Rent includes $240,994 of rent steps.
(3)	Total Other Income includes percentage rent, specialty leasing, other rental income and other non-rental income.

Anchor Tenants Historical Sales Per Sq. Ft.(1)
Tenant	2009	2010	T-12 8/31/2011
JCPenney	$129	$122	$121
Dick’s Sporting Goods	$258	$262	$265
Regal-Galleria 16(2)	$117	$116	$111
(1)	Historical Sales Per Sq. Ft. shown in the table above is based on historical operating statements provided by the Borrower.
(2)	Historical Sales for Regal-Galleria 16 equate to $515,590 per screen, $513,688 per screen, and $489,518 per screen in 2009, 2010, and the T-12 8/31/2011, respectively.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,694,662 65.3% 1.29x 10.3%

Property Management. The Poughkeepsie Galleria Collateral is managed by Pyramid Management Group, LLC, an affiliate of the Borrower.

Lockbox / Cash Management. The Poughkeepsie Galleria Loan is structured with a hard lockbox and in place cash management.  All excess cash will be swept into a lender controlled account upon the occurrence of one of the following events: (i) an event of default by the Borrower, (ii) the occurrence of certain bankruptcy events relating to the Borrower, Sponsor or property manager, (iii) the DSCR falls below 1.05x, or (iv) the funds on deposit in the TI/LC reserve are less than a specified cap, which initially is $2,000,000 and is subject to reduction on or after the monthly payment date in March 2018 to $1,000,000 upon the occurrence of certain conditions identified in the loan documents, including the re-leasing of the JCPenney space. If an event of default exists under the mezzanine loan during a period when cash is not swept under the Poughkeepsie Galleria Loan, excess cash shall be transferred to the mezzanine lender to be held and applied in accordance with the terms of the mezzanine loan documents.

Initial Reserves. At closing, the borrower deposited (i) $1,281,975 into the tax reserve account, (ii) $51,439 into the insurance reserve account, and (iii) $2,000,000 into the TI/LC reserve account.

Ongoing Reserves. On a monthly basis, the borrower is currently required to deposit reserves of (i) $320,494 into a tax reserve account, (ii) $17,146 into an insurance reserve account, and (iii) $11,522 into the capital expenditure/replacement reserve account.

In the event that the funds on deposit in the TI/LC reserve are less than a specified cap (initially $2,000,000, which is subject to reduction on or after the monthly payment date in March 2018 to $1,000,000 upon the occurrence of certain conditions identified in the loan documents, including the re-leasing of the JCPenney space), the Borrower will be required to deposit 100% of all excess cash flow into the TI/LC reserve until the specified cap has been met.

In the event JCPenney elects not to renew its lease, “goes dark” or vacates a material portion of its premises, the Borrower will be required to deposit 100% of excess cash flow into a reserve account relating to the JCPenney lease until the occurrence of certain conditions identified in the loan documents relating to the re-leasing of the JCPenney space.

Current Mezzanine or Subordinate Indebtedness. In conjunction with the Poughkeepsie Galleria Loan Combination, there is a mezzanine loan in the original amount of $21.0 million secured by a pledge of the equity interests in the Borrower. The Poughkeepsie Galleria Loan Combination and the mezzanine loan were funded separately.  The mezzanine loan accrues interest at a rate of 11.2500%, amortizes based on its pro-rata share of the principal from the aggregate debt service payment on the total debt, inclusive of the Poughkeepsie Galleria Loan Combination and the mezzanine loan, and is co-terminus with the Poughkeepsie Galleria Loan.

Future Mezzanine or Subordinate Indebtedness Permitted. None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,694,662 65.3% 1.29x 10.3%

* Macy’s, Sears, Target, and Best Buy are not part of the collateral for the Poughkeepsie Galleria Loan Combination.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,694,662 65.3% 1.29x 10.3%

* Macy’s, Sears, Target, and Best Buy are not part of the collateral for the Poughkeepsie Galleria Loan Combination.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2001 South Road Poughkeepsie, NY 12601	Collateral Asset Summary Poughkeepsie Galleria	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$69,694,662 65.3% 1.29x 10.3%

Poughkeepsie Galleria
2001 South Road
Poughkeepsie, NY 12601
Albany
Pittsfield
NEW YORK
MASSACHUSETTS
Northampton
Holyoke
Springfield
Hudson
Kingston
Torrington
Hartford
CONNECTICUT
Poughkeepsie
Waterbury
Newburgh
Middletown
Beacon
New Haven
PA
Peekskill
Norwalk
Bridgeport
NEW JERSEY
Stamford
Yonkers
Paterson
Morristown
Newark
New York City
Patchogue
Westbury
Haviland
Home of FDR Natl. Historic Site
Eleanor Roosevelt Natl. Historic Site
Pleasant Valley
Culinary Institute of America
Fairview
Dutchess County Comm. College
Highland
Marist College
Saint Francis Hospital
Poughkeepsie
Arlington
Mid-Hudson Bridge
Vassar Brothers Medical Ctr.
Vassar Golf Course
Vassar College
Hudson River
Milton
Spackenkill
Red Oaks Mill
ULSTER COUNTY
Crown Heights
DUTCHESS COUNTY
Dutchess County Airport
New York State Thruway
Plattekill
South Hills Mall
Myers Corner
Hillside Lake
Marlboro
Wappinger Lake
Wappingers Falls
New Hamburg
Hopewell Junction
Chadwick Lake Park
Chadwick Lake
Orange Lake
ORANGE COUNTY
Brinckerhoff
Fishkill
Gardnertown
Balmville
Dutchess Stadium
Newburgh-Beacon Bridge
Newburgh Mall
Mount Saint Mary College
Newburgh
Beacon
Stewart International Airport
Lake Washington
NY State Thruway
New Windsor
PUTNAM COUNTY
Hudson Highlands State Park
Clarence Fahnestock Memorial State Park
Taconic State Pkwy
NY City 71 miles

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

14000 Biscayne Boulevard North Miami, FL 33181	Collateral Asset Summary Portofino at Biscayne	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,759,107 74.0% 1.37x 9.7%

14030

PORTOFINO
AT BISCAYNE
RENTAL APARTMENT HOMES
North Miami, Florida

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

14000 Biscayne Boulevard North Miami, FL 33181	Collateral Asset Summary Portofino at Biscayne	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,759,107 74.0% 1.37x 9.7%

Mortgage Loan Information			Property Information
Loan Seller:	Natixis Real Estate Capital LLC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Multifamily – Conventional
Sponsor:	Laurence Gluck		Collateral:	Fee Simple
Borrower:	Stellar Biscayne Owner LLC		Location:	North Miami, FL
Original Balance:	$56,000,000		Year Built / Renovated:	1974, 1980 / 2011
Cut-off Date Balance:	$55,759,107		Total Units:	868
% by Initial UPB:	8.3%		Property Management:	Mason Management Services Corp.
Interest Rate:	5.2750%			d/b/a Stellar Management
Payment Date:	5th of each month		Underwritten NOI:	$5,389,579
First Payment Date:	September 5, 2011		Underwritten NCF:	$5,107,479
Maturity Date:	August 5, 2016		Appraised Value:	$75,300,000
Amortization:	360 months		Appraisal Date:	April 8, 2011
Additional Debt:	None
Call Protection:	L(28), D(28), O(4)		Historical NOI
Lockbox / Cash Management:	Springing Hard / In Place		Most Recent NOI:	$5,575,338 (T-12 10/31/2011)
			2nd Most Recent NOI:	$4,848,939 (12/31/2010)
Reserves(1)			3rd Most Recent NOI:	$4,608,835 (12/31/2009)
	Initial	Monthly
Taxes:	$1,126,456	$118,278	Historical Occupancy
Insurance:	$366,854	$69,589	Most Recent Occupancy:	97.2% (October 31, 2011)
Replacement:	$0	$23,476	2nd Most Recent Occupancy:	95.7% (December 31, 2010)
Required Repairs:	$603,650	$0	3rd Most Recent Occupancy:	96.0% (December 31, 2009)
			(1) See “Initial Reserves” and “Ongoing Reserves” herein.
Financial Information
Cut-off Date Balance / Unit:	$64,239
Balloon Balance / Unit:	$59,754
Cut-off Date LTV:	74.0%
Balloon LTV:	68.9%
Underwritten NOI DSCR:	1.45x
Underwritten NCF DSCR:	1.37x
Underwritten NOI Debt Yield:	9.7%
Underwritten NCF Debt Yield:	9.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

14000 Biscayne Boulevard North Miami, FL 33181	Collateral Asset Summary Portofino at Biscayne	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,759,107 74.0% 1.37x 9.7%

The Loan.    The Portofino at Biscayne loan (the “Portofino at Biscayne Loan”) is a $56.0 million fixed rate loan secured by the borrower’s fee simple interest in the 868-unit Class B, conventional multifamily property located at 14000 Biscayne Boulevard in North Miami, Florida (the “Portofino at Biscayne Property”). The $56.0 million first mortgage loan has a 5-year term and amortizes on a 30-year schedule. The Portofino at Biscayne Loan accrues interest at a fixed rate equal to 5.2750%. Loan proceeds were used to retire an existing first mortgage of approximately $80.0 million which was comprised of a $45.0 million A participation interest and $35.0 million B participation interest. After the refinance, the balance ($25.0 million) of the B participation interest was converted to an equity position. Based on the “as-is” appraised value of $75.3 million as of April 8, 2011, the cut-off date LTV is 74.0%.  The Portofino at Biscayne Property was previously included in the PURE 2004-1X securitization.

The Borrower / Sponsor.   The borrower, Stellar Biscayne Owner LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsor of the borrower and the non-recourse carveout guarantor is Laurence Gluck, who, through Stellar Management, owns and operates more than 20,000 apartment units and two million square feet of office space in New York City, Metro Washington DC area, San Francisco, Los Angeles, Chicago and South Florida. Stellar Management (“Stellar”) was founded in 1985 by Laurence Gluck, formerly a partner at New York real estate law firm Dreyer & Traub. He is currently a member of the Real Estate Board of New York’s executive committee. Stellar has focused on ownership, management and repositioning of middle-income rental housing in urban centers on the east coast of the United States.

The Property.    The Portofino at Biscayne Property is a five-building, 868-unit multifamily residential rental apartment complex located on Biscayne Boulevard in North Miami, FL, approximately 8 miles northeast of center-city Miami. The complex was constructed in 1974 and 1980 and comprises five 10-story high rise apartment blocks of concrete and steel construction with masonry and stucco facades. The property enjoys good visibility from Biscayne Boulevard and the 23.1 acre site offers ample parking for residents. Site amenities include a fitness center, swimming pools, tennis courts, dog run and staffed gated security entrance. The unit mix includes 93 studios, 574 one-bedroom apartments, 199 two-bedroom apartments, and two three-bedroom apartment units.

Since purchasing the property in 2002, the sponsor has spent approximately $14.0 million ($16,130 per unit) in capital improvements, including installation of new exterior signage, improvement of ingress and egress through redevelopment of property entranceways, complete exterior repainting of all five buildings, elevator cab replacements, security system and entrance control improvements, upgrades and improvements to rental office and model units, landscaping improvements, and complete corridor renovations throughout the complex. Additionally, units have been renovated on a rolling basis with notable improvements including: replacement of living room carpets with new faux wood flooring; retiling of kitchens, bathrooms and hallways; kitchen renovations including new cabinets, countertops and appliances; and bathroom renovations including painting and re-grouting.

The Market.     The Portofino at Biscayne Property is located on US-1/Biscayne Boulevard in North Miami approximately 8 miles north of the Miami central business district. Access to the city of Miami is primarily provided by Biscayne Boulevard and by Interstate 95 which runs north/south approximately 2 miles west of the subject property. Interstate 95 is the major expressway providing direct access to the southeastern and northeastern areas of Miami-Dade County as well as Broward County to the north. The subject site is separated from Biscayne Boulevard by the Florida Southern Railway right-of-way, a strip of which is ground-leased by the borrower to provide a site for advertising and property identification signage. Area amenities located a short distance from the subject include retail development on Biscayne Boulevard (Costco, Publix Supermarket and Target), colleges and universities (Barry University, Florida International University Biscayne and Johnson and Wales University) and public parks (Elaine Gordon, Arch Creek and Oleta River State Recreation Area). Atlantic Ocean beaches are available less than one mile to the east.

The Portofino at Biscayne Property’s North Miami submarket is located within the Miami-Dade County market and the Miami metropolitan area. The Miami metropolitan area (including the City of Miami and suburbs) had an overall population of approximately 2.48 million as of year-end 2010. The property is located in a mature, in-fill neighborhood which has protected it somewhat from the dislocation in the housing industry. According to the appraisal, development surrounding the subject consists primarily of residential uses constructed during the 1950s, 1960s and 1970s; approximately 70% of homes within a three mile radius of the Portofino at Biscayne Property were built between 1950 and 1980. The subject was built between 1974 and 1980. Within a three mile radius, the average estimated household income in 2010 was $57,284 and the average single-family home price was $184,200, suggesting a stable, middle-class profile for the subject neighborhood.

According to the appraisal, the North Miami submarket includes 1,478 rental apartment units, equal to 4.7% of total Miami-Dade County rental apartment inventory of 31,615 units. As of the end of the first quarter of 2011, 606 new units were under construction in the Miami-Dade County market, none of which were to be delivered to the North Miami submarket. North Miami submarket occupancy was slightly higher than Miami-Dade County occupancy, at 98.1% versus 97.2% respectively.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

14000 Biscayne Boulevard North Miami, FL 33181	Collateral Asset Summary Portofino at Biscayne	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,759,107 74.0% 1.37x 9.7%

Per the appraisal, the average rent of in the North Miami submarket was $1,020 per unit per month as of the first quarter of 2011. The average in-place net rent for units at the Portofino at Biscayne Property, based on the October 31, 2011 rent roll was $1,019 per month excluding vacant space.

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2009	12/31/2010	T-12 10/31/2011	U/W(1)(2)	U/W Per Unit
Gross Potential Rent	$9,580,349	$9,647,659	$10,174,164	$10,671,732	$12,295
Less: Vacancy	(457,705)	(406,990)	(414,308)	(533,587)	(615)
Less: Credit Loss	(171,560)	(273,630)	(176,267)	(160,076)	(184)
Total Other Income	728,581	764,852	889,099	739,137	852
Effective Gross Income	$9,679,665	$9,731,891	$10,472,688	$10,717,206	$12,347
Total Operating Expenses	5,070,830	4,882,952	4,897,350	5,327,627	6,138
Net Operating Income	$4,608,835	$4,848,939	$5,575,338	$5,389,579	$6,209
Capital Expenditures	0	0	0	282,100	325
Net Cash Flow	$4,608,835	$4,848,939	$5,575,338	$5,107,479	$5,884
(1)	U/W vacancy of 5.0% of gross potential rent. Most recent vacancy is 2.8% as of 10/31/2011.
(2)	Historical operating statements do not include management fee as the property management company is affiliated with the borrower. Natixis underwrote a 3.0% management fee based on the existing property management contract between the property management company and the borrower.

Property Management.    The Portofino at Biscayne Property is managed by Mason Management Services Corp. d/b/a Stellar Management, a borrower affiliate.

Lockbox / Cash Management.    The Portofino at Biscayne Loan is structured with a springing hard lockbox and in place cash management. All rents shall be directly deposited into a lender controlled account upon an event of default.

Initial Reserves.    At closing, the borrower deposited (i) approximately $1,126,456 into the tax reserve account, (ii) approximately $366,854 into the insurance reserve account and (iii) $603,650 into the required repair reserve. Of the $603,650 required repair reserve, approximately 52% is estimated to be used on completing the unit upgrading program which replaces carpet with vinyl tile in rolling units.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) $118,278 into a monthly tax reserve account, (ii) $69,589 into an insurance account and (iii) $23,476 into a capital expenditures reserve account.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

14000 Biscayne Boulevard North Miami, FL 33181	Collateral Asset Summary Portofino at Biscayne	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,759,107 74.0% 1.37x 9.7%

Portofino at Biscayne
14000 Biscayne Boulevard
North Miami, FL 33181
Pembroke Park
Hallandale
BROWARD COUNTY
Ojus
Aventura
North Miami Beach
Sunny Isles Beach
Atlantic Ocean
Golden Glades
Opa-Locka
North Miami
MIAMI-DADE COUNTY
Bal Harbour
Bay Harbor Islands
Surfside
Indian Creek
Miami Shores
El Portal
West Little River
Gladeview
Hialeah
Brownsville
Miami
Biscayne Bay
Miami Beach
Edgewater
Allapattah
Palmetto Expwy
Airport Expwy
Broad Causeway
JFK Causeway
Julia Tuttle Causeway
Oleta River State Recreation Area
Florida International University Biscayne Bay Campus
Barry University
Museum of Contemporary Art
Johnson & Wales Univ.
Mall at 163rd Street
North Shore Medical Ctr.
St. Thomas University
Aventura Mall
Maule Lake
Treasure Island
La Gorce Island
Normandy Isle
Sunset Isles
Mt. Sinai Medical Center
95
195
826
915
916
922
934
441
1
9
27
A1A

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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1700-1740 Market Street Philadelphia, PA 19103	Collateral Asset Summary 1700 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,950,000 69.4% 1.38x 10.0%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1700-1740 Market Street Philadelphia, PA 19103	Collateral Asset Summary 1700 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,950,000 69.4% 1.38x 10.0%

Mortgage Loan Information(1)			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	Office – CBD
Sponsor:	David Werner; Joseph Friedland;		Collateral:	Fee Simple
	Elchonon Schwartz; Simon Singer		Location:	Philadelphia, PA
Borrower:	1700 Market Street Associates L.P.;		Year Built / Renovated:	1969 / 1989, 1998, 2005
	Crown 1700 Market Street L.P.		Total Sq. Ft.:	841,172
Original Balance:	$49,950,000		Property Management:	CB Richard Ellis, Inc.
Cut-off Date Balance:	$49,950,000		Underwritten NOI:	$11,120,253
% by Initial UPB:	7.4%		Underwritten NCF:	$10,068,788
Interest Rate(2):	5.1700%		Appraised Value:	$160,000,000
Payment Date:	6th of each month		Appraisal Date:	September 1, 2011
First Payment Date:	November 6, 2011
Maturity Date:	October 6, 2016		Historical NOI
Amortization:	Interest-only for 24 months;		Most Recent NOI:	$9,678,686 (T-12 8/31/2011)
	360 months thereafter		2nd Most Recent NOI:	$9,020,931 (December 31, 2010)
Additional Debt(1)(3):	$61,050,000 pari passu Note A-2;		3rd Most Recent NOI:	$11,017,283 (December 31, 2009)
	$12,200,000 Mezzanine Loan
Call Protection(4):	L(26), D(30), O(4)		Historical Occupancy(9)
Lockbox / Cash Management:	Hard / In Place		Most Recent Occupancy:	83.3% (July 25, 2011)
			2nd Most Recent Occupancy:	84.6% (December 31, 2010)
Reserves(5)			3rd Most Recent Occupancy:	76.0% (December 31, 2009)
Taxes:	Initial $1,469,236	Monthly $209,891	(1)
The 1700 Market Street Loan is part of the 1700 Market Street Loan Combination, totaling $111.0 million, which was bifurcated into two pari passu loan components (Notes A-1 and A-2). The 1700 Market Street Loan, but not the related pari passu Note A-2, will be contributed to the UBSC 2011-C1 Trust.

Insurance:	$40,362	$20,181
Replacement:	$400,000	$0
TI/LC:	$6,000,000	$0
Unfunded Leasing Costs:	$5,154,868	$0	(2)	The 1700 Market Street Loan Combination accrues interest at a fixed rate of 5.1700% through the payment date occurring in October 2014, which rate steps up to 5.3400% from the payment date occurring in November 2014 through the maturity date.
Rent Abatement:	$757,483	$0

Financial Information			(3)	See “Current Mezzanine or Subordinate Indebtedness” herein.
	Mortgage Loan(6)	Total Debt(7)	(4)
The lockout period shall be at least 26 payment dates beginning with and including the first payment date of November 6, 2011 for the 1700 Market Street Loan Combination. Defeasance shall be permitted on the date that is the earlier of (i) the third anniversary of the first payment date and (ii) two years after the closing date for the securitization in which is included the last portion of the 1700 Market Street Loan Combination that is deposited into a REMIC trust.

Cut-off Date Balance / Sq. Ft.:	$132	$146
Balloon Balance / Sq. Ft.:	$126	$141
Cut-off Date LTV:	69.4%	77.0%
Balloon LTV:	66.5%	74.1%
Underwritten NOI DSCR(8):	1.53x	1.30x	(5)	See “Initial Reserves” and “Ongoing Reserves” herein.
Underwritten NCF DSCR(8):	1.38x	1.18x	(6)
Throughout this free writing prospectus, unless otherwise stated, the numerical and statistical information related to the loan-to-value ratios, debt yields, and balances per sq. ft. includes the pari passu A-1 note (which note is included in the Trust) and the pari passu companion A-2 note (which note is not included in the Trust). For purposes of calculating debt service coverage ratios, the annual debt service is based on the aggregate principal and interest payments due during the first 12 months after the expiration of the initial interest only period on the pari passu A-1 note (which note is included in the Trust) and the pari passu companion A-2 note (which note is not included in the Trust).

Underwritten NOI Debt Yield:	10.0%	9.0%
Underwritten NCF Debt Yield:	9.1%	8.2%

			(7)
Total Debt includes the mezzanine loan described under “Current Mezzanine or Subordinate Indebtedness” herein. The mezzanine loan has a 10.00% interest rate, is interest-only for the full term and is coterminous with the 1700 Market Street Loan Combination.

			(8)
Based on amortizing debt service payments. The current interest only payments result in an Underwritten NOI DSCR and Underwritten NCF DSCR of 1.91x and 1.73x, respectively, for the Mortgage Loan and 1.58x and 1.43x, respectively, for the Total Debt. Based on the future increase in interest rate to 5.3400% beginning with the payment date in November 2014, future amortizing debt service payments result in an Underwritten NOI DSCR and Underwritten NCF DSCR of 1.50x and 1.36x, respectively, for the Mortgage Loan and 1.28x and 1.16x, respectively, for the total debt.

			(9)	Historical Occupancy shown in the table above is based on historical operating statements and occupancy rates provided by the borrower.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1700-1740 Market Street Philadelphia, PA 19103	Collateral Asset Summary 1700 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,950,000 69.4% 1.38x 10.0%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(1)	% of Total Annual U/W Base Rent(1)	Lease Expiration
Deloitte & Touche USA LLP(2) (3) (4)	NR/NR/NR	153,045	18.2%	$25.00	21.1%	9/30/2019
Independence Blue Cross(5)	NR/NR/NR	149,420	17.8	$25.00	20.6	12/31/2019
AECOM USA, Inc.(6) (7) (8) (9)	NR/NR/NR	51,197	6.1	$24.78	7.0	1/31/2021
Subtotal / Wtd. Avg.		353,662	42.0%	$24.97	48.7%

Other	Various	346,623	41.2%	$26.88	51.3%	Various
Vacant	NAP	140,887	16.7	NAP	NAP	NAP
Total / Wtd. Avg.(10)		841,172	100.0%	$25.91	100.0%
(1)	U/W Base Rent Per Sq. Ft. and % of Total Annual U/W Base Rent include contractual rent steps through September 1, 2012.
(2)	Net Rentable Area and U/W Base Rent Per Sq. Ft. for Deloitte & Touche USA LLP excludes 1,500 sq. ft. of storage space.
(3)
Deloitte & Touche USA LLP has the right during the period from and including October 1, 2010 through and including October 1, 2015 to terminate its lease with respect to a portion of the leased premises provided such surrendered portion (i) contains not less than one half of the NRA of one full floor and not greater than one full floor (provided that the portion of the floor to be released is not less than 5,000 sq. ft, (ii) is located on the then highest floor of the leased premises; and (iii) has a configuration that does not prevent the remaining space on such floor from being reasonably leasable.  If Deloitte & Touche USA LLP elects to terminate its lease with respect to any such space, it is required to give 12 months prior notice and pay a contraction fee equal to the unamortized balance of the original tenant improvement allowance under the lease plus the portion of $513,359 in brokerage and legal fees that is allocable to the contracted space, amortized on straight-line basis at 8% per annum.

(4)	Deloitte & Touche USA LLP has two, five-year extension options.
(5)	Independence Blue Cross has two, five-year extension options.
(6)	Net Rentable Area and U/W Base Rent Per Sq. Ft. for AECOM USA, Inc. excludes 883 sq. ft. of storage space.
(7)	U/W Base Rent Per Sq. Ft. and % of Total Annual U/W Base Rent for AECOM USA, Inc. represents the weighted average for all of its spaces at the 1700 Market Street Property.
(8)
AECOM USA, Inc. leases multiple spaces at the 1700 Market Street Property, with 33,136 sq. ft. expiring January 31, 2021, 15,610 sq. ft. expiring July 31, 2012, and 2,451 sq. ft. expiring January 1, 2021. AECOM USA, Inc. has a one-time option to terminate its lease expiring January 31, 2021 on January 31, 2016 upon giving notice not later than January 31, 2015 along with payment of a termination fee equal to the sum of (i) two months of base rent due as of the month immediately preceding January 31, 2016 and (ii) the unamortized balance of the leasing costs (the total brokerage commissions and construction allowances paid or applied against rent in connection with 2nd, 4th and 5th amendments), amortized on a straight line at 8% per annum through the lease expiration date.

(9)	AECOM USA, Inc. has one, five-year extension option.
(10)	Total / Wtd. Avg. excludes vacant space.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(1)(2)	% U/W Base Rent Rolling(1)(2)	Cumulative % of U/W Base Rent(1)(2)
MTM	12	12,549	1.5%	12,549	1.5%	$16.39	1.1%	1.1%
2012	7	42,010	5.0	54,559	6.5%	$26.32	6.1	7.2%
2013	8	6,907	0.8	61,466	7.3%	$20.81	0.8	8.0%
2014	14	82,288	9.8	143,754	17.1%	$25.83	11.7	19.7%
2015	3	21,109	2.5	164,863	19.6%	$48.10	5.6	25.3%
2016	2	11,335	1.3	176,198	20.9%	$25.84	1.6	26.9%
2017	6	60,268	7.2	236,466	28.1%	$25.06	8.3	35.3%
2018	1	13,034	1.5	249,500	29.7%	$24.50	1.8	37.0%
2019	14	308,542	36.7	558,042	66.3%	$25.29	43.0	80.0%
2020	3	5,730	0.7	563,772	67.0%	$26.75	0.8	80.9%
2021	6	107,369	12.8	671,141	79.8%	$25.04	14.8	95.7%
Thereafter	3	29,144	3.5	700,285	83.3%	$26.90	3.7	100.0%
Vacant	NAP	140,887	16.7	841,172	100.0%	NAP	NAP
Total / Wtd. Avg.	79	841,172	100.0%			$25.91	100.0%
(1)	Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through September 1, 2012.
(2)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft. and exclude any gross up of vacant space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1700-1740 Market Street Philadelphia, PA 19103	Collateral Asset Summary 1700 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,950,000 69.4% 1.38x 10.0%

The Loan.    The 1700 Market Street loan combination (the “1700 Market Street Loan Combination”) is a $111.0 million fixed rate loan secured by the borrower’s fee simple interest in an 841,172 sq. ft. Class A, CBD office property located at 1700 Market Street in Philadelphia, Pennsylvania (the “1700 Market Street Property”). The $111.0 million first mortgage loan has a five-year term, an initial interest-only period of 24 months and amortizes based on a 30-year schedule thereafter. The 1700 Market Street Loan Combination accrues interest at a fixed rate of 5.1700%, which rate steps up to 5.3400% beginning on the payment date in November 2014. The 1700 Market Street Loan Combination was bifurcated into two pari passu loan components (Notes A-1 and A-2). The 1700 Market Street Note A-1 (the “1700 Market Street Loan”), but not the related pari passu Note A-2, will be contributed to the UBSC 2011-C1 Trust. Loan proceeds, together with an additional $12.2 million in mezzanine financing (see “Current Mezzanine or Subordinate Indebtedness” herein) and an equity contribution from the borrower of $44.8 million, were used to acquire the 1700 Market Street Property for a purchase price of $151.0 million (inclusive of a syndication profit of $7.5 million), fund upfront reserves totaling approximately $13.8 million, and pay closing costs of approximately $3.2 million. Based on the appraised value of $160.0 million as of September 1, 2011, the cut-off date LTV is 69.4%.

The Borrower / Sponsor.    The borrowers, 1700 Market Street Associates L.P. (76.47% ownership interest) and Crown 1700 Market Street L.P. (23.53% ownership interest) (collectively, the “Borrowers”), are each a newly formed Delaware limited partnership structured to be bankruptcy-remote, each with two independent directors required in its ownership structure. The Borrowers own the 1700 Market Street Property as tenants-in-common. David Werner, Joseph Friedland, Elchonon Schwartz and Simon Singer (collectively, the “Sponsors”) have a combined 9.8% ownership interest in the Borrower and will act as the non-recourse carveout guarantors of the 1700 Market Street Loan.  The remaining ownership interest in the Borrower is held by a collection of individual investors and family foundations.

David Werner is a real estate investor with over 25 years of experience with commercial properties. In the past 17 years, Mr. Werner has been involved in the acquisition of 61 projects (primarily office space) totaling 61.5 million sq. ft. Mr. Werner has historically primarily focused on properties located in New York City, but his investment resume also includes acquisitions in Philadelphia, Chicago, New Jersey, Atlanta, Washington D.C., Boston, San Francisco, and several secondary markets. Mr. Werner’s past transactions in Philadelphia include 1500 Spring Garden Street (approximately 1.0 million sq. ft., located one mile north of the 1700 Market Street Property) and One South Broad Street (approximately 460,000 sq. ft., located three blocks east of the 1700 Market Street Property).

Joseph Friedland is the CEO and founder of JFR Global Investments (“JFR”), a commercial real estate acquisition and management firm. Traditionally, JFR has focused on the acquisition of properties located in the New York City area. In the past seven years the firm has expanded its geographic footprint to include Maryland, North Carolina, Pennsylvania, Ohio, Kentucky, Texas, New Jersey, Connecticut, Florida, and Massachusetts. In this seven year time span, the firm has acquired approximately 42.5 million sq. ft. of commercial real estate (primarily office properties) worth an estimated $4.7 billion. JFR’s recent transactions in Philadelphia include 1500 Spring Garden Street and One South Broad Street with Mr. Werner, as well as The Presidential Complex (approximately 730,000 sq. ft. of mixed-use space).

In 2005, Elchonon Schwartz and Simon Singer established Nightingale Properties LLC (“Nightingale”), a multi-faceted real estate acquisition, management and development company specializing in commercial real estate. In its first year of operations, Nightingale raised $50.0 million in capital that was used to purchase six office buildings and nine retail centers located in secondary markets. Recent transactions by Nightingale include a total of 1.4 million sq. ft. of office space and 1.2 million sq. ft. of retail space purchased in 2007 and a 160,000 sq. ft. office building purchased in 2011. Nightingale is also active in the development of commercial real estate, including a strategy of expanding currently owned properties to add value. Before starting Nightingale, Mr. Schwartz was involved in brokering more than $800 million dollars of real estate transactions. In 2003, he began to focus his energies toward the acquisition of office buildings and shopping centers ranging in price between $5.0 million and $50.0 million, primarily in an owner’s representative capacity.  Before starting Nightingale, Mr. Singer worked as general counsel for a New York based development company, where he was responsible for all legal aspects of the development company’s transactions, including corporate formation, financing structures, joint ventures and litigation matters.

The Property.     The 1700 Market Street Property consists of a Class A, 26-story, CBD office building above a five level parking garage. The 1700 Market Street Property contains 841,172 sq. ft. of rentable retail, office and storage area. There is 19,750 sq. ft. of retail on the first floor and an additional 25,600 sq. ft. of retail/office space on the lower level, which is directly accessible by open staircases from the main elevator lobby. The improvements were originally completed in 1969 and renovated in 1989, 1998 and 2005. Recent capital improvements totaling $7.4 million in 2005 consist of the replacement of the fire sprinkler monitoring and alarm system, a completely restored façade (completed in 2006) and an upgraded HVAC system. The 1700 Market Street Property offers some of the largest floor plans in the submarket, featuring 30,000 sq. ft. floor plates compared to an average of 23,000 sq. ft. for other Class A properties.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1700-1740 Market Street Philadelphia, PA 19103	Collateral Asset Summary 1700 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,950,000 69.4% 1.38x 10.0%

Major Tenants.    The 1700 Market Street Property was 83.3% leased by 45 tenants as of the rent roll dated July 25, 2011. The 1700 Market Street Property was 93.1% and 93.5% occupied in 2006 and 2007, respectively, and has historically operated in the 90% range. Occupancy dropped to 76.0% in 2009 due to AIG vacating a large block of space.  However, since that time, the prior owner of the 1700 Market Street Property was able to lease the building back up to the 83.3% occupancy level.  Existing office leases are primarily written on a modified full-service basis, whereby tenants pay for increases in real estate taxes and operating expenses over a base year.

Deloitte & Touche USA LLP (154,545 sq. ft., 18.4% of NRA, 21.2% of underwritten occupied base rent): Deloitte & Touche USA LLP (“Deloitte USA”) is a subsidiary of Deloitte Touche Tohmatsu Limited (“DTTL”), a UK private company. “Deloitte” is the brand under which tens of thousands of professionals in independent firms throughout the world collaborate to provide audit, consulting, financial advisory, risk management and tax services to selected clients. Each member firm provides services in a particular geographic area and is subject to the laws and professional regulations of the particular country or countries in which it operates. DTTL does not itself provide services to clients. Deloitte has 100 offices across the U.S. in 89 different cities with a total of 45,730 employees nationwide.  Deloitte has increased its number of employees by approximately 3,000 in the previous two years, going from 42,367 in 2009 to 45,730 in 2011.

Deloitte USA occupies five full floors at the 1700 Market Street Property (floors 23-27), along with storage space on the lower level, under a 14-year lease that commenced in 2005. The lease is structured as a modified full-service lease, and the tenant is required to reimburse for electric charges. Deloitte USA has the option, effective 10/1/2010 to 10/1/2015, to partially terminate the lease with respect to a portion of the leased premises, provided such surrendered portion (a) contains at least one-half of the net rentable area of a floor but no greater than one full floor (provided that the portion of the floor to be released is not less than 5,000 sq. ft.); (b) is located on the then highest floor of the leased premises and (c) has a configuration that is such that it does not prevent the remaining space on such floor from being reasonably leasable.

Independence Blue Cross (149,420 sq. ft., 17.8% of NRA, 20.6% of underwritten occupied base rent):  Independence Blue Cross (“IBC”) is a private organization that provides health insurance and related services to approximately 3.3 million members in Philadelphia and surrounding areas. IBC is an independent licensee of the Blue Cross Blue Shield Association (BCBSA), the national coordinating body for the federation of independent Blue Cross and Blue Shield plans. As an independent licensee, IBC is assigned a specific area to market its products — Bucks, Chester, Delaware, Montgomery, and Philadelphia counties in Pennsylvania. IBC’s health plans include options for groups, families, and individuals. It also offers supplemental Medicare, dental, vision, life, and disability insurance. Through subsidiary AmeriHealth Administrators, IBC provides third-party administration services. IBC was founded as the Associated Hospital Service of Philadelphia in 1938. IBC currently occupies 5 full floors at the 1700 Market Street Property (floors 7-9 and 11-12) comprising 17.8% of total NRA. In August of 2008, IBC extended the term of their initial lease an additional 10 years affirming their commitment to the subject location. The lease includes base rent increases of $0.50 PSF per year.

AECOM USA, Inc. (52,080 sq. ft., 6.2% of NRA, 7.1% of underwritten occupied base rent):  AECOM USA, Inc. (“AECOM”, NYSE: ACM) is one of the world’s leading engineering and design groups. AECOM (which stands for Architecture, Engineering, Consulting, Operations and Maintenance) provides planning, consulting, and construction management services for civil clients and infrastructure construction to government and private clients.  The firm has operations in Asia, Africa, Europe, the Middle East, and Australia/New Zealand. AECOM has two divisions: professional technical services and management support services. Notable AECOM projects include the project management for the Saadiyat Island Cultural District in Abu Dhabi and master planning for the 2012 London Olympics.  AECOM occupies five office suites and one storage space at the 1700 Market Street Property, comprising a total of 52,080 sq. ft.  AECOM has demonstrated a pattern of continued growth at the 1700 Market Street Property: its original lease for 13,943 sq. ft. commenced in August 2002. From the original lease commencement date to present, AECOM has added additional space in 2006 (1,667 sq. ft.), 2010 (33,136 sq. ft.), and 2011 (2,451 sq. ft., commencing in July 2012).  AECOM also occupies 883 sq. ft. of storage space.

The Market.    The 1700 Market Street Property is considered to be well-located on Market Street two blocks west of City Hall in the heart of Center City, which is generally recognized to be the premier office corridor in Philadelphia. The Center City business district is a diverse and dynamic area containing office, residential, retail, hotel, governmental, medical and cultural attractions, and is a hub for local mass transportation. The 1700 Market Street Property is directly across the street from Suburban Station and 0.8 miles from 30th Street Station. Center City is the focal point of the Greater Philadelphia MSA for business, government and cultural activities. The 1700 Market Street Property is well located within the prime West of Broad Street Office Submarket, two blocks from City Hall and the high-end retail shopping district adjacent to Rittenhouse Square on Walnut Street. The 1700 Market Street Property offers good access and visibility at the corner of 17th and Market Streets, with extensive frontage and a five-level parking garage on Market Street affording ingress and egress directly from Market Street, a unique feature for office buildings in the market. The parking garage contains 530 striped stalls, but can accommodate up to 720 spaces in a valet park configuration. The parking garage is considered a significant

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1700-1740 Market Street Philadelphia, PA 19103	Collateral Asset Summary 1700 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,950,000 69.4% 1.38x 10.0%

amenity due to the scarcity of parking in the Center City district, as well as the fact that the garage is one of the few in the area with an entrance and exit on Market Street and not a side street.

Philadelphia has the 4th highest monthly parking rate in the nation and the 7th highest daily parking rate. According to the appraisal, a separate direct capitalization analysis on the parking garage operation was performed in order to accurately compare the 1700 Market Street Property to comparables without attached parking. Per the appraisal, the 1700 Market Street Property’s parking garage’s separate “as-is” value was concluded to be $24.2 million, representing $29 per sq. ft. or $39,032 per space (based on 620 spaces, which is a blend of the self park and valet configurations).

The 1700 Market Street Property lies within the Philadelphia CBD Office Market and the Market Street West Submarket. Based on certain research reports, the market vacancy rate was 9.6%, which represents four consecutive quarters of declines after reaching a high of 10.6% in Q2 2010. Net absorption in Q2 2011 equaled 180,361 sq. ft., which is a continuation of the positive absorption trend that began in Q3 2010. The average asking rental rate was reported to be $24.73 per sq. ft., which is in line with the 1700 Market Street Property’s average in place rent for office space of $24.47 per sq. ft. The Market Street West Submarket had a vacancy rate of 10.3% as of Q2 2011 and an average asking rental rate of $25.74 per sq. ft.  Year-to-date net absorption was 290,049 sq. ft., with no new deliveries year-to-date. As of Q2 2011, the Philadelphia CBD Retail Market’s vacancy rate was 2.9%, with an average quoted rental rate of $25.47 per sq. ft. The Market Street West Retail Submarket’s vacancy rate was 1.3%, with an average quoted rental rate of $37.05 per sq. ft. as of Q2 2011.

1700 Market Street Property Recent Leases(1)
Tenant	Sq. Ft.	Base Rent PSF	Lease Term (Months)	Lease Start	Lease Expiration
AECOM USA, Inc.	2,451	$25.75	102	7/1/2012	1/1/2021
Jacobs Engineering	13,034	$24.50	78	11/1/2011	4/1/2018
The Reinvestment Fund	20,702	$25.50	180	6/1/2011	5/31/2026
Commonwealth Land & Title	7,309	$25.25	60	4/1/2011	4/30/2016
Hohn & Scheurle, P.C.	3,734	$26.00	39	1/1/2011	3/31/2014
Total / Wtd. Avg.	47,230	$25.24	118
(1)	Source: In-place rent roll dated July 25, 2011.

The table below shows the 1700 Market Street Property’s vacancy rate and asking rents in comparison to its direct competitors in the CBD submarket.

Summary of Comparable Office Properties(1)
Building	Year Built	Size	% Leased	Asking Rate (2)	Class
1700 Market Street Property	1969	841,172	83.3%	$25.50	A
2000 Market Street	1972	661,238		$28.00	A
1500 Market Street	1974	1,801,389		$22.00	A
510 Walnut Street	1947	210,256		$23.50	A
1650 Market Street	1991	1,193,129		$30.50	A
1845 Walnut Street	1968	349,126		$23.00	A
2001 Market Street	1991	950,000		$23.00	A
Total / Wtd. Avg.(3)		5,165,138		$25.04
(1)	Source: Appraisal
(2)	Asking Rate quoted on a modified full-service basis.
(3)	Total / Wtd. Avg. excludes the 1700 Market Street Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1700-1740 Market Street Philadelphia, PA 19103	Collateral Asset Summary 1700 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,950,000 69.4% 1.38x 10.0%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2008	12/31/2009	12/31/2010	T-12 8/31/2011	U/W	U/W Per Sq. Ft.
Base Rent(1)	$18,411,926	$17,407,772	$15,387,546	$16,116,749	$17,688,245	$21.03
Rent Steps(2)	0	0	0	0	436,325	0.52
Value of Vacant Space(3)	0	0	0	0	3,533,304	4.20
Gross Potential Rent	$18,411,926	$17,407,772	$15,387,546	$16,116,749	$21,657,875	$25.75
Total Recoveries	1,208,603	863,168	723,202	828,896	765,899	0.91
Total Other Income	2,234,230	1,708,479	1,637,351	1,621,940	1,637,351	1.95
Less: Vacancy	0	(58,983)	25,084	22,196	(3,533,304)	(4.20)
Effective Gross Income	$21,854,759	$19,920,436	$17,773,183	$18,589,781	$20,527,820	$24.40
Total Operating Expenses	9,296,196	8,903,153	8,752,252	8,911,095	9,407,568	11.18
Net Operating Income	$12,558,563	$11,017,283	$9,020,931	$9,678,686	$11,120,253	$13.22
TI/LC	0	0	0	0	841,172	1.00
Capital Expenditures	0	0	0	0	210,293	0.25
Net Cash Flow	$12,558,563	$11,017,283	$9,020,931	$9,678,686	$10,068,788	$11.97
(1)	U/W Base Rent is based on the rent roll dated July 25, 2011 and includes rent allocated to AECOM USA, Inc. in suite 1770, which lease commences on July 1, 2012.
(2)	U/W Rent Steps includes contractual rent increases through September 1, 2012.
(3)	U/W Vacancy is based on the actual economic vacancy as of the rent roll dated July 25, 2011, and is equal to 16.3% of Gross Potential Rent.

Property Management.    The 1700 Market Street Property is managed by CB Richard Ellis, Inc.

Lockbox / Cash Management.    The 1700 Market Street Loan is structured with a hard lockbox and in-place cash management. All excess cash will be swept into a lender controlled account upon the occurrence of one of the following events: (i) an event of default by the Borrower, (ii) the occurrence of certain bankruptcy events relating to the Borrower, mezzanine borrower, guarantor, sponsor or manager, (iii) the DSCR falls below 1.07x, or (iv) an event of default by the mezzanine borrower under the 1700 Market Street Mezzanine Loan (as defined below).

Initial Reserves.    At closing, the Borrower deposited (i) $1,469,236 into the tax reserve account, (ii) $40,362 into the insurance reserve account, (iii) $400,000 into the capital expenditure/replacement reserve account, (iv) $6,000,000 into the TI/LC reserve account, (v) $5,154,868 into the unfunded TI/LC reserve account for certain outstanding tenant improvements and leasing commissions identified in the loan documents, and (vi) $757,483 into the rent abatement reserve.

Ongoing Reserves.    On a monthly basis, the Borrower is currently required to deposit reserves of (i) $209,891 into the tax reserve account and (ii) $20,181 into the insurance reserve account.

Current Mezzanine or Subordinate Indebtedness.    In conjunction with the 1700 Market Street Loan Combination, Pearlmark Mezzanine Realty Partners III, L.L.C. and TMRP III Co-Investment, L.L.C. jointly provided a $12,200,000 mezzanine loan (the “1700 Market Street Mezzanine Loan”). The 1700 Market Street Mezzanine Loan requires payments of interest only at a rate of 10.0000% and is coterminous with the 1700 Market Street Loan.

Future Mezzanine or Subordinate Indebtedness Permitted.    None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1700-1740 Market Street Philadelphia, PA 19103	Collateral Asset Summary 1700 Market Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$49,950,000 69.4% 1.38x 10.0%

1700 Market Street
1700-1740 Market Street
Philadelphia, PA 19103
Philadelphia
Fairmount
Spring Garden
Chinatown
Center City
Old City
Rittenhouse
Society Hill
Southwest Center City
South Street
South Philadelphia
FAIRMOUNT PARK
Schuylkill River
Philadelphia Museum of Art
Eastern State Penitentiary Natl. Historic Landmark
Franklin Square
Logan Square
Rittenhouse Square
Washington Square
Independence Natl. Historic Park
Pennsylvania Convention Center
City Hall
Vine Street Expwy
Philadelphia Intl. Airport 8 miles
Spring Garden St
Callowhill St
Vine St
Race St
Arch St
JFK Blvd
Market St
Chestnut St
Walnut St
Locust St
Spruce St
Lombard St
South St
Christian St
Washington Ave
Federal St
Fairmount Ave
Girard Ave
S College Ave
Ridge Ave
Pennsylvania Ave
Benjamin Franklin Pkwy
Grays Ferry Ave
Passyunk Ave
676
76
95
30
3
611

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

333 North Bedford Road Mount Kisco, NY 10549	Collateral Asset Summary 333 North Bedford Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,733,808 55.9% 1.57x 12.9%

WINE ENTHUSIAST

WESTCHESTER
MMA-FIT

THE PARK
333 NORTH BEDFORD RD
MT. KISCO
SAW MILL CLUB EAST
THE WINE ENTHUSIAST
AIR MAC
GRAND PRIX NEW YORK
SAFE HAVEN SELF STORAGE
MOUNT KISCO SPORTS AREA
PHOTO FILE
RDI
IDEAL ELECTRIC
DIAMOND PROPERTIES
PRINCETON REALTY GROUP
CUCINA ANTICA FOODS
HEMATO-CENTRIC LIFE INSTITUTE
TOWN SOCCER FIELD

GRAND PRIX

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

333 North Bedford Road Mount Kisco, NY 10549	Collateral Asset Summary 333 North Bedford Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,733,808 55.9% 1.57x 12.9%

Mortgage Loan Information			Property Information
Loan Seller:	Natixis Real Estate Capital LLC		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Industrial – Warehouse
Sponsor:	James A. Diamond;		Collateral:	Fee Simple
	William E. Diamond		Location:	Mount Kisco, NY
Borrower:	DP 21, LLC		Year Built / Renovated:	1957 / 2008-2011
Original Balance:	$45,000,000		Total Sq. Ft.:	604,095
Cut-off Date Balance:	$44,733,808		Property Management:	Diamond Property Management LLC
% by Initial UPB:	6.6%		Underwritten NOI:	$5,762,124
Interest Rate:	5.5500%		Underwritten NCF:	$5,244,254
Payment Date:	5th of each month		Appraised Value:	$80,000,000
First Payment Date:	September 5, 2011		Appraisal Date:	March 17, 2011
Maturity Date:	August 5, 2016
Amortization:	300 months		Historical NOI
Additional Debt:	None		Most Recent NOI:	$4,757,422 (T-12 7/31/2011)
Call Protection:	L(28), D(29), O(3)		2nd Most Recent NOI:	$4,161,762 (December 31, 2010)
Lockbox / Cash Management:	Hard / Springing		3rd Most Recent NOI:	$3,565,970 (December 31, 2009)

Reserves(1)			Historical Occupancy
	Initial	Monthly	Most Recent Occupancy:	91.8% (October 31, 2011)
Taxes:	$228,078	$81,005	2nd Most Recent Occupancy:	82.3% (December 31, 2010)
Insurance:	$102,007	$8,501	3rd Most Recent Occupancy:	77.7% (December 31, 2009)
Replacement:	$0	$8,132	(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
TI/LC:	$375,000	$25,000
Required Repairs:	$271,871	$0
Westchester MMA Reserve:	$100,000	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:		$74
Balloon Balance / Sq. Ft.:		$67
Cut-off Date LTV:		55.9%
Balloon LTV:		50.5%
Underwritten NOI DSCR:		1.73x
Underwritten NCF DSCR:		1.57x
Underwritten NOI Debt Yield:		12.9%
Underwritten NCF Debt Yield:		11.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

333 North Bedford Road Mount Kisco, NY 10549	Collateral Asset Summary 333 North Bedford Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,733,808 55.9% 1.57x 12.9%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.	% of Total Annual U/W Base Rent(6)	Lease Expiration
Grand Prix New York Racing, LLC(2)	NR/NR/NR	117,942	19.5%	$9.50	18.3%	12/31/2017
The Wine Enthusiast, Inc.(3)	NR/NR/NR	113,846	18.8	$11.46	21.3	7/31/2016
Safe Havens Partners, LLC	NR/NR/NR	75,886	12.6	$9.27	11.5	5/31/2019
AirMac Distributing Corporation, Inc.(4)	NR/NR/NR	50,000	8.3	$10.11	8.2	4/30/2017
Photo File, Inc.(5)	NR/NR/NR	42,881	7.1	$12.47	8.7	3/31/2020
Mt. Kisco Sports Management	NR/NR/NR	42,693	7.1	$16.77	11.4	12/31/2020
Target Corporation	A-/A2/A+	27,609	4.6	$10.61	4.8	12/31/2013
Subtotal / Wtd. Avg.		470,857	77.9%	$11.00	84.4%

Other	Various	83,575	13.8%	$11.44	15.6%	Various
Vacant	NAP	49,663	8.2	NAP	NAP	NAP
Total / Wtd. Avg.		604,095	100.0%	$11.06	100.0%
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Grand Prix New York Racing, LLC currently subleases 17,200 sq. ft. to Spins Bowl LLC for $360,000 per annum.
(3)
The Wine Enthusiast, Inc. has a one-time right to terminate the lease on the five year anniversary (8/1/2013) of the rent commencement date by giving landlord written notice at least 9 months prior and paying, on the five year anniversary, an early termination fee equal to three months of the then current rent.

(4)
The borrower is in discussion with AirMac Distributing Corporation, Inc. to reduce its space by 21,229 sq. ft. and simultaneously lease that space to a certain new tenant. AirMac Distributing Corporation, Inc. will continue to pay the same per sq. ft. rent ($10.11) for their remaining space, while the new tenant will pay approximately $11.35 per sq. ft. for the 21,229 sq. ft. space. It is expected this will be completed before 12/31/2011.

(5)
Photo File, Inc. shall have a one-time right to terminate the lease on the 10th anniversary (10/1/2017) of the rent commencement date by giving landlord written notice at least 9 months prior to the date.  Termination fee shall equal the unamortized landlord lease transaction costs, including cost of tenant’s build-out and brokerage.

(6)	U/W Base Rent Per Sq. Ft. and % of Total Annual U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft. and exclude any gross up of vacant space.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(1)	% U/W Base Rent Rolling(1)	Cumulative % of U/W Base Rent(1)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2011	1	7,037	1.2	7,037	1.2%	$3.41	0.4	0.4%
2012	0	0	0.0	7,037	1.2%	$0.00	0.0	0.4%
2013	1	27,609	4.6	34,646	5.7%	$10.61	4.8	5.2%
2014	2	7,742	1.3	42,388	7.0%	$16.46	2.1	7.2%
2015	2	14,032	2.3	56,420	9.3%	$10.81	2.5	9.7%
2016	2	121,264	20.1	177,684	29.4%	$11.98	23.7	33.4%
2017	2	167,942	27.8	345,626	57.2%	$9.68	26.5	59.9%
2018	0	0	0.0	345,626	57.2%	$0.00	0.0	59.9%
2019	2	95,175	15.8	440,801	73.0%	$9.37	14.5	74.4%
2020	3	99,250	16.4	540,051	89.4%	$13.57	22.0	96.4%
2021	0	0	0.0	540,051	89.4%	$0.00	0.0	96.4%
Thereafter	2	14,381	2.4	554,432	91.8%	$15.35	3.6	100.0%
Vacant	NAP	49,663	8.2	604,095	100.0%	NAP	NAP
Total / Wtd. Avg.	17	604,095	100.0%			$11.06	100.0%
(1)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft. and exclude any gross up of vacant space.

The Loan.    The 333 North Bedford Road loan (the “333 North Bedford Road Loan”) is a $45.0 million fixed rate loan secured by the borrower’s fee simple interest in the 604,095 square foot industrial property located at 333 North Bedford Road in Mount Kisco, New York (the “333 North Bedford Road Property”). The $45.0 million first mortgage loan has a 5-year term and amortizes based on a 25-year schedule. The 333 North Bedford Road Loan accrues interest at a fixed rate equal to 5.5500%. Loan proceeds were used to refinance existing debt of approximately $35.0 million.  Based on the “as-is” appraised value of $80.0 million as of March 17, 2011, the cut-off date LTV is 55.9% and the remaining implied equity is $35.0 million.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

333 North Bedford Road Mount Kisco, NY 10549	Collateral Asset Summary 333 North Bedford Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,733,808 55.9% 1.57x 12.9%

The Borrower / Sponsor.    The borrower, DP 21, LLC, is a single purpose New York limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and the non-recourse carveout guarantors are James A. Diamond and William E. Diamond.  James A. Diamond and William E. Diamond established Diamond Properties in 1993 to acquire and manage commercial real estate properties. The company has acquired over 40 properties, with a focus on office, warehouse, retail, and self storage, in New York, Connecticut, Pennsylvania, Ohio, and Maryland, and currently owns 29 of those properties totaling in excess of 2,000,000 sq. ft.

The Property.   The 333 North Bedford Road Property is a 604,095 square foot, multi-tenant, industrial warehouse facility situated on a 37.5 acre parcel located in Mount Kisco, Westchester County, New York. The sponsors have spent approximately $51 million acquiring, upgrading, repositioning and re-tenanting the property. It is now re-positioned as a destination, industrial warehouse facility featuring tenancy that includes Grand Prix New York Racing, LLC (go-kart, bowling, arcade and entertainment facility), Mt. Kisco Sports Management (gym), Westchester Mixed Martial Arts, Inc, and Lake Dogs, Inc. against a backdrop of more traditional warehouse/flex industrial users. The 333 North Bedford Road Property was 91.8% leased to 17 tenants as of October 31, 2011.

The 333 North Bedford Road Property is located along the west side of North Bedford Road in northern-central Westchester County, within the Village and Town of Mount Kisco, approximately 36 miles north of New York City. Access to the 333 North Bedford Road Property’s immediate neighborhood is provided by Interstate 684, which is less than two miles east of the subject. Interstate 684 runs north/south through northern Westchester en route to Putnam County, beginning in White Plains at I-287 and terminating at Interstate 84. The 333 North Bedford Road Property is 0.7 miles from the Green Lane exit of Saw Mill Parkway which runs north/south through northern Westchester to Interstate 287.  Local access is provided by North Bedford Road, Main Street, South Bedford Road, and Guard Hill Road.

Metro-North, which provides rail service between New York City and its northern suburbs in New York and Connecticut, has two stations located within the 333 North Bedford Road Property’s neighborhood. The Mount Kisco train station is located approximately one mile south of the 333 North Bedford Road Property, while the Bedford Hills Metro-North station is located two miles north of the 333 North Bedford Road Property. Mount Kisco and Bedford Hills are primary commuter hubs for the surrounding neighborhoods as there are a significant number of residents from the area who commute by train to Manhattan for work.

Mount Kisco is primarily comprised of densely populated single and multi-family neighborhoods, with an active commercial center anchored by the train station and a number of commercial office and retail buildings. The subject’s local area is composed of a mixture of retail, commercial, industrial and residential uses. Flex industrial-professional office uses are located along Kensico Drive. Commercial-retail and auto dealerships are located south along Kisco Avenue and Preston Way. The prime business district of Mount Kisco is along Bedford Road/Main Street-Route 117, north and south of Preston Way.

Major Tenants.
Grand Prix New York Racing, LLC (117,942 sq. ft., 19.5% of NRA, 18.3% of Annual U/W Base Rent) Grand Prix New York Racing, LLC signed its lease in January 2007. The lease expires on December 31, 2017. The tenant currently operates as an indoor go-karting facility. It subleases 17,200 sq. ft. of its space to Spins Bowl LLC for annual rent of $360,000. The sublease terminates when Spins Bowl LLC receives full capital return and 15% on their approximately $1.75 million initial investment. The subtenant spent an estimated $1.75 million converting some of the existing track space into the 19-lane bowling alley. It will alleviate the bottleneck for customers between races and maximize efficiency for the space. The bowling alley opened in November of 2011. The tenant has three, 5-year renewal options each of which is exercisable with nine months prior notice after the fifth anniversary of the rent commencement date.

The Wine Enthusiast, Inc. (113,846 sq. ft., 18.8% of NRA, 21.3% of Annual U/W Base Rent) The Wine Enthusiast, Inc. signed its current lease in July 2007. The tenant is a multi-channel marketer of wine and wine-related products to wholesale, retail and consumer direct markets. Wine Enthusiast uses its premises for office, warehouse, and showroom space. The tenant has one, 5-year renewal option with nine months prior notice on the fifth anniversary of the rent commencement date.

Safe Havens Partners, LLC (75,886 sq. ft., 12.6% of NRA, 11.5% of Annual U/W Base Rent) The Safe Havens Partners, LLC began its lease in May 2009. Safe Havens Partners, LLC is a self storage company in Westchester County, NY. The tenant currently has two locations, one in the 333 North Bedford Road Property and one in Elmsford, NY. The tenant has three, 5-year extension options with nine months prior notice.

AirMac Distributing Corporation, Inc. (50,000 sq. ft., 8.3% of NRA, 8.2% of Annual U/W Base Rent). The AirMac Distributing Corporation, Inc. lease commenced in February 2007. Founded in 1967, AirMac Distributing Corporation, Inc. is a wholesale distributor of, heating, ventilation, air conditioning, sheet metal and industrial supplies. The tenant has two, 5-year extension options with nine months prior notice.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

333 North Bedford Road Mount Kisco, NY 10549	Collateral Asset Summary 333 North Bedford Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,733,808 55.9% 1.57x 12.9%

Photo File, Inc. (42,881 sq. ft., 7.1% of NRA, 8.7% of Annual U/W Base Rent). The Photo File, Inc. lease commenced in July 2007. Founded in 1987, Photo File, Inc. is one of the nation’s leading manufacturers of sports photography with licenses from the NFL, MLB, NBA, NHL, CLC, WWE and MLS and their respective player associations. Photo File, Inc. is also licensed by numerous of additional individuals and organizations, including Muhammad Ali, Babe Ruth, Joe Namath, Vince Lombardi, and Marvel Comics, to name but a few. This location serves as their printing lab and corporate office. The tenant has two, 5-year renewal options with nine months prior notice.

Mt. Kisco Sports Management. (42,693 sq. ft., 7.1% of NRA, 11.4% of Annual U/W Base Rent). The Mt. Kisco Sports Management lease commenced in January 2011. The tenant is operating the leased space as a high end gym. The gym includes two indoor pools (under construction at the tenant’s own expense and expected to be opened in February 2012), a cardio cinema room, three squash courts, dedicated spinning and yoga studios, spacious workout areas and child care. The tenant has five, 5-year renewal options each of which is exercisable with nine months prior notice.

Target Corporation (27,609 sq. ft., 4.6% of NRA, 4.8% of Annual U/W Base Rent). The Target Corporation lease commenced in November 2008. The tenant is a national supermarket chain retailer. It has a credit rating of A-/A2/A+ (Fitch/Moody’s/S&P). The space leased by the tenant serves as a warehouse for the nearby Target store at 195 North Bedford Road. The tenant has two, 5-year renewal options with nine months prior notice.

The Market.     The 333 North Bedford Road Property is in the Westchester County industrial market. Westchester County is located in the southeastern portion of New York State, directly north of New York City, and is bordered on the west by the Hudson River and on the east by the Long Island Sound and Connecticut’s Fairfield County. Westchester County consists of six cities, including Mount Vernon, Rye, New Rochelle, White Plains, Peekskill and Yonkers, as well as 16 towns. In 2010, the Westchester County population was 961,100 people. Due to high population density, particularly in those established communities closest to New York City, Westchester County’s population is forecasted to have an annual average growth rate of 0.2% through 2014, while the United States is expected to have an annual average growth rate of approximately 1.0%. In 2010, the village and town of Mount Kisco had a population of approximately 10,647, as of the date of the 2010 Census.

As of the first quarter of 2011, Westchester County’s industrial market consists of approximately 37.2 million rentable sq. ft. among 1,371 buildings. The Westchester County industrial market is mainly concentrated in the southern half of the county, with approximately 55.0% of the county’s total inventory located in the submarkets of Yonkers, Mount Vernon, New Rochelle, White Plains and Elmsford. According to certain research reports, the Westchester County industrial market exhibited a first quarter of 2011 vacancy rate of 5.9%, along with 128,898 RSF of net absorption. The quoted rental rate for first quarter of 2011 was $9.98 per sq. ft. The 333 North Bedford Road Property is in North Westchester submarket which reportedly has an availability of about 7% as of first quarter of 2011 and a quoted rental rate of $12.30 Per Sq. Ft. Based on certain research reports, in the first quarter of 2011 there was no new industrial construction activity underway in Westchester County. This is primarily due to the high cost and scarcity of entitled industrial land in Westchester County. Zoning and construction regulations are very restrictive and there are only a handful of submarkets zoned for large-scale industrial development.

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2009	12/31/2010	T-12 7/31/2011	U/W	U/W PSF
Base Rent	$4,190,892	$4,739,497	$5,334,211	$6,133,978	$10.15
Value of Vacant Space	0	0	0	828,397	1.37
Gross Potential Rent	$4,190,892	$4,739,497	$5,334,211	$6,962,375	$11.53
Total Recoveries(1)	802,386	985,534	1,126,713	1,378,8584	2.28
Total Other Income	23,059	26,135	11,768	21,212	0.04
Less: Vacancy	0	0	0	(828,397)	(1.37)
Effective Gross Income	$5,016,337	$5,751,166	$6,472,692	$7,534,044	$12.47
Total Operating Expenses	1,450,367	1,589,404	1,715,269	1,771,920	2.93
Net Operating Income	$3,565,970	$4,161,762	$4,757,422	$5,762,128	$9.54
TI/LC	0	0	0	439,338	0.73
Capital Expenditures	0	0	0	78,532	0.13
Net Cash Flow	$3,565,970	$4,161,762	$4,757,422	$5,244,259	$8.68
(1) T-12 7/31/2011 recoveries exclude $58,872 CAM reimbursement refund to tenants for 2010.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

333 North Bedford Road Mount Kisco, NY 10549	Collateral Asset Summary 333 North Bedford Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,733,808 55.9% 1.57x 12.9%

Property Management.    The 333 North Bedford Road Property is managed by Diamond Property Management LLC, an affiliate of the borrower.

Lockbox / Cash Management.    The 333 North Bedford Road Loan is structured with a hard lockbox and springing cash management. If an event of default occurs or the debt service coverage ratio is less than 1.05x on the last day of the calendar quarter, that will trigger a cash management period. Also, all excess cash will be swept into a lender controlled account upon Wine Enthusiast, Inc. terminating its lease or providing notice of its intent to terminate its lease.

Initial Reserves.    At closing, the borrower deposited (i) $228,078 into the tax reserve account, (ii) $102,007 into the insurance reserve account, (iii) $271,871 into the required repair reserve, and (iv) $375,000 into the TI/LC reserve and (v) $100,000 into a reserve account for the Westchester Mixed Martial Arts tenant. The Westchester Mixed Martial Arts reserve is released upon the receipt of a tenant estoppel and satisfaction of other conditions related to the completion of the space leased to Westchester Mixed Martial Arts.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) $81,005 into a monthly tax reserve account, (ii) $8,501 into an insurance reserve account, (iii) $8,132 into a capital expenditures reserve account, and (iv) $25,000 into a TI/LC reserve account. The TI/LC reserve amount is capped at $1,000,000, exclusive of the initial $375,000 deposit and any cash sweep amounts.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

333 North Bedford Road Mount Kisco, NY 10549	Collateral Asset Summary 333 North Bedford Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$44,733,808 55.9% 1.57x 12.9%

333 North Bedford Road
333 North Bedford Road
Mount Kisco, NY 10549
Amawalk Reservoir
Golden's Bridge
Yorktown Heights
Muscoot Reservoir
Muscoot County Park
Katonah
Cross River Reservoir
New Croton Reservoir
Beaver Dam Park
Bedford Hills
Croton-on-Hudson
Mount Kisco
Millwood
WESTCHESTER COUNTY
Butler Memorial Sanctuary
Westmoreland Sanctuary
Byram Lake Reservoir
Ossining
Chappaqua
Pleasantville
Briarcliff Manor
Thornwood
Armonk
NEW YORK
CONNECTICUT
Hawthorne
Hudson River
Sleepy Hollow
Kensico Lake
Valhalla
FAIRFIELD COUNTY
Rye Lake
Westchester County Airport
Tarrytown
Greenwich
Rye Brook
Harrison
Elmsford
White Plains
Irvington
State University of New York at Purchase
New York City
Long Island Sound
NEW JERSEY
CONNECTICUT

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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One Montgomery Street San Francisco, CA 94104	Collateral Asset Summary One Montgomery Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,550,000 65.7% 1.31x 9.4%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

One Montgomery Street San Francisco, CA 94104	Collateral Asset Summary One Montgomery Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,550,000 65.7% 1.31x 9.4%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	Mixed Use – Office/Retail
Sponsor:	Mark Karasick		Collateral:	Fee Simple
Borrower:	One Montgomery Owner LLC; One		Location:	San Francisco, CA
	Brickell 26 Owner LLC		Year Built / Renovated:	1908 / 1985
Original Balance:	$31,550,000		Total Sq. Ft.:	75,880
Cut-off Date Balance:	$31,550,000		Property Management:	One Montgomery Property Manager LLC
% by Initial UPB:	4.7%		Underwritten NOI:	$2,969,324
Interest Rate:	5.6695%		Underwritten NCF:	$2,876,919
Payment Date:	6th of each month		Appraised Value:	$48,000,000
First Payment Date:	October 6, 2011		Appraisal Date:	July 6, 2011
Maturity Date:	September 6, 2021
Amortization:	Interest-only for 36 months; 360		Historical NOI
	months thereafter		Most Recent NOI:	$2,600,678 (December 31, 2010)
Additional Debt:	None		2nd Most Recent NOI:	$2,556,749 (December 31, 2009)
Call Protection:	L(27), D(89), O(4)		3rd Most Recent NOI:	$2,199,010 (December 31, 2008)
Lockbox / Cash Management:	Hard / In Place
			Historical Occupancy
Reserves(1)			Most Recent Occupancy(3):	100.0% (July 26, 2011)
	Initial	Monthly	2nd Most Recent Occupancy:	100.0% (December 31, 2010)
Taxes:	$167,612	$41,903	3rd Most Recent Occupancy:	100.0% (December 31, 2009)
Insurance:	$26,063	$13,032	(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
Replacement:	$0	$1,265	(2)
Based on amortizing debt service payments. The current interest only payments result in an Underwritten NOI DSCR and Underwritten NCF DSCR of 1.64x and 1.59x, respectively.
Most Recent Occupancy based on that certain tenant estoppel certificate delivered to One Montgomery Owner LLC by Wells Fargo Bank, N.A. and dated July 26, 2011.

TI/LC:	$0	Springing
Required Repairs:	$0	$0
Free Rent Reserve:	$1,047,703	$0	(3)

Financial Information
Cut-off Date Balance / Sq. Ft.:		$416
Balloon Balance / Sq. Ft.:		$373
Cut-off Date LTV:		65.7%
Balloon LTV:		59.0%
Underwritten NOI DSCR(2):		1.36x
Underwritten NCF DSCR(2):		1.31x
Underwritten NOI Debt Yield:		9.4%
Underwritten NCF Debt Yield:		9.1%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

One Montgomery Street San Francisco, CA 94104	Collateral Asset Summary One Montgomery Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,550,000 65.7% 1.31x 9.4%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total Annual U/W Base Rent	Lease Expiration
Wells Fargo (2) (3)	AA/Aa3/AA-	75,880	100.0%	$59.83	100.0%	12/17/2019
Subtotal / Wtd. Avg.		75,880	100.0%	$59.83	100.0%

Other	NAP	0	0.0%	NAP	NAP	NAP
Vacant	NAP	0	0.0%	NAP	NAP	NAP
Total / Wtd. Avg.		75,880	100.0%	$59.83	100.0%
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	U/W Base Rent PSF reflects the straight-line rent for the balance of the lease term.
(3)	Wells Fargo has one, ten-year extension option.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft. (1)	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2011	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2012	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2013	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2014	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2015	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2016	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2017	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2018	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2019	1	75,880	100.0	75,880	100.0%	$59.83	100.0	100.0%
2020	0	0	0.0	75,880	100.0%	$0.00	0.0	100.0%
2021	0	0	0.0	75,880	100.0%	$0.00	0.0	100.0%
Thereafter	0	0	0.0	75,880	100.0%	$0.00	0.0	100.0%
Vacant	NAP	0	0.0	75,880	100.0%	NAP	NAP
Total / Wtd. Avg.	1	75,880	100.0%			$59.83	100.0%
(1)	Annual U/W Base Rent Per Sq. Ft. reflects the straight-line rent for the balance of the lease term.

The Loan.    The One Montgomery Street loan (the “One Montgomery Street Loan”) is a $31.55 million fixed rate loan secured by the Borrower’s fee simple interest in a 75,880 square foot Class A, mixed use (retail and office) property located at One Montgomery Street in San Francisco, California (the “One Montgomery Street Property”).  The $31.55 million first mortgage loan has a 10-year original term and amortizes based on a 30-year schedule after an initial 3 year interest-only period.  The One Montgomery Street Loan accrues interest at a fixed rate equal to 5.6695%.  Loan proceeds, together with approximately $19.1 million from the sponsor, were used to, among other things, acquire the One Montgomery Street Property at a purchase price of $48.0 million, fund upfront reserves totaling approximately $1.2 million, and pay closing costs of approximately $1.4 million.  Based on the appraised value of $48.0 million as of July 6, 2011, the cut-off date LTV is 65.7%.  The One Montgomery Street Property was previously security for a loan included in the CSFB 2001-CKN5 transaction.

The Borrower / Sponsor.    The borrowers, One Montgomery Owner LLC and One Brickell 26 Owner LLC (collectively, the “Borrowers”), are single purpose Delaware limited liability companies structured to be bankruptcy-remote, with one independent director in each such entity’s organizational structure.  The Borrowers own the One Montgomery Street Property as tenants-in-common.

The sponsor of the Borrowers and the non-recourse carveout guarantor is Mark Karasick (the “Sponsor”).  The Sponsor has been a real estate syndicator in New York City for over 15 years. During the past 10 years, he has served as a managing member of several limited liability companies involved in the acquisition of over 25 substantial office buildings in Manhattan and in various other parts of the United States. From 1994 to 2006, the Sponsor bought, repositioned and sold nine properties totaling over 3.7 million sq. ft. including The Bank of America Center in San Francisco (2 million sq. ft.) and seven buildings in Manhattan totaling over 1.7 million sq. ft. The Sponsor is currently involved in numerous commercial property investments totaling more than 10 million sq. ft. with a reported

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

One Montgomery Street San Francisco, CA 94104	Collateral Asset Summary One Montgomery Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,550,000 65.7% 1.31x 9.4%

collective value in excess of $3 billion. Some of his current investments include 601 West 26th Street in New York City, a 2.3 million sq. ft. new media and technology center, 311 South Wacker Drive in Chicago, a 1.3 million trophy office building, and U.S. Steel Building in Pittsburgh, a premier Class A office building.

The Property.    The One Montgomery Street Property was originally constructed in 1908 as part of the headquarters for Crocker Bank (now Wells Fargo). The One Montgomery Street Property was initially thirteen stories in height but was reduced to the current two-story configuration in the early 1970s, to allow for development of the adjacent mall and high rise office buildings. The two-story building, which includes a basement and mezzanine level, is a combination of office and retail space. The exterior is composed of granite blocks with pre-cast pilasters and ornamental panels. The ground floor totals 24,879 sq. ft. and a portion provides retail banking and is accessible from Montgomery Street and Sutter Street. This first floor area contains 29-foot high ceilings with gold inlays and a 720 sq. ft. sky light. The remaining ground floor square footage is improved for general office use and is accessible from Post Street and the lobby. The second floor office space totaling 23,766 sq. ft incorporates 1,806 sq. ft. of mezzanine space, which provides conference rooms and offices. The 27,235 sq. ft. of basement space is portioned office and mechanical spaces, coupled with seven vaults. A small portion of the basement space (4,643 sq. ft.) encroaches on city owned property. (For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Zoning Laws” in the free writing prospectus.)  The office portion accommodates Wells Fargo’s Private Banking Division, General Banking Division and ATM research and development team.

Major Tenant.    The One Montgomery Street Property is currently 100% leased to Wells Fargo.

Wells Fargo (Wells Fargo Bank, N.A.) (75,880 sq. ft., 100.0% GLA, 100.0% of underwritten total occupied rent):  Wells Fargo, headquartered in San Francisco, California within blocks of the One Montgomery Street Property, had $1.3 trillion dollars in assets and approximately 280,000 employees to serve its 70 million customers worldwide, according to the 2010 annual report (the “2010 10-K”).  According to the 2010 10-K, Wells Fargo recorded its second consecutive year of record breaking earnings of approximately $12.4 billion. This figure is up $80 million (0.65%) from 2009 despite the fact that that total 2010 revenue for the company was $85.2 billion, down approximately $3.5 billion from the previous year. Wells Fargo also went on to report 2010 diluted earnings per common share of $2.21, up 26% from 2009. Wells Fargo’s stock price increased almost 15% during 2010, compared to approximately 13% for the S&P 500. Wells Fargo common stockholders’ return on equity for 2010 was 10.3%, compared to 9.9% in 2009. Its senior unsecured ratings from S&P, Moody’s and Fitch are AA-, Aa3, and AA, respectively.

During 2009, Wells Fargo’s lease at the One Montgomery Street Property was extended ten years through December 2019. Wells Fargo received one year of free rent from January 2011 through December 2011 and will pay $55.23 per sq. ft. beginning in January 2012.  At the closing of the One Montgomery Street Loan the Borrower escrowed $1,047,703 to support debt service payments during the free rent period through December 2011. Rent increases approximately 2.0% annually in December of each year. The lease is modified gross with expenses reimbursed over a 2010 base year and includes one ten-year extension option at fair market rent.

The Market.    The One Montgomery Street Property is located in San Francisco, California.   San Francisco is the fourth most populous city in the state of California and the thirteenth most populous in the United States. The current population within the city limits is estimated to be in excess of 800,000 people; however, the San Francisco Bay Area also includes San Jose, Oakland, and many smaller cities. The population of the Bay Area is approximately 7.5 million making it one of the largest combined statistical areas in the world and one of the nation’s most vital economic regions.

Per the appraisal report, the One Montgomery Street Property is located in the San Francisco office market.  The San Francisco office market contains approximately 3,715 buildings and 160,751,417 sq. ft. As of Q2 2011, the vacancy rate was 13.2%, which represents a 0.8% decrease from the recent peak of 14.0% in Q3 2010. Net absorption has been consecutively positive over the last three quarters. From Q4 2010 through Q2 2011, San Francisco experienced a positive net absorption totaling 1,652,334 sq. ft. The average rental rate for the market in Q2 2011 was $31.75 per sq. ft., which represents a slight increase over the previous quarter’s value of $30.42 per sq. ft. The office rental rate has remained stable over the previous four quarters, exhibiting a range of $30.01 to $31.75 per sq. ft. Deliveries and construction activity remain slow due to the fact that San Francisco is completely built out with little to no new development sites available. Approximately 189,700 sq. ft. of new space was completed in the market during Q2 2011. No new space was completed in Q1 2011.

The One Montgomery Street Property is located in the Downtown Core Submarket which contains 336 buildings and 55,347,252 sq. ft. of office space. Vacancy, as of Q2 2011, was 12.9% which represents the third consecutive quarter of decreasing vacancy. The previous three quarters vacancy rates equaled 13.5% (Q3 2010), 13.4% (Q4 2010) and 13.0% (Q1 2011) representing an overall 0.6% decrease relative to Q2 2011. Net absorption has exhibited a positive trend as evidenced by a positive net absorption rate from Q4 2010 to Q2 2011 of 366,158 sq. ft. The submarket has had three deliveries totaling 906,319 sq. ft. in the previous four years. The average rental rate as of Q1 2011 is $32.94 per sq. ft. representing a slight increase from the previous quarter’s rental rate of $31.02 per sq. ft.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

One Montgomery Street San Francisco, CA 94104	Collateral Asset Summary One Montgomery Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,550,000 65.7% 1.31x 9.4%

The San Francisco retail market contains 85,472,103 sq. ft. of space within 10,351 buildings. Vacancy, as of Q2 2011, was 3.1% and has remained very stable over the previous ten quarters exhibiting a range of 3.0% to 3.3%. The market rental rate, as of Q1 2011, was $31.22 per sq. ft. which represents a slight increase from the previous quarter’s rate of $30.69 per sq. ft. Net absorption was positive 42,795 sq. ft. in Q2 2011, up from the previous quarter’s net absorption of negative 85,694 sq. ft. Deliveries have remained a challenge due to the lack of space for development. Q2 2011 saw three projects come online totaling 30,150 sq. ft.

The Downtown Core retail submarket contains 105 projects totaling 1,418,325 sq. ft.  Vacancy has remained strong ending Q2 2011 at 3.9% representing a slight increase from the previous quarter’s value of 3.7%. Vacancy in the submarket has remained very stable over the previous two years ranging from 3.5% to 4.2%. The Downtown Core retail submarket experienced a negative net absorption in retail space of 3,057 sq. ft., down from the positive absorption of 2,100 sq. ft. experienced in Q1 2011. Delivery of new inventory continues to be a challenge due to the submarket being completely built out and evidenced by the lack of deliveries in Q2 2011. During the previous four years (Q3 2007 through Q2 2011) zero projects have been delivered. The average rental rate as of Q2 2011 is $39.94 per sq. ft. representing a slight decrease from the previous quarter’s rental rate of $41.40, but still much higher than the overall San Francisco retail market.

The table below shows the One Montgomery Street Property’s vacancy rate and asking rents in comparison to its direct competitors in the submarket.

Summary of Comparable Office Properties(1)
Building	Year Built	Size	% Leased	Asking Rate (Net)	Class
One Montgomery Street Property	1908	75,880	100.0%	$59.83(2)	A
One Montgomery Tower	1982	676,192	70.0%	$33.00	A
50 Beale Street	1969	665,920	90.0%	$33.88	A
101 2nd Street	1999	396,300	92.7%	$37.28	A
One Front Street	1980	627,808	79.2%	$34.00	A
Total / Wtd. Avg.(3)		2,366,220	81.9%	$34.23
(1)	Source: Appraisal.
(2)	Asking Rate per sq. ft. reflects the straight-line rent for the balance of the lease term.
(3)	Total / Wtd. Avg. excludes the One Montgomery Street Property.

Summary of Comparable Retail Properties(1)
Building	Year Built	Size	% Leased	Asking Rate (Net)	Class
One Montgomery Street Property	1908	75,880	100.0%	$59.83(2)	NAP
240 Post Street	1909	41,605	100.0%	$92.68	NAP
88 Kearny Street	1985	221,952	100.0%	$70.00	NAP
2 Stockton Street	1907	74,479	100.0%	$64.56	NAP
One Bush Street	1959	281,520	100.0%	$80.00	NAP
PG&E Building	1924	220,000	100.0%	$45.00	NAP
44 Montgomery Street	1966	635,567	100.0%	$65.00	NAP
Total / Wtd. Avg.(3)		1,475,123	100.0%	$66.39
(1)	Source: Appraisal.
(2)	Asking Rate per sq. ft. reflects the straight-line rent for the balance of the lease term.
(3)	Total / Wtd. Avg. excludes the One Montgomery Street Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

One Montgomery Street San Francisco, CA 94104	Collateral Asset Summary One Montgomery Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,550,000 65.7% 1.31x 9.4%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2008	12/31/2009	12/31/2010	U/W	U/W PSF
Base Rent	$2,885,871	$3,216,973	$4,149,674	$4,190,811	$55.23
Straight-Line Rent(1)	0	0	0	349,018	4.60
Value of Vacant Space	0	0	0	0	0.00
Gross Potential Rent	$2,885,871	$3,216,973	$4,149,674	$4,539,829	$59.83
Total Recoveries	469,704	830,514	(62,314)	165,983	2.19
Total Other Income	0	0	5,616	46,250	0.61
Less: Vacancy	0	0	0	(235,291)	(3.10)
Effective Gross Income	$3,355,575	$4,047,487	$4,092,977	$4,516,772	$59.53
Total Operating Expenses	1,156,565	1,490,738	1,492,299	1,547,447	20.39
Net Operating Income	$2,199,010	$2,556,749	$2,600,678	$2,969,324	$39.13
TI/LC	0	0	0	77,229	1.02
Capital Expenditures	0	0	0	15,176	0.20
Net Cash Flow	$2,199,010	$2,556,749	$2,600,678	$2,876,919	$37.91
(1)
U/W Straight-Line Rent was calculated as the amount by which average contractual rent for Wells Fargo (rated AA/Aa3/AA- by Fitch/Moody’s/S&P) over the term of the One Montgomery Street Loan exceeds the current base rent amount.

Property Management.    The One Montgomery Street Property is managed by One Montgomery Property Manager LLC, an affiliate of the Borrower.

Lockbox / Cash Management.    The One Montgomery Loan is structured with a hard lockbox and in place cash management.  All excess cash is required to be swept into a lender-controlled account upon the occurrence of one of the following events: (i) an event of default by the Borrowers, (ii) the long term debt rating or financial strength rating of Wells Fargo is downgraded below “BBB” by S&P or Fitch and/or below “Baa2” by Moody’s, (iii) the occurrence of certain bankruptcy events relating to Wells Fargo, the guarantor or the property manager, (iv) the occurrence of a monetary default or material non-monetary default by Wells Fargo under its lease, (v) the failure by Borrowers to deliver by August 31, 2017, an acceptable new lease (replacing the existing Wells Fargo lease) or a renewal notice from Wells Fargo on terms acceptable to lender, (vi) if the Borrowers deliver an acceptable renewal notice from Wells Fargo or an acceptable new lease, and either contains a tenant improvement allowance or construction obligation on the part of the Borrowers or with respect to which the Borrowers are obligated to pay leasing commissions (unless the Borrowers deposit sufficient funds in the rollover account to pay for such tenant improvement allowance, construction obligations and/or leasing commissions), or (vii) the DSCR falls below 1.15x.

Initial Reserves.    At closing, the Borrowers deposited (i) $167,612 into the tax reserve account, (ii) $26,063 into the insurance reserve account and (iii) $1,047,703 into the free rent reserve account.

Ongoing Reserves.    On a monthly basis, the Borrowers are currently required to deposit reserves of (i) $41,903 into the tax reserve account, (ii) $13,032 into the insurance reserve account and (iii) $1,265 into the capital expenditure/replacement reserve account.  Commencing on the monthly payment date in August 2017, the Borrowers are required to deposit $6,323 each month into the TI/LC reserve account.  In addition, in the event that Wells Fargo does not renew its lease or a new lease is not entered into with a replacement tenant acceptable to the lender (or if any such renewal or new lease contains a tenant improvement allowance or construction obligation on the part of the Borrower, or if the Borrower is obligated to pay leasing commissions), in either case, for all space that was occupied as of the closing date of the One Montgomery Street Loan for a term of at least five years beyond the expiration of the current term of the Wells Fargo lease and at 95% or more of the then current base rent prior to August 31, 2017, a full cash flow sweep will be implemented and all excess cash flow will be deposited into the TI/LC reserve.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

One Montgomery Street San Francisco, CA 94104	Collateral Asset Summary One Montgomery Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,550,000 65.7% 1.31x 9.4%

San Francisco Bay
San Francisco
One Montgomery Street
One Montgomery Street
San Francisco, CA 94104
McCovey Cove
San Francisco-Oakland Bay Bridge
Financial District
Union Square
Civic Center
Nob Hill
Chinatown
Pacific Heights
Western Addition
Hayes Valley
Mission District
Mission Bay
South Beach
Telegraph Hill
North Beach
Lafayette Park
Oakland
San Jose

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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487 Central Avenue Bowling Green, KY 42101	Collateral Asset Summary Sun Products Distribution Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 65.1% 1.29x 12.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

487 Central Avenue Bowling Green, KY 42101	Collateral Asset Summary Sun Products Distribution Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 65.1% 1.29x 12.7%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	Industrial – Warehouse/Distribution
Sponsor:	Corporate Property Associates 17 -		Collateral(3):	Fee Simple
	Global Incorporated		Location:	Bowling Green, KY
Borrower:	Sunpro (KY) LLC		Year Built / Renovated:	2010-2011 / NAP
Original Balance:	$28,000,000		Total Sq. Ft.:	1,409,200
Cut-off Date Balance:	$28,000,000		Property Management(4):	NAP
% by Initial UPB:	4.2%		Underwritten NOI:	$3,554,022
Interest Rate:	6.4765%		Underwritten NCF:	$3,225,999
Payment Date:	6th of each month		Appraised Value:	$43,000,000
First Payment Date:	January 6, 2012		Appraisal Date:	November 16, 2011
Maturity Date:	December 6, 2021
Amortization:	Interest-only for 24 months;		Historical NOI(5)
	240 months thereafter		Most Recent NOI:	$3,961,127 (T-12 8/1/2011)
Additional Debt:	None		2nd Most Recent NOI:	NAP
Call Protection:	L(24); D(89); O(7)		3rd Most Recent NOI:	NAP
Lockbox / Cash Management:	Hard / In Place

Reserves(1)			Historical Occupancy(6)
	Initial	Monthly	Most Recent Occupancy:	100.0% (August 30, 2011)
Taxes:	$0	Springing	2nd Most Recent Occupancy:	NAP
Insurance:	$0	Springing	3rd Most Recent Occupancy:	NAP
Replacement:	$0	Springing	(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
TI/LC:	$0	Springing	(2)
Based on amortizing debt service payments. The current interest only payments result in an Underwritten NOI DSCR and Underwritten NCF DSCR of 1.93x and 1.75x, respectively.
See “The Loan” and “EDA Ground Lease” herein.

Developer Retainage Reserve:	$3,184,929	$0
Free Rent Reserve:	$990,282	$0	(3)
			(4)	See “Property Management” herein.
Financial Information			(5)	100% leased on an absolute triple-net basis to The Sun Products Corporation for $3,961,127 annual rent. The improvements were constructed in 2010-2011.
Cut-off Date Balance / Sq. Ft.:		$20	(6)
Balloon Balance / Sq. Ft.:		$15
Cut-off Date LTV:		65.1%
Balloon LTV:		49.0%
Underwritten NOI DSCR(2):		1.42x
Underwritten NCF DSCR(2):		1.29x
Underwritten NOI Debt Yield:		12.7%
Underwritten NCF Debt Yield:		11.5%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

487 Central Avenue Bowling Green, KY 42101	Collateral Asset Summary Sun Products Distribution Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 65.1% 1.29x 12.7%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.	% of Total Annual U/W Base Rent	Lease Expiration
The Sun Products Corporation (2)	NR/B2/B	1,409,200	100.0%	$2.81	100.0%	2/28/2032
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	The Sun Products Corporation has one automatic 10-year extension option.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2012	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2013	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2014	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2015	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2016	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2017	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2018	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2019	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2020	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
2021	0	0	0.0	0	0.0%	$0.00	0.0	0.0%
Thereafter	1	1,409,200	100.0	1,409,200	100.0%	$2.81	100.0	100.0%
Vacant	NAP	0	0.0	1,409,200	100.0%	NAP	NAP
Total / Wtd. Avg.	1	1,409,200	100.0%			$2.81	100.0%

The Loan. The Sun Products Distribution Center loan (the “Sun Products Distribution Center Loan”) is a $28.0 million fixed rate loan secured by both the Borrower’s leasehold interest and the fee simple interest currently held by the Bowling Green Area Economic Development Authority, Inc. (the “EDA”, see “EDA Ground Lease” below) in a newly-constructed 1,409,200 sq. ft. distribution center located at 487 Central Avenue in Bowling Green, Kentucky (the “Sun Products Distribution Center Property”). The $28.0 million first mortgage loan has a 10-year original term, an initial interest-only period of 24 months, and amortizes based on a 20-year schedule thereafter. The Sun Products Distribution Center Loan accrues interest at a fixed rate equal to 6.4765%. Loan proceeds represented a partial return of the equity invested by the Borrower in the construction of the Sun Products Distribution Center Property, which was completed in June 2011 at a cost of $41.0 million without the use of mortgage financing. Based on the appraised value of $43.0 million as of November 16, 2011, the cut-off date LTV is 65.1%.

The Borrower / Sponsor. The Borrower, Sunpro (KY) LLC (the “Borrower”), is a newly formed single purpose Delaware limited liability company structured to be bankruptcy-remote, with one independent director in its organizational structure.

The sponsor and non-recourse carveout guarantor for the Sun Products Distribution Center Loan is Corporate Property Associates 17 - Global Incorporated (the “Sponsor”), a W. P. Carey & Co. LLC (NYSE: WPC) managed investment fund. The Sponsor is a publicly-owned, non-listed REIT that invests in commercial properties leased to companies domestically and internationally. As of September 30, 2011, the Sponsor’s real estate portfolio was comprised of full or partial ownership interests in 301 fully-occupied properties, substantially all of which are triple-net leased to 45 tenants, totaling approximately 25 million square feet (calculated on pro rata ownership interest). In addition, the Sponsor owns 35 self-storage properties and one hotel, totaling an additional 3 million square feet (calculated on pro rata ownership interest).

WPC is a publicly traded investment management company with total assets under ownership and management of approximately $11.8 billion as of September 30, 2011. WPC’s owned and managed real estate portfolio had a total occupancy rate of 97% as of September 30, 2011. In 3Q 2011, WPC increased its quarterly dividend for the 42nd consecutive quarter, resulting in an annualized dividend yield of 5.72% based on WPC’s equity market capitalization of approximately $1.56 billion as of December 1, 2011.

The Property. The Sun Products Distribution Center Property is a newly constructed industrial warehouse and distribution center situated on a 98+ acre site and features 30’ clear heights and 373 dock-high loading bays, as well as convenient rail access immediately to the south of the site. The Sun Products Distribution Center Property is fully leased to and occupied by the Sun Products

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

487 Central Avenue Bowling Green, KY 42101	Collateral Asset Summary Sun Products Distribution Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 65.1% 1.29x 12.7%

Corporation (“Sun”) and, according to the Sponsor, is a critical component in Sun’s plan to consolidate and streamline its manufacturing and distribution operations. Sun was created by the merger of Huish Detergents, Inc. (“Huish”) and Unilever’s North American fabric care business and management is still in the process of integrating the two companies’ overlapping manufacturing and distribution infrastructure. According to the Sponsor, Sun intends to close nine legacy distribution centers in Kentucky and Tennessee in the fourth quarter of 2011 and the first quarter of 2012 and then to consolidate the operations of these nine legacy distribution centers into the Sun Products Distribution Property, which is intended to become Sun’s primary distribution center for the southeast and midwest United States. Since the Sun Products Distribution Center Property is approximately 0.5 miles from Sun’s manufacturing plant, Sun expects to save approximately $2.0 million per year on logistics costs after completing the consolidation, in addition to rent savings realized by closing the legacy centers.

Major Tenant. The Sun Products Distribution Center Property is currently 100% leased to Sun.

The Sun Products Corporation (1,409,200 sq. ft., 100.0% GLA, 100.0% of underwritten total occupied rent): Sun manufactures well-known household products such as All, Snuggle, and Wisk, and is the largest maker of private-label laundry products. With recent annual sales of approximately $2.0 billion, Sun is #2 in market share in the North American laundry detergent/fabric softener sector. Only Procter & Gamble (58% market share in 2009, the most recent data available) has a larger market share. Sun was created by the merger of Huish Detergents and Unilever’s laundry division, which were acquired by private equity firm Vestar Capital in 2007 and 2008, respectively, for a combined acquisition price of $2.65 billion, including approximately $1.6 billion in debt. The combined company, renamed The Sun Products Corporation, was able to increase market share and grew EBITDA 17% from 2008-2009.

Sun’s sales rose 2.2% in 2Q 2011 vs. one year ago. However, higher input costs offset the higher sales and gross profit was 32% lower for the first half of the year. Adjusted EBITDA for the first half of 2011 was $113.4 million, versus cash interest expenses of approximately $70.3 million. Sun had approximately $2.1 million in cash as of June 30, 2011. Net cash flow from operations was $33.5 million through the first 6 months of 2011.

In addition to the estimated $2 million in annual savings related to consolidation of distribution operations into the Sun Products Distribution Center Property, Sun is reportedly in the process of upgrading manufacturing plants to produce both Huish and Unilever’s products, which Sun estimates will save an additional $65.0 million to $70.0 million per year. Furthermore, Sun recently implemented an SAP system to replace the outdated software inherited from Huish. The SAP system came online in July 2011. Finally, Sun introduced a price increase in August to offset commodity price increases, which Sun expects to result in an increase of approximately $50.0 million to EBITDA in 2012.

Sun leases the Sun Products Distribution Center Property on an absolute triple-net basis. The lease term is 20.5 years, with a commencement date of August 30, 2011 and an expiration date of February 28, 2032. The annual base rent of $3,961,127 is payable in monthly installments on the 25th day of each month during the lease term. Sun has a full rent abatement during the first six months of the lease term.

The Market. The Sun Products Distribution Center Property is located in Bowling Green, Kentucky. Bowling Green is the fourth largest city in Kentucky, with an estimated metropolitan statistical area population of 116,001 as of 2007. Bowling Green is a popular location for distribution centers due to its location near I-65, which extends north to Louisville, Indianapolis, and Chicago, and south to Nashville, Birmingham, and Mobile. Accordingly, the area is home to many manufacturing companies including General Motors, Fruit of the Loom, Houchens Industries, Eagle Industries, Holley Performance Products, Magna International, and Camping World.

Land uses within the neighborhood consist of a mix of agricultural and industrial uses, with some single-family detached residential along the interior roadways. The majority of the area’s retail use and commercial development are situated along highways and closer to the city center of Bowling Green (approximately seven miles from the Sun Products Distribution Center Property).

The Sun Products Distribution Center Property is approximately 25 miles north of Nashville’s North Industrial submarket, which contains 40,373,616 sq. ft. of industrial space in 868 buildings. The North submarket is the second largest submarket in the Nashville metropolitan statistical area. Vacancy as of the third quarter of 2011 was 7.8%, which represents a 0.4% decrease from the recent peak of 8.2% in the second quarter of 2011. Net absorption for the third quarter of 2011 for the overall Nashville Industrial market was a positive 1,171,092 sq. ft., compared to 983,458 sq. ft. of net positive absorption in the Nashville Industrial market during the previous quarter. The North Industrial submarket has had no new deliveries year to date through the third quarter of 2011, while the overall Nashville Industrial market had several deliveries that added a total of 198,312 sq. ft. to the market’s inventory. The average rental rate as of the third quarter of 2011 was $4.99 per sq. ft. in the North Industrial submarket , which represents an increase of $0.02 per sq. ft. from the previous quarter and the highest average rental rate experienced by the market since the fourth quarter of 2007.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

487 Central Avenue Bowling Green, KY 42101	Collateral Asset Summary Sun Products Distribution Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 65.1% 1.29x 12.7%

According to the appraisal report, rental rates at properties in the local market range from approximately $2.63 per sq. ft. to approximately $3.65 per sq. ft. on a triple-net basis. The appraisal further noted that the Sun Products Distribution Center Property is regarded as a premium property in the local area. Rent concessions are rarely provided in the market and range from zero to three months. Most industrial leases within the local market range in term from 10 to 15 years and contain 2.0% annual or periodic escalations. Tenant improvement allowances are not common.

Cash Flow Analysis.

Cash Flow Analysis(1)
	T-12 8/1/2011(2)	U/W	U/W Per Sq. Ft.
Base Rent	$3,961,127	$3,961,127	$2.81
Value of Vacant Space	0	0	0
Gross Potential Rent	$3,961,127	$3,961,127	$2.81
Total Recoveries	0	109,918	0.08
Less: Vacancy	0	(407,105)	(0.29)
Effective Gross Income	$3,961,127	$3,663,941	$2.60
Total Operating Expenses	0	109,918	0.08
Net Operating Income	$3,961,127	$3,554,022	$2.52
TI/LC	0	187,103	0.13
Capital Expenditures	0	140,920	0.10
Net Cash Flow	$3,961,127	$3,225,999	$2.29
(1)
There is no management agreement in place at the Sun Products Distribution Center Property, and therefore no actual management fee is payable. All operating expenses are paid directly by Sun. The U/W includes a recovery of the underwritten management fee.

(2)	Based on in-place NNN rent.

Property Management. There is no property management agreement in place for the Sun Products Distribution Center Property. Sun self-manages the Sun Products Distribution Center Property and is directly responsible for all property-related obligations.

Lockbox / Cash Management. The Sun Products Distribution Center Loan is structured with a hard lockbox and in place cash management. All excess cash will be swept into a lender controlled account upon the occurrence of an event of default by the Borrower.

Initial Reserves. At closing, the Borrower deposited (i) $3,184,929 into a developer retainage reserve account related to certain outstanding construction obligations and (ii) $990,282 into a free rent reserve account, which amount is related to the current free rent period that extends until March 2012. With respect to the funds in the free rent reserve account, provided that no default or event of default has occurred and is continuing, on each monthly payment date through and including March 2012, $330,094 of the funds on deposit in the free rent reserve account are required to deposited into the cash management account and shall be applied as rents pursuant to the Sun Products Distribution Center Loan cash management agreement. With respect to the funds in the developer retainage reserve account, such funds will be disbursed to the developer of the Sun Products Distribution Center Property upon lender’s receipt of a letter signed by each of the Borrower, Sun and the developer stating that the developer is entitled to such funds, or upon lender’s receipt of other evidence satisfactory to lender that the developer is entitled to such funds pursuant to the Sun lease.

Ongoing Reserves. Upon the occurrence of (i) a monetary or material (as reasonably determined by the lender) non-monetary event of default, (ii) a monetary default or certain enumerated non-monetary defaults (in each case, beyond applicable notice and cure periods) by Sun under the Sun lease, (iii) the Sun lease (or any material portion thereof) being surrendered, cancelled or terminated prior to its then current expiration date, or (iv) any bankruptcy action of Sun, the Borrower is required to deposit on a monthly basis to (i) the tax reserve account, 1/12 of the real estate taxes payable during the next twelve months, (ii) the insurance reserve account, 1/12 of the cost of the annual premium to renew the required insurance policies, (iii) the capital expenditure account, an amount equal to $0.10 per sq. ft. of gross leasable space at the property and (iv) the rollover reserve account, an amount equal to 1/12 of the product obtained by multiplying $0.25 per sq. ft. by the number of gross leasable sq. ft. at the property.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

487 Central Avenue Bowling Green, KY 42101	Collateral Asset Summary Sun Products Distribution Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 65.1% 1.29x 12.7%

EDA Ground Lease. The Borrower previously owned the fee interest in the Sun Products Distribution Center Property. In connection with obtaining certain tax abatements, the Borrower transferred its fee interest to the EDA and then leased the Sun Products Distribution Center Property back from the EDA pursuant to a ground lease with the EDA that expires in November 2030. All ground rent due under the lease has been prepaid by the Borrower, and the ground lease includes an option for the Borrower to purchase the fee interest for $100 prior to or at the end of the term of the ground lease. Such purchase option survives any termination of the ground lease due to any tenant default. The EDA also pledged its fee interest in the Sun Products Distribution Center Property as additional mortgaged property for the Sun Products Distribution Center Loan.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

487 Central Avenue Bowling Green, KY 42101	Collateral Asset Summary Sun Products Distribution Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,000,000 65.1% 1.29x 12.7%

Sun Products Distribution Center
487 Central Avenue
Bowling Green, KY 42101
Bowling Green
Western Kentucky University
Bowling Green-Warren County Regional Airport
Western Kentucky Univ. Agricultural Center
WARREN COUNTY
Rockfield
Woodburn
Barren River
Hobson Grove Park
Lampkin Park
Weldon Peete Park
Sloan Convention Center
Greenwood Regional Hospital
Southern Kentucky Rehab Hospital
Greenwood Mall
Commonwealth Regional Specialty Hospital
Commonwealth Health
E.A. Diddle Arena
Public Theatre of Kentucky
William H. Natcher Pkwy
Cincinnati
Louisville
Lexington
Nashville
KENTUCKY
TENNESSEE
INDIANA
ILLINOIS
OHIO

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

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10301 Hagen Ranch Road Boynton Beach, FL 33437	Collateral Asset Summary Bethesda Health Medical Office	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,300,000 69.2% 1.49x 11.7%

BETHESDA
COMPREHENSIVE CANCER CENTER

B REHABILITATION
Cardiac/Pulmonary Rehabilitation
Breast Surgery
Cardiology
Infertility
Internal Medicine
MRI/CT/X-ray
OB/GYN
Oral/Maxillofacial Surgery
Otolaryngology
Psychiatry
Rehabilitation
Vascular Surgery
Wound Care

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

10301 Hagen Ranch Road Boynton Beach, FL 33437	Collateral Asset Summary Bethesda Health Medical Office	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,300,000 69.2% 1.49x 11.7%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	Office – Medical
Sponsor:	Investcorp US Real Estate, LLC		Collateral:	Fee Simple
Borrower:	BHC Holdings LL, LLC		Location:	Boynton Beach, FL
Original Balance:	$26,300,000		Year Built / Renovated:	1996 / NAP
Cut-off Date Balance:	$26,300,000		Total Sq. Ft.:	127,942
% by Initial UPB:	3.9%		Property Management:	Flagler Investment Property
Interest Rate:	6.4390%			Management, LLC
Payment Date:	6th of each month		Underwritten NOI:	$3,079,147
First Payment Date:	December 6, 2011		Underwritten NCF:	$2,951,905
Maturity Date:	November 6, 2021		Appraised Value:	$38,000,000
Amortization:	Interest-only for 24 months;		Appraisal Date:	July 1, 2011
	360 months thereafter
Additional Debt:	None		Historical NOI
Call Protection:	L(10), YM1(106), O(4)		Most Recent NOI:	$2,686,897 (December 31, 2010)
Lockbox / Cash Management:	Hard / In Place		2nd Most Recent NOI:	$2,573,603 (December 31, 2009)
			3rd Most Recent NOI:	$2,496,521 (December 31, 2008)
Reserves(1)
	Initial	Monthly	Historical Occupancy(3)
Taxes:	$481,888	$52,500	Most Recent Occupancy:	90.2% (September 30, 2011)
Insurance:	$94,020	$7,835	2nd Most Recent Occupancy:	91.0% (December 31, 2010)
Replacement:	$56,766	Springing	3rd Most Recent Occupancy:	91.0% (December 31, 2009)
TI/LC:	$480,000	Springing	(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
Required Repairs:	$1,000,000	$0	(2)	Based on amortizing debt service payments. The current interest only payments result in an Underwritten NOI DSCR and Underwritten NCF DSCR of 1.79x and 1.72x, respectively.

Financial Information
Cut-off Date Balance / Sq. Ft.:		$206	(3)	Historical Occupancy shown in the table above is based on historical operating statements and occupancy percentages provided by the related borrower.
Balloon Balance / Sq. Ft.:		$184
Cut-off Date LTV:		69.2%
Balloon LTV:		61.9%
Underwritten NOI DSCR(2):		1.55x
Underwritten NCF DSCR(2):		1.49x
Underwritten NOI Debt Yield:		11.7%
Underwritten NCF Debt Yield:		11.2%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

10301 Hagen Ranch Road Boynton Beach, FL 33437	Collateral Asset Summary Bethesda Health Medical Office	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,300,000 69.2% 1.49x 11.7%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent Per Sq. Ft.(2) (3)	% of Total Annual U/W Base Rent(2) (3)	Lease Expiration
Bethesda Healthcare Systems	NR/A3/NR	64,025	50.0%	$31.84	62.6%	7/31/2026
Bethesda Outpatient Surgery(4)	NR/NR/NR	13,667	10.7	$21.76	9.1	5/1/2020
Pediatric Associates	NR/NR/NR	8,145	6.4	$21.70	5.4	11/1/2016
Joshua Berlin, MD(5)	NR/NR/NR	6,345	5.0	$25.45	5.0	8/1/2013
Zorik Spektor, MD(6)	NR/NR/NR	3,265	2.6	$25.22	2.5	12/1/2014
Subtotal / Wtd. Avg.		95,447	74.6%	$28.88	84.6%

Other	Various	19,914	15.6%	$25.19	15.4%	Various
Vacant	NAP	12,581	9.8	NAP	NAP	NAP
Total / Wtd. Avg.		127,942	100.0%	$28.25	100.0%
(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)
U/W Base Rent Per Sq. Ft. and % of Total Annual U/W Base Rent include contractual rent steps through August 1, 2012 and straight-line rent through the term of the Bethesda Health Medical Office Loan for Bethesda Healthcare Systems, which is rated “A3” by Moody’s.

(3)	U/W Base Rent Per Sq. Ft. and % of Total Annual U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft. and exclude any gross up of vacant space.
(4)	Bethesda Outpatient Surgery has two, five-year extension options.
(5)	Joshua Berlin, MD has one, three-year extension option.
(6)	Zorik Spektor, MD has one, five-year extension option.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(1)(2)	% U/W Base Rent Rolling(1)(2)	Cumulative % of U/W Base Rent(1)(2)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2011	1	1,877	1.5	1,877	1.5%	$26.25	1.5	1.5%
2012	3	5,504	4.3	7,381	5.8%	$24.78	4.2	5.7%
2013	5	13,874	10.8	21,255	16.6%	$25.29	10.8	16.5%
2014	2	5,977	4.7	27,232	21.3%	$25.69	4.7	21.2%
2015	1	2,292	1.8	29,524	23.1%	$24.17	1.7	22.9%
2016	1	8,145	6.4	37,669	29.4%	$21.70	5.4	28.3%
2017	0	0	0.0	37,669	29.4%	$0.00	0.0	28.3%
2018	0	0	0.0	37,669	29.4%	$0.00	0.0	28.3%
2019	0	0	0.0	37,669	29.4%	$0.00	0.0	28.3%
2020	2	13,667	10.7	51,336	40.1%	$21.76	9.1	37.4%
2021	0	0	0.0	51,336	40.1%	$0.00	0.0	37.4%
Thereafter	1	64,025	50.0	115,361	90.2%	$31.84	62.6	100.0%
Vacant	NAP	12,581	9.8	127,942	100.0%	NAP	NAP
Total / Wtd. Avg.	16	127,942	100.0%			$28.25	100.0%
(1)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through August 1, 2012 and straight-line rent through the term of the Bethesda Health Medical Office Loan for Bethesda Healthcare Systems, which is rated “A3” by Moody’s.

(2)
Annual U/W Base Rent Per Sq. Ft., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent are based on the underwritten occupied base rent and underwritten occupied sq. ft. and exclude any gross up of vacant space.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

10301 Hagen Ranch Road Boynton Beach, FL 33437	Collateral Asset Summary Bethesda Health Medical Office	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,300,000 69.2% 1.49x 11.7%

The Loan.    The Bethesda Health Medical Office loan (the “Bethesda Health Medical Office Loan”) is a $26.3 million fixed rate loan secured by the Borrower’s fee simple interest in a 127,942 sq. ft. Class B medical office property located at 10301 Hagen Ranch Road in Boynton Beach, Florida (the “Bethesda Health Medical Office Property”).  The $26.3 million first mortgage loan has a 10-year term, an initial interest-only period of 24 months and amortizes on a 30-year schedule thereafter. The Bethesda Health Medical Office Loan accrues interest at a fixed rate equal to 6.4390%. The Bethesda Health Medical Office Loan proceeds, together with an equity contribution from the borrower of $12,783,485, were used to acquire the Bethesda Health Medical Office Property for a purchase price of $37.0 million, fund upfront reserves totaling approximately $2.1 million, and pay closing costs of approximately $971,000.  Based on the as-is appraised value of $38.0 million as of July 1, 2011, the cut-off date LTV is 69.2%.

The Borrower / Sponsor.    BHC Holdings LL, LLC (the “Borrower”) is a newly formed, single purpose Delaware limited liability company structured to be bankruptcy remote and with one independent director in its organizational structure.

The Borrower acquired the Bethesda Health Medical Office Property from Bethesda Healthcare Systems (“BHS”) and BHS leased back the 64,025 sq. ft. of space it already occupied. See “Major Tenants” below.  The Borrower is ultimately 100% owned and controlled by Investcorp International, Inc.  A capitalized U.S. subsidiary of Investcorp International, Inc., Investcorp US Real Estate, LLC (the “Sponsor”) will act as the carveout guarantor for the Bethesda Health Medical Office Loan.  As of June 30, 2010, the Sponsor reported approximately $51.8 million in total assets, $51.7 million in member’s equity and $10.0 million in restricted cash.  Investcorp International, Inc. is a subsidiary of Investcorp Bank B.S.C., a Bahrain based alternative investment manager with $2.9 billion in reported assets as of June 30, 2011.  Investcorp’s U.S. real estate holdings totaled $189 million in 23 active investment portfolios as of June 30, 2011.  A master lease structure was incorporated into Bethesda Health Medical Office Loan to accommodate Shari’ah requirements (see “Shari’ah Master Tenant Structure” below).  This master lease structure is immediately collapsible upon a sale or foreclosure of the Bethesda Health Medical Office Property.

Flagler Investment, LLC (“Flagler”) is a real estate investment management firm that specializes in the acquisition, repositioning and management of prime location office buildings and other commercial properties throughout the Southeastern U.S.  The principals of Flagler include Didier Choukroun, Christopher Coots, Esther Egozi Choukroun, and Herve Puyplat.  The primary members of Flagler Investment, LLC are Didier Choukroun and Christopher Coots.  The principals of Flagler have a wide range of real estate expertise including development, property management, brokerage and portfolio management.  Collectively, the principals have extensive experience in the South Florida region.

The Property.     The Bethesda Health Medical Office Property consists of a one-story medical office facility that encompasses 127,942 sq. ft. of NRA and includes one small cellular tower and parking for 749 vehicles located around the perimeter of the site.  The building interior is divided into patient waiting rooms, with administrative support areas in the front and patient examination and treatment rooms in the back.  The Bethesda Health Medical Office Property was built in 1996 for BHS and was reported to be in good overall condition per the property condition report dated July 7, 2011.  Approximately 90% of tenants at the Bethesda Health Medical Office Property are associated with BHS.  As such, the Bethesda Health Medical Office Property is an integral part of the BHS in Boynton Beach, providing numerous critical outpatient services.

Major Tenants.    The Bethesda Health Medical Office Property was 90.2% leased to 15 tenants as of the rent roll dated September 30, 2011. The two largest tenants are Bethesda Healthcare Systems (50.0% of NRA, rated NR/A3/NR by Fitch/Moody’s/S&P) and Bethesda Outpatient Surgery (10.7% of NRA).  The remaining tenants, none of which leases more than 5.0% of the NRA at the Bethesda Health Medical Office Property, are physicians, 90% of which are employed by BHS and certain of which are partners in Bethesda Outpatient Surgery.

Bethesda Healthcare Systems (64,025 sq. ft., 50.0% NRA, 62.6% of underwritten occupied base rent) Founded in 1959, BHS is a vertically integrated provider of a broad spectrum of inpatient, outpatient and home-care healthcare services, serving South Palm Beach County.  BHS’ flagship facility, Bethesda Memorial Hospital, is a 401-bed acute care hospital located on a 25-acre campus in Boynton Beach, Florida.  Bethesda Memorial Hospital’s continuum of care includes: 24-hour adult and children’s’ emergency services, comprehensive cancer services, cardiac services, stroke, maternity, level III neonatal intensive care services, pediatric and pediatric intensive care services and physical rehabilitation among other services.  In total, BHS has over 550 physicians in more than 40 specialties and 2,300 employees.  The demographics of BHS’ primary service area compare favorably to state and national averages, with an average household income above $76,000.  BHS captures 30.3% market share within its primary service area, which is comprised of the 12 zip codes of Palm Beach County that generate 77.0% of its total inpatient discharges.  Some of the treatments provided by BHS at the Bethesda Health Medical Office Property include cancer treatment, surgery, MRI, cardiopulmonary rehabilitation, and hyperbaric medicine.  BHS also maintains a speech center, hearing center and research laboratory at the Bethesda Health Medical Office Property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

10301 Hagen Ranch Road Boynton Beach, FL 33437	Collateral Asset Summary Bethesda Health Medical Office	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,300,000 69.2% 1.49x 11.7%

Bethesda Outpatient Surgery (13,667 sq. ft., 10.7% of NRA, 9.1% of underwritten occupied base rent) Bethesda Outpatient Surgery is majority-owned by AmSurg Corporation (“AmSurg”, Nasdaq: AMSG).  According to the appraisal, Physicians Zorik Spektor, MD and Kenneth Kasten, MD, both tenants at the Bethesda Health Medical Office Property, are partners in Bethesda Outpatient Surgery.  AmSurg acquires, develops and operates ambulatory surgery centers in partnership with physicians. Headquartered in Nashville, Tennessee, AmSurg currently partners with over 1,200 physicians at more than 200 outpatient surgery centers across the United States.

The Market.    The Bethesda Health Medical Office Property is located in Boynton Beach, Florida, approximately 15 miles southwest of West Palm Beach and 28 miles north of the Fort Lauderdale CBD, within the Miami-Fort Lauderdale-West Palm Beach Metropolitan Statistical Area (“MSA”).  The Miami-Ft. Lauderdale-West Palm Beach MSA is generally synonymous with the South Florida region (“South Florida”).  South Florida covers Miami-Dade, Broward and Palm Beach Counties and has a population of over 5.5 million people, ranking as the eighth most populous MSA in the nation. Miami-Dade, Broward and Palm Beach Counties are also the most populous counties in Florida.  The region’s distinction as the southernmost metropolitan area within the nation’s contiguous states, as well as its proximity to Latin America, has spurred its growth into a significant international gateway.

According to certain surveys of medical offices, the medical office market on a national level has witnessed improving market fundamentals that have reduced going-in cap rates for on-campus Class A and Class B properties by 46 and 29 basis points, respectively, as compared to the 2010 Medical Office Building Investor Survey.  The improvement in market conditions is concluded to be a direct result of improving capital markets, the performance of the public and private REITS that have significant cash balances, and a limited supply of good-quality product available for sale. Certain market fundamentals may be based on the continued strong demographics underlying this asset class, as well as the underlying improvement in credit conditions relating to underwriting investment grade health-systems and properties with longer term leases to these institutions.

Unlike the general Fort Lauderdale office market, which according to the appraisal was reporting an overall vacancy rate in the metropolitan area of 20.0% at the time of the appraisal report (inclusive of all classes of office assets), medical office vacancies generally ranged from 0.0% to 25.0%, with most medical office buildings reportedly experiencing an overall vacancy rate of between 0.0% and 10.0%.  The appraisal did not provide a calculation of the actual absorption of the buildings surveyed, however the appraisal indicated stable to positive absorption.  According to the appraisal, when compared to the general office market, the medical office market appeared to be well positioned.  Lease rates for medical office space in the Palm Beach market ranged from approximately $15.00 per sq. ft. to $40.00 per sq. ft.  The asking rents are dependent on a variety of factors including location within a particular building, the quality of the building in question, and the type of medical office build-out.  The low end of the range is typically represented by older, less functional space with lower levels of building, while the upper end of the range is typically represented by newer space with higher-quality build-outs, more exam rooms, and a location adjacent to an established hospital or surgery center(s).

Bethesda Health Medical Office Property Recent Leases(1)
Tenant	Sq. Ft.	Net Base Rent Per Sq. Ft.(2)	Lease Term (Months)	Lease Start	Lease Expiration
Bethesda Healthcare Systems(3)	64,025	$26.50	180	8/1/2011	7/31/2026
Bethesda Outpatient Surgery	13,667	$21.13	120	5/1/2010	5/1/2020
Total / Wtd. Avg.	77,692	$25.64	170
(1)	Source: In-place rent roll dated September 30, 2011
(2)
Net Base Rent Per Sq. Ft. is based on the actual rent in place as of the rent roll dated September 30, 2011 and does not include underwritten rent steps for either tenant or underwritten straight line rent for BHS.

(3)
The BHS lease with the Borrower permits BHS to sublet space.  BHS had subleases with 14 tenants comprising 56,557 sq. ft. as of September 16, 2011.  However, BHS remains liable for all payments under the BHS lease.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

10301 Hagen Ranch Road Boynton Beach, FL 33437	Collateral Asset Summary Bethesda Health Medical Office	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,300,000 69.2% 1.49x 11.7%

The table below shows the vacancy rate and asking rents of the Bethesda Health Medical Office Property in comparison to direct competitors in the CBD submarket.

Summary of Comparable Office Properties(1)
Building	Year Built	Size	% Leased	Initial Rent Per Sq. Ft. (Net)(2)	Class
Bethesda Health Medical Office Property	1996	127,942	90%	$25.05	B
Flagler Waterview	1998	163,487	84%	$25.00	A
West Boca Medical Arts Pavilion I	1993	46,865	79%	$20.00	B
West Boca Medical Arts Pavilion II	1995	70,325	97%	$21.50	B
1905 Medical Center	1996	99,659	100%	$24.00	B
Building 1	1993	83,000	99%	$22.00	B
Total / Wtd. Avg.(3)		463,336	92%	$23.21
(1)	Source: Appraisal
(2)
Initial Rent Per Sq. Ft. (Net) is based on the actual rents in place at the Bethesda Health Medical Office Property for occupied space as of the rent roll dated September 30, 2011, and does not include underwritten rent steps for any tenants or underwritten straight line rent for BHS.

(3)	Total excludes the Bethesda Health Medical Office Property

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2008	12/31/2009	12/31/2010	U/W	U/W PSF
Base Rent	$3,679,192	$3,752,407	$3,841,284	$2,889,745	$22.59
Straight-Line Rent(1)	0	0	0	368,627	2.88
Value of Vacant Space	0	0	0	308,951	2.41
Gross Potential Rent	$3,679,192	$3,752,407	$3,841,284	$3,567,323	$27.88
Total Recoveries	0	0	0	1,532,743	11.98
Total Other Income	13,050	19,053	19,449	12,750	0.10
Less: Vacancy	0	0	0	(463,365)	(3.62)
Effective Gross Income	$3,692,242	$3,771,460	$3,860,733	$4,649,451	$36.34
Total Operating Expenses	1,195,721	1,197,857	1,173,836	1,570,304	12.27
Net Operating Income	$2,496,521	$2,573,603	$2,686,897	$3,079,147	$24.07
TI/LC	0	0	0	114,449	0.10
Capital Expenditures	0	0	0	12,794	0.90
Net Cash Flow	$2,496,521	$2,573,603	$2,686,897	$2,951,905	$23.07
(1)
U/W Straight-Line Rent was calculated as the amount by which average contractual rent for Bethesda Healthcare Systems (rated NR/A3/NR by Fitch/Moody’s/S&P) over the term of the Bethesda Health Medical Office Loan exceeds the current base rent amount.

Property Management.    The Bethesda Health Medical Office Property is managed by Flagler Investment Property Management, LLC, an affiliate of the Borrower.

Lockbox / Cash Management.    The Bethesda Health Medical Office Loan is structured with a hard lockbox (into which all rents payable under the Shari’ah master lease as well as all rents payable by the subtenants of the Shari’ah Master Tenant are deposited) and in place cash management. All excess cash, after required payments or deposits per the Bethesda Health Medical Office Loan documents, will be swept into a lender-controlled account upon the occurrence of one of the following events (each a “Cash Sweep Event”): (i) an event of default by the Borrower, (ii) the DSCR falling below 1.20x as of any date of determination provided such dates of determination will only be made quarterly, and/or (iii) a bankruptcy of the Borrower, guarantor or property manager.

Initial Reserves.    At closing, the Borrower deposited (i) $481,888 into the tax reserve account, (ii) $94,020 into the insurance reserve account, (iii) $1,000,000 into a required repairs reserve account to be utilized for the immediate repairs identified in the Bethesda Health Medical Office Loan documents (which repairs are required to completed pursuant to the purchase and sale agreement between the Borrower and the seller of the Bethesda Health Medical Office Property, with any balances remaining in the required repair reserve account after the work has been completed required to be disbursed back to the seller), (iv) $56,766 into the replacement reserve account, and (v) $480,000 into the TI/LC reserve account.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

10301 Hagen Ranch Road Boynton Beach, FL 33437	Collateral Asset Summary Bethesda Health Medical Office	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,300,000 69.2% 1.49x 11.7%

Ongoing Reserves.    On a monthly basis, the Borrower is currently required to deposit reserves of (i) $52,500 into the tax reserve account, (ii) $7,835 into the insurance reserve account, (iii) if, at any time funds on deposit in the replacement reserve account falls below $28,383, $3,337 into the capital expenditure/replacement reserve account until the amount on deposit equals $28,383, (iv) if, at any time funds on deposit in the TI/LC reserve account falls below $150,000, $7,989 into the TI/LC reserve account until the amount on deposit equals $480,000.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None permitted.

Release of Non-Income Producing Collateral.    The Borrower may obtain the release of one of two non-incoming producing outparcels of the Bethesda Health Medical Office Property provided certain conditions are met, including without limitation (i) such outparcel may be conveyed only to an affiliate of the Borrower or to an end user of such outparcel, (ii) for so long as the outparcel is owned by an affiliate of the Borrower, such outparcel may only be developed with one building containing up to 20,000 sq. ft. of gross rentable space and each lease of greater than 2,000 sq. ft. or 10% of NRA shall require the prior approval of the lender under the Bethesda Health Medical Office Loan, which approval shall be deemed granted provided the tenant is not a current tenant of the Bethesda Health Medical Office Property or a former tenant of the Bethesda Health Medical Office Property whose lease did not expire by its terms, (iii) after giving effect to the release of the outparcel, the DSCR for the remaining Bethesda Health Medical Office Property shall be equal to or greater than 1.50 to 1.00, (iv) after giving effect to the release of the outparcel, the LTV for the remaining Bethesda Health Medical Office Property shall be equal to or less than 70%, (v) after giving effect to the release of the outparcel, the remaining Bethesda Health Medical Office Property shall be legally subdivided, comply with all zoning requirements, constitute a separate tax parcel and have the benefit of any necessary easements, operating agreements or shared facility agreements.  In addition to the foregoing, the Borrower has covenanted not to solicit, attempt to persuade, or otherwise accommodate or facilitate the departure of, any tenant from the Bethesda Health Medical Office Property whose lease term has not yet expired by its terms that results in any acquisition, purchase or lease-up of all or any portion of the applicable outparcel.

Shari’ah Master Tenant Structure.    In order to accommodate a structure that is compliant with Shari’ah law, the Bethesda Health Medical Office Loan was structured with a master lease (the “Shari’ah Master Lease”) to BHC Holdings TT, LLC (the “Shari’ah Master Tenant”), as the master tenant.  The Shari’ah Master Tenant is a single purpose, bankruptcy remote limited liability company, structured to be bankruptcy remote. It is controlled by an affiliate of the Borrower.  The Bethesda Health Medical Office Loan was structured so that the Shari’ah Master Lease is completely subordinate to the Bethesda Health Medical Office Mortgage Loan and all of the Borrower’s obligations under the Bethesda Health Medical Office Loan documents.  In addition, the Shari’ah Master Lease is structured to terminate upon a foreclosure of the Bethesda Health Medical Office Loan, at which time all space leases would become direct leases with the lender under the Bethesda Health Medical Office Loan.  The Bethesda Health Medical Office Loan is structured with a hard lockbox into which the Borrower is required to deposit all rent under the Shari’ah Master Lease and the Shari’ah Master Tenant is required to deposit all underlying rents from the operation of the Bethesda Health Medical Office Property.  The lender under the Bethesda Health Medical Office Loan has a first priority security interest in such lockbox account and all rents deposited therein.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

10301 Hagen Ranch Road Boynton Beach, FL 33437	Collateral Asset Summary Bethesda Health Medical Office	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,300,000 69.2% 1.49x 11.7%

Bethesda Health Medical Office
10301 Hagen Ranch Road
Boynton Beach, FL 33437
Jupiter
Juno Beach
Loxahatchee Slough
Palm Beach Gardens
North Palm Beach General Aviation
North Palm Beach
Lake Worth
Singer Island
Riviera Beach
Palm Beach Shores
West Palm Beach VA Medical Ctr.
WATER CATCHMENT AREA
Florida's Turnpike
West Palm Beach
Palm Beach
THE EVERGLADES
PALM BEACH COUNTY
Royal Palm Beach
Okeechobee Blvd
Palm Beach International Airport
Southern Blvd
Wellington
The Mall at Wellington Green
Pierson Rd
Forest Hill Blvd
River Bridge Centre
Palm Springs
Greenacres
Lake Worth
Atlantic Ocean
10th Ave N
Lake Worth Rd
Palm Beach County Airpark
Lantana
Lantana Rd
South Palm Beach
Hypoluxo Rd
Manalapan
Hypoluxo
Shoppes of Boynton
Boynton Beach Mall
Boynton Town Ctr.
Boynton Beach
Boynton Beach Blvd
Canyon Town Center
Ocean Ridge
Gulf Rd
Bethesda Memorial Hospital
LOXAHATCHEE NATIONAL WILDLIFE REFUGE
Gulf Stream
Lake Ida Rd
Marketplace at Delray
Delray Square
Atlantic Ave
Delray Beach
Kings Point
Linton Blvd
Lowson Blvd
Highland Beach
Clint Moore Rd
Yamato Rd
Boca Raton
Hamptons at Boca Raton
Boca Raton Airport
Palm Beach State College
Jog Rd
Military Trail
Congress Ave
Hagen Ranch Rd
Lyons Rd
Seminole Pratt Whitney Rd
B Rd
Gulf of Mexico
Lake Okeechobee
THE EVERGLADES
Boca Raton
Coral Springs
Ft. Lauderdale
Hollywood
Miami
Miami Beach
Weston
Hialeah
Florida City
Atlantic Ocean

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1340 Millersport Highway Amherst, NY 14221	Collateral Asset Summary Marriott Buffalo Niagara	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,933,544 43.6% 2.38x 21.0%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1340 Millersport Highway Amherst, NY 14221	Collateral Asset Summary Marriott Buffalo Niagara	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,933,544 43.6% 2.38x 21.0%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Hospitality – Full Service
Sponsor:	James Procaccianti		Collateral:	Fee Simple
Borrower:	PNY II, LLC		Location:	Amherst, NY
Original Balance:	$25,000,000		Year Built / Renovated:	1981 / 2008
Cut-off Date Balance:	$24,933,544		Rooms:	356
% by Initial UPB:	3.7%		Property Management:	TPG Hospitality, Inc.
Interest Rate:	6.3000%		Underwritten NOI:	$5,226,719
Payment Date:	6th of each month		Underwritten NCF:	$4,422,488
First Payment Date:	October 6, 2011		Appraised Value:	$57,200,000
Maturity Date:	September 6, 2021		Appraisal Date:	April 14, 2011
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(27), D(80), O(13)		Most Recent NOI:	$5,014,159 (T-12 9/30/2011)
Lockbox / Cash Management:	Hard / Springing		2nd Most Recent NOI:	$4,945,577 (December 31, 2010)
			3rd Most Recent NOI:	$4,724,875 (December 31, 2009)
Reserves(1)
	Initial	Monthly	Historical Occupancy
Taxes:	$150,139	$75,070	Most Recent Occupancy:	76.4% (September 30, 2011)
Insurance:	$38,494	$6,416	2nd Most Recent Occupancy:	74.3% (December 31, 2010)
FF&E:	$0	1/12 of 5% of Gross Income	3rd Most Recent Occupancy:	70.9% (December 31, 2009)
Restaurant	$2,558,097	$0	(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
Renovation:
PIP Reserve:	$0	Springing
Interest Reserve:	$250,000	Excess Cash Flow

Financial Information
Cut-off Date Balance / Room:		$70,038
Balloon Balance / Room:		$60,082
Cut-off Date LTV:		43.6%
Balloon LTV:		37.4%
Underwritten NOI DSCR:		2.81x
Underwritten NCF DSCR:		2.38x
Underwritten NOI Debt Yield:		21.0%
Underwritten NCF Debt Yield:		17.7%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1340 Millersport Highway Amherst, NY 14221	Collateral Asset Summary Marriott Buffalo Niagara	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,933,544 43.6% 2.38x 21.0%

Historical Occupancy, ADR, and RevPAR(1)
Marriott Buffalo Niagara Property	T-12 Oct. 2009	T-12 Oct. 2010	T-12 Oct. 2011
Occupancy	69.9%	73.7%	76.7%
ADR	$123.69	$122.99	$123.64
RevPAR	$86.51	$90.61	$94.89
Competitive Set(2)	T-12 Oct. 2009	T-12 Oct. 2010	T-12 Oct. 2011
Occupancy	67.7%	69.2%	72.2%
ADR	$93.02	$88.27	$90.99
RevPAR	$63.01	$61.10	$65.70
Penetration	T-12 Oct. 2009	T-12 Oct. 2010	T-12 Oct. 2011
Occupancy	103.2%	106.4%	106.3%
ADR	133.0%	139.3%	135.9%
RevPAR	137.3%	148.3%	144.4%
(1)	Source: Smith Travel Research.
(2)
Competitive Set includes: Marriott Buffalo Niagara, Holiday Inn Buffalo Amherst, Holiday Inn Buffalo International Airport, Millennium Airport Buffalo, Hotel Indigo Buffalo Amherst, and Courtyard Buffalo Amherst.

Primary Competitive Set(1)
Property	Rooms	Commercial %	Meeting & Group %	Leisure %	Contract %	Occupancy %	ADR	2010 RevPAR
Marriott Buffalo Niagara Property	356	50%	19%	26%	5%	74.3%	$123.05	$91.41
Courtyard Buffalo Amherst	108	60%	20%	20%	0%	72.0%	$118.00	$84.96
Hotel Indigo Buffalo Amherst	187	30%	10%	15%	45%	68.0%	$85.00	$57.80
Total/Wtd. Avg.	651	46%	17%	22%	15%	72.1%	$111.91	$80.69
(1)	Source: Appraisal (Competitive Set Occupancy, ADR, and RevPAR are 2010 estimates).

The Loan.    The Marriott Buffalo Niagara loan (the “Marriott Buffalo Niagara Loan”) is a $25.0 million fixed rate loan secured by the borrower’s fee simple interest in the Marriott Buffalo Niagara Hotel Property located in Amherst (Buffalo), New York (the “Marriott Buffalo Niagara Property”).  The $25.0 million first mortgage loan has a 10-year term and amortizes on a 30-year schedule. The Marriott Buffalo Niagara Loan accrues interest at a fixed rate equal to 6.3000%.  Loan proceeds were used to refinance existing debt of approximately $38.8 million, establish upfront escrows of approximately $3.0 million, and pay closing costs of approximately $969,417 and return equity to the sponsors of approximately $1.5 million.  Approximately $17.8 million of fresh cash equity was contributed as closing as part of a portfolio rebalancing by one of the sponsors (discussed below).

The Marriott Buffalo Niagara Property is subject to a 20-year management agreement between the Borrower and TPG Hospitality, Inc. (“TPG”), which extends through June 2027.  The base management fee equates to 3.0% of gross revenues.  The Marriott Buffalo Niagara Property is also subject to a 12-year franchise agreement between Marriott International, Inc. as licensor and the Borrower, which extends to June 2019 with no renewal options.  Based on the “as if completed” appraised value for the Marriott Buffalo Niagara Property as of April 14, 2011 (which took into account the assumed completion of the renovation of the bar, restaurant and lobby space) of $60,100,000, the cut-off date LTV is 41.5%.  Based on the “as stabilized” appraised value as of May 1, 2014 of $65,100,000, the cut-off date LTV is 38.3%.

The Borrower / Sponsor.     PNY II, LLC (the “Borrower”) is a single purpose limited liability company structured to be bankruptcy remote, with one independent director in its organizational structure. The Borrower is owned by TPG Hospitality Investments VI, LLC, a venture between The Procaccianti Group (2.5%) and CalPERS (97.5%). James Procaccianti (the “Sponsor”) is the non-recourse carveout guarantor under the Marriott Buffalo Niagara Loan.

CalPERS is the largest public pension fund in the United States with 1.6 million California public employees, retirees and families within the system. CalPERS has a fund market value of $235.2 Billion as of May 17, 2011.  CalPERS has a fund target real estate target allocation of 10% and currently has approximately $16.6 billion invested.

Founded in 1964, The Procaccianti Group (“TPG”) is a second-generation, privately-held, real estate investment and management company with a national platform that spans all sectors of real estate with a particular focus on quality, full-service hotels. Today, TPG boasts a broad national hospitality platform with 63 hotels located in 24 states with almost 17,000 guestrooms and 8,000 employees. TPG ranked 6th out of 28 in Hotel & Motel Management’s 2011 survey of third party management companies and 10th in the United States in Hotel Business’ 2010 Top 100 Owners and Developers ranking.  The company is a fully accredited operator of

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1340 Millersport Highway Amherst, NY 14221	Collateral Asset Summary Marriott Buffalo Niagara	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,933,544 43.6% 2.38x 21.0%

InterContinental, Hyatt, Marriott, Westin, Hilton, Embassy Suites, Doubletree, Crowne Plaza, Sheraton, Radisson and Holiday Inn. TPG’s equity partners include CalPERS, CMS, RFP, InvestCorp, Rockpoint, Atlas Capital and Charles River Real Estate Investors.  TPG’s senior management team has worked side by side for over 20 years throughout several market cycles under the leadership of James and Elizabeth Procaccianti and has built a professional infrastructure capable of effectively managing its expanding national portfolio.

The Property.  The Marriott Buffalo Niagara Property is a 356-room, full service hotel located at 1340 Millersport Highway in Amherst, New York, approximately six miles northeast of downtown Buffalo and adjacent to Interstate 290.  The site is improved with one rectangular-shaped 10-story hotel building with an attached single-story conference facility.  The main lobby, offices, service and support areas, meeting rooms, full-service banquet facilities, kitchen and mechanical areas are located on the first floor.  The laundry facilities are located in the basement of the tower. Each of the upper floors has a double loaded corridor with guestrooms.

Guestrooms average 305 sq. ft. per room. Guestrooms and suites are well appointed and feature a king or two double beds, Revive Bedding from Marriott including down comforters, designer duvets and a selection of pillows, a large work desk with chair, armchair with ottoman, one phone with dual lines, voicemail and dataports, and a flat-screen plasma television. In addition, all king-bedded rooms are furnished with a queen size sofa sleeper. The concierge level features a private lounge (currently under renovation) and upgraded amenities. Other hotel facilities and amenities include the Blue Fire Bar & Grill which serves as the Marriott Buffalo Niagara Property’s three-meal restaurant and lounge, a swimming pool, a fitness center, a business center, a gift shop, 11,476  sq. ft. of flexible meeting space and 688 surface parking spaces. A Brand Standards Audit of the Marriott Buffalo Niagara Property conducted by Marriott on February 15, 2011 indicated a total score of 92%, placing the Marriott Buffalo Niagara Property in the “Clear” performance classification.

Prior to the Borrower’s ownership, the Marriott Buffalo Niagara Property reportedly underwent approximately $6.0 million in capital improvements. In 2008, the guestrooms underwent a full renovation, including an HVAC overhaul, replacement of the soft goods and case goods and the installation of granite vanities in the bathrooms.  Since acquiring the Marriott Buffalo Niagara Property in 2007, the Borrower has invested an additional $16.9 million ($47,498 per room) into the Marriott Buffalo Niagara Property. The Borrower is in the process of completing a $4.4 million renovation that includes upgrades to the porte-cochere that connects the hotel building to the conference facility ($225,000), lobby ($256,595), public restrooms ($302,883), restaurant and lounge ($1,318,306), grand ballroom ($287,990), building systems ($200,000), soft costs ($481,750) and meeting rooms/pre-function areas ($282,553).  Of the $4.4 million, $1.8 million has been spent as of August 2011. The remaining approximately $2.6 million was escrowed at loan closing.

The Marriott Buffalo Niagara Property has historically outperformed the selected competitive set both in terms of occupancy, ADR and RevPAR penetration.  According to certain research reports, the Marriott Buffalo Niagara Property is the ADR and RevPAR leader within its competitive set. Overall RevPAR penetration stood at 144.4% of fair share for the TTM through October 31, 2011.  Contributing factors include a favorable location, a strong brand affiliation, a recently renovated, high quality product offering and extensive meeting space.

The Market.    The Marriott Buffalo Niagara Property is part of the Amherst/Williamsville submarket.  The submarket contains 42 hotels with a total of 3,451 rooms as of September 30, 2011.  At year end 2010, the submarket achieved an aggregate occupancy level of 63.0% with an ADR of $83.12, reflecting a RevPAR of $52.35, up 3.7% over 2009 levels. Gains in occupancy of 7.2% were partially offset by continued ADR declines of 3.3%, suggesting a yield management strategy focused on occupancy maximization as a means to drive overall RevPAR.  TTM through October 31, 2011, the submarket reported a RevPAR of $55.51, up 7.5% over the previous corresponding TTM period, reflecting continued strengthening of the local lodging market, albeit at the expense of ADR growth.

The selected competitive set comprises six full-service hotels (inclusive of the Marriott Buffalo Niagara Property) with a total of 1,355 rooms.  Selected hotels include the 199-room Holiday Inn Buffalo Amherst, 207-room Holiday Inn Buffalo International Airport, 298-room Millennium Airport Buffalo Hotel, 187-room Hotel Indigo Buffalo Amherst and 108-room Courtyard by Marriott Buffalo Amherst.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1340 Millersport Highway Amherst, NY 14221	Collateral Asset Summary Marriott Buffalo Niagara	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,933,544 43.6% 2.38x 21.0%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2009	12/31/2010	T-12 9/30/2011	U/W	U/W per Room
Occupancy	70.9%	74.3%	76.4%	76.4%
ADR	$122.43	$123.05	$123.13	$123.13
RevPAR	$86.78	$91.41	$94.04	$94.04

Room Revenue	$11,275,859	$11,878,008	$12,218,973	$12,218,973	$34,323
F&B Revenue	3,935,514	3,762,590	3,488,627	3,488,627	9,800
Other Revenue	461,011	441,022	377,013	377,013	1,059
Total Revenue	$15,672,384	$16,081,620	$16,084,613	$16,084,613	$45,181
Operating Expenses	5,287,227	5,247,028	4,958,719	4,958,719	13,929
Undistributed Expenses	4,690,324	4,898,133	5,059,811	4,819,187	13,537
Gross Operating Profit	$5,694,833	$5,936,459	$6,066,083	$6,306,707	$17,715
Total Fixed Charges	969,958	990,882	1,051,924	1,079,988	3,034
Net Operating Income	$4,724,875	$4,945,577	$5,014,159	$5,226,719	$14,682
FF&E	626,895	643,265	643,385	804,231	2,259
Net Cash Flow	$4,097,980	$4,302,312	$4,370,774	$4,422,488	$12,423

Property Management.    The Marriott Buffalo Niagara Property is managed by TPG, an affiliate of the Borrower.

Lockbox / Cash Management.    The Marriott Buffalo Niagara Loan is structured with a hard lockbox and springing cash management.  Active cash management and a full sweep of excess cash flow are triggered upon (i) an event of default under the Marriott Buffalo Niagara Loan, (ii) bankruptcy or insolvency of borrower, guarantor, manager or franchisor, (iii) the DSCR based on a determination made by lender on a quarterly basis commencing December 31, 2011 based on the trailing twelve month period is less than 1.25x, or (iv) the date which is 12 months prior to the expiration of the franchise agreement which date is June 29, 2018 (each of (i) through (iv) above a “Cash Management Trigger Event”).  After the occurrence of a Cash Management Trigger Event, the Marriott Buffalo Niagara Loan will remain in active cash management for the term of the Marriott Buffalo Niagara Loan.

Initial Reserves.    At closing, the Borrower deposited (i) $2,558,097 into a required restaurant renovation reserve account, representing the then-remaining costs to complete the current renovation of the bar, restaurant and lobby space totaling approximately $4.4 million, (ii) $150,139 into a tax reserve account, (iii) $38,494 into an insurance reserve account, and (iv) $250,000 into an interest reserve.

Ongoing Reserves.    On a monthly basis, the Borrower are required to deposit reserves of (i) $75,070 into a monthly tax reserve account, (ii) $6,416 into a monthly insurance reserve account, and (iii) 1/12 of 5% of the prior calendar year’s gross income from operations into an FF&E reserve account.  In addition, on any payment date in which the amount in the interest reserve is below $250,000, the Borrower is obligated to deposit into the interest reserve an amount equal to (i) during the continuance of a cash sweep event period, the excess cash flow, and (ii) in the absence of a cash sweep event period, the difference between (A) gross income from operations, and (B) the sum total of the following amounts which are to be paid on or about the next monthly payment date: (1) debt service, (2) the sum total of all monthly deposits to the reserve funds, (3)  operating expenses then due and payable, and (4) extraordinary expenses.   Notwithstanding the foregoing, the Marriott Buffalo Niagara Loan documents provide that the determination set forth in subsection (ii) above may not exceed 125% of the monthly debt service payment amount.  In addition, beginning on the date which is twelve months prior to the expiration of the franchise agreement, all excess cash remaining after payment of debt service, required reserves, operating expenses and extraordinary expenses is required to be deposited into the PIP reserve account, until such time that the balance in the PIP reserve account is equal to or exceeds the costs of the PIP improvements required by the franchisor pursuant to an approved PIP.  Based on the underwritten net cash flow and the actual debt service due under the Marriott Buffalo Niagara Loan it is expected that this cash flow sweep would result in approximately $2.34 million.  In the event that no PIP funds are required in connection with the franchise renewal, collected funds are required to be released to the Borrower.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None permitted.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1340 Millersport Highway Amherst, NY 14221	Collateral Asset Summary Marriott Buffalo Niagara	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,933,544 43.6% 2.38x 21.0%

Marriott Buffalo Niagara
1340 Millersport Highway
Amherst, NY 14221
SUNY University at Buffalo
UB Stadium
Alumni Arena
Kunz Stadium
Audubon Recreation Complex
Boulevard Mall
Tonawanda
Amherst
Kenmore
Kenmore Mercy Hospital
Daemen College
Williamsville
Amherst State Park
Erie Comm. College North
Eastern Hills Mall
ERIE COUNTY
University at Buffalo South Campus
VA Western NY Hospital
New York State Thruway
Buffalo Niagara International Airport
Kensington Expwy
Erie County Medical Ctr.
Canisius College
Buffalo Zoo
Delaware Park
Buffalo State College
Cheektowaga
Walden Galleria
Depew
Buffalo
Kaleida Health-Buffalo General Hospital
Kensington Expwy
Sloan
Lancaster
Downtown
Sheehan Memorial Hospital
M&T Bank Center
Coca Cola Field
HSBC Arena
Buffalo Skyway
Buffalo R.
Lake Erie
Mercy Hospital
Trocaire College
West Seneca
Buffalo & Erie Co. Botanical Gardens
Seneca Street Soccer Complex
Lackawanna
NY State Thruway
Youngmann Mem. Hwy
Sheridan Dr
Main St
Maple Rd
Wehrle Dr
Cleveland Dr
Genesee St
George Urban Blvd
Walden Ave
Broadway
William St
Clinton St
Seneca St
Losson Rd
Ridge Rd
Delavan Ave
Amherst St
Kenmore Ave
Elmwood Ave
Delaware Ave
Bailey Ave
Harlem Rd
Union Rd
Transit Rd
290
990
90
190
33
5
62
Lake Ontario
St. Catharines
Niagara-on-the-Lake
Lewiston
Lockport
Niagara Falls
North Tonawanda
ONTARIO
NEW YORK
Welland
Port Colborne
Fort Erie
Kenmore
Williamsville
Buffalo
Cheektowaga
Lackawanna
West Seneca
Lake Erie

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

407 Chestnut Street Chattanooga, TN 37402	Collateral Asset Summary Doubletree Chattanooga	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,798,343 69.1% 1.52x 12.8%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

407 Chestnut Street Chattanooga, TN 37402	Collateral Asset Summary Doubletree Chattanooga	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,798,343 69.1% 1.52x 12.8%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Hospitality – Full Service
Sponsor:	Mitul I. Patel		Collateral(2):	Fee Simple
Borrower:	Vision Chestnut Hotel Group, LLC		Location:	Chattanooga, TN
Original Balance:	$23,000,000		Year Built / Renovated:	1974 / 2008
Cut-off Date Balance:	$22,798,343		Rooms:	186
% by Initial UPB:	3.4%		Property Management:	Vision Hospitality Group, Inc.
Interest Rate:	5.6500%		Underwritten NOI:	$2,926,430
Payment Date:	6th of each month		Underwritten NCF:	$2,605,613
First Payment Date:	July 6, 2011		Appraised Value:	$33,000,000
Maturity Date:	June 6, 2021		Appraisal Date:	April 20, 2011
Amortization:	300 months
Additional Debt:	None		Historical NOI
Call Protection:	L(30), D(86), O(4)		Most Recent NOI:	$2,910,468 (T-12 8/31/2011)
Lockbox / Cash Management:	Hard / Springing		2nd Most Recent NOI:	$2,960,051 (December 31, 2010)
			3rd Most Recent NOI:	$2,506,297 (December 31, 2009)
Reserves(1)
	Initial	Monthly	Historical Occupancy
Taxes:	$93,213	$18,643	Most Recent Occupancy:	73.9% (August 31, 2011)
Insurance:	$9,517	$3,172	2nd Most Recent Occupancy:	74.0% (December 31, 2010)
FF&E:	$0	Variable	3rd Most Recent Occupancy:	68.3% (December 31, 2009)
Required Repairs:	$35,000	$0	(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
			(2)	See “The Loan” and “PILOT Arrangement” herein.
Financial Information
Cut-off Date Balance / Room:		$122,572
Balloon Balance / Room:		$94,639
Cut-off Date LTV:		69.1%
Balloon LTV:		53.3%
Underwritten NOI DSCR:		1.70x
Underwritten NCF DSCR:		1.52x
Underwritten NOI Debt Yield:		12.8%
Underwritten NCF Debt Yield:		11.4%

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

407 Chestnut Street Chattanooga, TN 37402	Collateral Asset Summary Doubletree Chattanooga	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,798,343 69.1% 1.52x 12.8%

Historical Occupancy, ADR, and RevPAR(1)
Doubletree Chattanooga Property	T-12 Sept. 2009	T-12 Sept. 2010	T-12 Sept. 2011
Occupancy	62.4%	73.1%	73.3%
ADR	$108.01	$112.22	$119.55
RevPAR	$67.40	$81.98	$87.61
Competitive Set(2)	T-12 Sept. 2009	T-12 Sept. 2010	T-12 Sept. 2011
Occupancy	62.4%	68.0%	68.3%
ADR	$104.78	$107.25	$113.16
RevPAR	$65.42	$72.90	$77.34
Penetration	T-12 Sept. 2009	T-12 Sept. 2010	T-12 Sept. 2011
Occupancy	99.9%	107.5%	107.2%
ADR	103.1%	104.6%	105.6%
RevPAR	103.0%	112.5%	113.3%
(1)
Source: Smith Travel Research for the month of September 2011. Any minor variances between the underwriting and the above table with respect to Occupancy, ADR and RevPAR at the Doubletree Chattanooga are attributable to differences in reporting methodologies and/or timing.

(2)
Competitive Set includes: Doubletree Chattanooga, Marriott Chattanooga @ The Convention Center, Sheraton Hotel Read House Chattanooga, Courtyard Chattanooga Downtown, The Chattanoogan, and Hilton Garden Inn Chattanooga Downtown.

Primary Competitive Set(1)
Property	Rooms	Transient	Meeting & Group %	Occupancy	ADR	2010 RevPAR
Doubletree Chattanooga Property(2)	186	70%	30%	74%	$113.88	$84.23
Courtyard Chattanooga Downtown	128	80%	20%	75%	118.00	88.50
Hilton Garden Inn Chattanooga Downtown	94	80%	20%	78%	126.00	98.28
Residence Inn Chattanooga Downtown	76	90%	10%	88%	108.00	95.04
Marriott Chattanooga @ The Convention Center	343	55%	45%	67%	104.00	69.68
Sheraton Hotel Read House Chattanooga	241	65%	35%	61%	102.00	62.22
Chattanooga Choo Choo	363	80%	20%	54%	95.00	51.30
The Chattanoogan	199	55%	45%	61%	115.00	70.15
Hampton Inn Suites Chattanooga Downtown(3)	134	75%	25%
Total / Average	1,764	69%	31%	66%	$107.61	$70.46
(1)	Source: Appraisal. Competitive set Occupancy, ADR and RevPAR are 2010 estimates.
(2)	The Occupancy, ADR and RevPAR data for the Doubletree Chattanooga Property are based on actual 2010 performance.
(3)	The Hampton Inn Suites Chattanooga Downtown was reportedly not open in 2010.

The Loan.    The Doubletree Chattanooga loan (the “Doubletree Chattanooga Loan”) is a $23.0 million fixed rate loan secured by the both the Borrower’s leasehold interest and the fee simple interest currently held by the Industrial Development Board of the City of Chattanooga (the “IDB”, see “PILOT Arrangement” below) in the Doubletree Chattanooga hotel located in Chattanooga, Tennessee (the “Doubletree Chattanooga Property”).  The $23.0 million first mortgage loan has a 10-year term and amortizes on a 25-year schedule. The Doubletree Chattanooga Loan accrues interest at a fixed rate equal to 5.6500%.  Loan proceeds were used to refinance existing debt of approximately $21.0 million, establish upfront escrows of $137,730, pay closing costs and fees of approximately $344,000 and return equity to the Sponsors of approximately $1.6 million.

The Doubletree Chattanooga Property is subject to a five-year management agreement between the Borrower and Vision Hospitality Group, Inc. dated January 1, 2009, which extends until January 1, 2014 with five successive one-year renewal options. The base management fee equates to 4.0% of gross revenues. The Doubletree Chattanooga Property is also subject to a 15-year franchise agreement between the Borrower and Doubletree Hotel Systems, Inc., a subsidiary of Hilton Hotels Corporation, dated March 13, 2006, which extends to October 7, 2023 with no renewal options. Based on the “as-is” appraised value of $33,000,000 for the Doubletree Chattanooga Property as of April 20, 2011, the cut-off date LTV is 69.1%.

The Borrower / Sponsor.    Vision Chestnut Hotel Group, LLC (the “Borrower”) is a single purpose entity structured to be bankruptcy remote, with two independent directors in its organizational structure. The Borrower is owned by a group of individual investors and controlled by Mitul I. Patel (the “Sponsor”), who owns 20.21% of the Borrower and 100% of its managing member, Vision Chestnut Manager, Inc.  Mr. Patel earned both a bachelor’s and master’s degree from the University of Tennessee in civil engineering.  In 1996, Mr. Patel joined his family hotel business by developing a Hampton Inn and a Homewood Suites by Hilton. Given his family’s hotel background, Mr. Patel incorporated hotel properties into his master’s research in engineering, developing data and other pertinent

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

407 Chestnut Street Chattanooga, TN 37402	Collateral Asset Summary Doubletree Chattanooga	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,798,343 69.1% 1.52x 12.8%

information that could be used by consultants and government officials when evaluating the traffic impact of hotels on an area.  His work has been recognized in several national publications.  Mr. Patel is currently serving on the board of the Creative Discovery Museum and has previously served on the board of the Chattanooga Hotel and Motel Association and the Chattanooga Convention and Visitors Bureau. He was also the recipient of the 2004 Chattanooga Times Free Press 40 Under 40 Award.

The Property.  The Doubletree Chattanooga Property is a 186-room, full-service hotel located at 407 Chestnut Street in the downtown area of Chattanooga, Tennessee. The site is improved with one rectangular-shaped 13-story hotel building containing the guestrooms, restaurants, ballrooms and meeting space. The main lobby, offices, service and support areas, meeting rooms, gift shop, fitness center, business center, housekeeping office and employee areas are located on the first floor. The larger meeting spaces, ballrooms, full-service banquet facilities, board rooms, commercial kitchen, Eleven Restaurant, H2O Bar, computer area, and sitting area with fireplace are located on the second floor. The guestrooms are located on the remaining floors of the 13-story tower.

The 186 guestrooms and suites are comprised of several different configurations: 89 rooms with a single king bed, 80 rooms with two queen beds, 16 suites and one “Presidential Suite.” Each guestroom and suite features a flat-panel HD television, .mp3-compatible clock radio, Wolfgang Puck in-room coffee, microwave, refrigerator, Doubletree “Sweet Dreams” bedding, and both wired and wireless high-speed internet access. Each suite features a separate parlor with additional case and soft goods, while the Presidential Suite contains a living area, kitchen, dining room, three bathrooms and multiple bedrooms. Guestroom drapes, mattresses and bedspreads, carpeting and case goods were all reported to be in good overall condition, with the appraisal concluding the overall quality and condition of the guestrooms to be “excellent.”

The Doubletree Chattanooga Property was constructed in 1974, and shortly after purchasing the hotel in 2006 for a reported $7.0 million the Borrower embarked upon a major renovation that was completed in 2008. The entire interior was reportedly gutted and rebuilt at an approximate total cost of $21.0 million ($112,903 per room), and the Doubletree Chattanooga Property was re-branded from a Clarion Hotel to a Doubletree Hotel.

The Market.  The Doubletree Chattanooga Property is located at 407 Chestnut Street in the downtown area of Chattanooga, Tennessee. Chattanooga is the fourth largest city in the state and located in southeastern Tennessee on Chickamauga Lake and Nickajack Lake, which are part of the Tennessee River.  Chattanooga lies approximately 104 miles northwest of Atlanta, 120 miles southwest of Knoxville, about 135 miles southeast of Nashville, and approximately 148 miles to the northeast of Birmingham.  The region is also at the junction of three major interstate highways: I-24, I-75, and I-59.  The city has received national recognition for the renaissance of its downtown area and the redevelopment of its riverfront. Chattanooga’s economy is reportedly among Tennessee’s strongest, with the construction of Volkswagen’s assembly plant and a rebound in transportation services underpinning recent gains in private sector employment.  The metropolitan area is home to an expanding truck transportation industry that benefits from a location that is nearly equidistant from many of the major southern population centers and offers access to several major interstate highways.

The Doubletree Chattanooga Property is located along the west side of Chestnut Street, just north of West 5th Street in downtown Chattanooga, two blocks south of the Tennessee Aquarium, a half block south of the Creative Discovery Museum, two blocks south of AT&T Field and four blocks from the Tennessee River. The area is considered to be a revitalized area of the city, and has since become a more desirable tourist location.

The Doubletree Chattanooga Property has historically outperformed the selected competitive set in terms of occupancy, ADR and RevPAR since its first full year of operations after reopening as a Doubletree in 2008. For the T-12 period ended September 30, 2011 the Doubletree Chattanooga Property achieved more than its fair share in terms of occupancy, ADR and RevPAR.  For this period, overall reported occupancy, ADR and RevPAR for the Doubletree Chattanooga Property of 73.3%, $119.55 and $87.61, respectively, resulted in penetration indices of 107.2%, 105.6%, and 113.5%, respectively. Overall reported RevPAR penetration has been above 100% since the Doubletree Chattanooga’s stabilization upon reopening as a Doubletree Hotel in 2008.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

407 Chestnut Street Chattanooga, TN 37402	Collateral Asset Summary Doubletree Chattanooga	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,798,343 69.1% 1.52x 12.8%

Cash Flow Analysis.

Cash Flow Analysis
	12/31/2009	12/31/2010	T-12 8/31/2011	U/W	U/W per Room
Occupancy	68.3%	74.0%	73.9%	73.9%
ADR	$108.39	$113.88	$117.90	$117.90
RevPAR	$74.07	$84.23	$87.07	$87.07

Room Revenue	$5,001,691	$5,687,383	$5,900,864	$5,900,864	$31,725
F&B Revenue	1,552,004	1,801,927	1,846,774	1,846,774	9,929
Other Revenue	253,068	282,618	272,793	272,793	1,467
Total Revenue	$6,806,763	$7,771,928	$8,020,431	$8,020,431	$43,121
Operating Expenses	2,162,387	2,400,382	2,474,609	2,474,609	13,304
Undistributed Expenses	1,886,643	2,125,293	2,353,023	2,312,216	12,431
Gross Operating Profit	$2,757,733	$3,246,253	$3,192,799	$3,233,606	$17,385
Total Fixed Charges	251,436	286,202	282,332	307,176	1,651
Net Operating Income	$2,506,297	$2,960,051	$2,910,468	$2,926,430	$15,733
FF&E	272,271	310,877	320,817	320,817	1,725
Net Cash Flow	$2,234,026	$2,649,174	$2,589,650	$2,605,613	$14,009

Property Management.    The Doubletree Chattanooga Property is managed by Vision Hospitality Group, Inc., an affiliate of the Borrower.

Lockbox / Cash Management.    The Doubletree Chattanooga Loan is structured with a hard lockbox and springing cash management. Active cash management (with excess cash flow disbursed to the Borrower) is triggered upon the DSCR of the Doubletree Chattanooga Loan falling below 1.25x for the immediately-preceding T-12 period.  Active cash management and a full sweep of excess cash flow are triggered upon (i) an event of default under the Doubletree Chattanooga Loan, (ii) bankruptcy or insolvency of the Borrower, guarantor or manager, or (iii) the DSCR of the Doubletree Chattanooga Loan falling below 1.15x for the immediately-preceding T-12 period.

Initial Reserves.     At closing, the Borrower deposited (i) $93,213 into a tax reserve account, (ii) $9,517 into an insurance reserve account and (iii) $35,000 into a required repairs reserve account.

Ongoing Reserves.     On a monthly basis, the Borrower is required to deposit reserves of (i) $18,643 into a monthly tax reserve account, (ii) $3,172 into a monthly insurance reserve account, and (iii) (a) on the first 12 monthly payment dates $0, (b) on the next 12 monthly payment dates, 1/12 of 2.00% of the prior calendar year’s gross income from operations, and (c) on monthly payment dates occurring any time thereafter, 1/12 of 4.00% of the prior calendar year’s gross income from operations into an FF&E reserve account.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None permitted.

PILOT Arrangement.    The Borrower previously owned the fee interest in the Doubletree Chattanooga Property and, in connection with obtaining certain tax abatements, transferred its fee interest to the IDB and then leased the Doubletree Chattanooga Property back from the IBD pursuant to a lease agreement between Borrower and IDB dated May 31, 2009, as amended by that certain Partial Termination of Lease Agreement dated as of the Doubletree Chattanooga Loan closing.  The Borrower is also party to an agreement for payments in lieu of ad valorem taxes between the Borrower and the IDB dated March 31, 2009 (the “PILOT Agreement”).  The mortgage securing the Doubletree Chattanooga Loan encumbers both the Borrower’s leasehold interest in the Doubletree Chattanooga Property and the fee interest currently held by the IDB.  During the term of the PILOT Agreement, which expires in December 2013, the Borrower is required to pay a reduced amount in lieu of certain taxes.  At the expiration of the term of the PILOT Agreement, the Borrower is permitted to purchase the underlying land from the IDB for $1.00.  Failure to acquire the underlying property is an event of default under the Doubletree Chattanooga Loan and triggers recourse to the Sponsor for resulting losses.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

407 Chestnut Street Chattanooga, TN 37402	Collateral Asset Summary Doubletree Chattanooga	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,798,343 69.1% 1.52x 12.8%

Doubletree Chattanooga
407 Chestnut Street
Chattanooga, TN 37402
Chattanooga
Red Bank
Hixson
Lupton City
Chickamauga Lake
Tennessee River
MARION COUNTY
HAMILTON COUNTY
Northside
Downtown
Ridgeside
Woodmore
Chattanooga Municipal Airport
Lookout Valley
Lookout Mountain
Oak Hill
Cedar Hill
East Ridge
Brainerd Hills
TENNESSEE
GEORGIA
Rossville
Lakeview
CATOOSA COUNTY
WALKER COUNTY
DADE COUNTY
Fairview
Fort Oglethorpe
Knoxville
Asheville
Atlanta
Chattanooga

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various(1)	Collateral Asset Summary Hospitality Specialists Portfolio – Pool 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,945,077 57.6% 1.47x 13.3%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio(5):	Portfolio
Loan Purpose:	Refinance		Property Type:	Hospitality – Limited Service
Sponsor:	John A. Mann; James L. Mann		Collateral(1):	Fee Simple/Leasehold
Borrower:	Stevensville Hotel II, LLC; QC Air		Location:	Various
	Hotel, LLC; Quad City Hotel, LLC		Year Built / Renovated:	2006, 2008, 1995 / NAP, NAP, 2006
Original Balance:	$22,000,000		Total Rooms:	257
Cut-off Date Balance:	$21,945,077		Property Management:	Hospitality Specialists, Inc.
% by Initial UPB:	3.3%		Underwritten NOI:	$2,908,742
Interest Rate:	6.5000%		Underwritten NCF:	$2,621,100
Payment Date:	6th of each month		Appraised Value:	$38,100,000
First Payment Date:	November 6, 2011		Appraisal Date:	Various
Maturity Date:	October 6, 2021
Amortization:	300 months		Historical NOI
Additional Debt:	None		Most Recent NOI:	$2,933,295 (T-12 10/31/2011)
Call Protection:	L(37), D(79), O(4)		2nd Most Recent NOI:	$2,746,982 (December 31, 2010)
Lockbox / Cash Management(2):	Hard / Springing		3rd Most Recent NOI:	$2,406,894 (December 31, 2009)

Reserves			Historical Occupancy
	Initial	Monthly	Most Recent Occupancy:	77.7% (October 31, 2011)
Taxes:	$20,903	$20,903	2nd Most Recent Occupancy:	76.8% (December 31, 2010)
Insurance:	$16,944	$2,421	3rd Most Recent Occupancy:	70.7% (December 31, 2009)
Immediate Repairs:	$6,438	$0	(1)
The Hospitality Specialists Portfolio – Pool 2 loan is secured by the borrower’s fee simple interest in the 84-room Residence Inn Moline (4600 53rd Street, Moline, IL), the borrower’s leasehold interest in the 98-room Hampton Inn & Suites Moline (2450 69th Avenue, Moline, IL), and the borrower’s fee simple interest in the 75-room Hampton Inn Stevensville (5050 Red Arrow Highway, Stevensville, MI).

FF&E:	$0	1/12 of 4% of gross income
Seasonality(3):	$127,000	Springing
PIP Reserve(4):	$0	Springing
Ground Rent Reserve(2):	$0	Springing
			(2)
Cash management will be triggered if, among other things, (i) the DSCR is less than 1.20x on a trailing twelve month basis or (ii) the monthly payment date that is twelve months prior to the expiration of any franchise agreement or replacement franchise agreement has occurred. During a cash management period (or cash sweep event period, as defined in the loan documents), reserves for ground rent will be required on a monthly basis.

Financial Information
Cut-off Date Balance / Room:	$85,389
Balloon Balance / Room:	$67,410
Cut-off Date LTV:	57.6%
Balloon LTV:	45.5%		(3)
On each payment date occurring in May through October, Borrower shall deposit the difference between net cash flow for the immediately preceding month and debt service and reserve deposits due on such payment date into the seasonality reserve subject to a cap of $127,000. Such funds may be applied on any monthly payment date occurring in December, January or February to cover shortfalls in required debt service and reserve deposits.

Underwritten NOI DSCR:	1.63x
Underwritten NCF DSCR:	1.47x
Underwritten NOI Debt Yield:	13.3%
Underwritten NCF Debt Yield:	11.9%
			(4)
A full cash flow sweep is required to commence on the monthly payment date that is twelve months prior to the expiration of the Hampton Inn Stevensville franchise agreement, continuing until such time as the franchise agreement is renewed.  In the event the franchise agreement is renewed for a period expiring within the term of the mortgage loan, the sweep will be required to commence again, twelve months prior to the new expiration date.

			(5)
Partial release via partial defeasance is permitted after December 5, 2014, subject to DSCR and LTV maintenance tests, a debt yield at least equal to the greater of the debt yield at closing or 11.5%, and defeasance of the release amount.  The release price will be 120% of the allocated loan amount.

TRANSACTION HIGHLIGHTS
▪
Performance vs. Competitive Set. Per the May 2011 STR reports, Hampton Inn Stevensville and Hampton Inn & Suites Moline have each individually exceeded the performance of their respective competitive sets over the past three years, and as of T-12 May 2011 exhibited yield penetrations of 144.9% and 212.3%, respectively. As of T-12 May 2011, the Residence Inn Moline, only shortly after two years of its December 2008 opening, exhibited a yield penetration of 113.2%.

▪	Credit Metrics. The loan has a 57.6% Cut-off Date LTV, an Underwritten NCF DSCR of 1.47x and an Underwritten NOI Debt Yield of 13.3%.

▪	Experienced Management. Hospitality Specialists, Inc. has been operating hotels for over 25 years and currently owns/manages over 2,000 hotel rooms across 21 properties.

▪
Location. All three properties are located within close proximity of local demand drivers: Hampton Inn Stevensville within several miles of Grande Mere State Park, Lake Michigan’s beaches, boat launches, and fishing charters, Michigan Wineries and the Whirlpool corporate offices; both the Hampton Inn & Suites Moline and Residence Inn Moline near the Quad City International Airport, the Niabi Zoo, and John Deere Corporate offices.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various(1)	Collateral Asset Summary Hospitality Specialists Portfolio – Pool 1	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$20,947,573 55.0% 1.53x 13.9%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio(4):	Portfolio
Loan Purpose:	Refinance		Property Type:	Hospitality – Limited Service
Sponsor:	John A. Mann; James L. Mann		Collateral(1):	Fee Simple
Borrower:	South Point Holdings, LLC; 28th Street		Location:	Various, MI
	Hotel, LLC		Year Built / Renovated:	2006, 2007, 2003 / NAP
Original Balance:	$21,000,000		Total Rooms:	285
Cut-off Date Balance:	$20,947,573		Property Management:	Hospitality Specialists, Inc.
% by Initial UPB:	3.1%		Underwritten NOI:	$2,905,662
Interest Rate:	6.5000%		Underwritten NCF:	$2,608,560
Payment Date:	6th of each month		Appraised Value:	$38,100,000
First Payment Date:	November 6, 2011		Appraisal Date:	July 13, 2011
Maturity Date:	October 6, 2021
Amortization:	300 months		Historical NOI
Additional Debt:	None		Most Recent NOI:	$2,891,264 (T-12 10/31/2011)
Call Protection:	L(37), D(79), O(4)		2nd Most Recent NOI:	$2,616,324 (December 31, 2010)
Lockbox / Cash Management(2):	Hard / Springing		3rd Most Recent NOI:	$2,073,404 (December 31, 2009)

Reserves			Historical Occupancy
	Initial	Monthly	Most Recent Occupancy:	71.1% (October 31, 2011)
Taxes	$48,831	$24,416	2nd Most Recent Occupancy:	68.5% (December 31, 2010)
Insurance:	$25,353	$4,225	3rd Most Recent Occupancy:	59.3% (December 31, 2009)
Immediate Repairs:	$10,875	$0	(1)
The Hospitality Specialists Portfolio – Pool 1 loan is secured by the borrower’s fee simple interest in each of the 109-room Springhill Suites Grand Rapids (5250 28th Street Southeast, Grand Rapids, MI), the 98-room Hampton Inn & Suites Grand Rapids (5200 28th Street Southeast, Grand Rapids, MI), and the 78-room Residence Inn Holland (631 Southpoint Ridge Road, Holland, MI).

FF&E:	$0	1/12 of 4% of gross income
Seasonality:	$69,000	Springing(3)

Financial Information			(2)	Cash management will be triggered if, among other things, the DSCR is less than 1.20x on a trailing twelve month basis.
Cut-off Date Balance / Room:	$73,500
Balloon Balance / Room:	$58,024		(3)
On each payment date occurring in May through October, Borrower is required to deposit the difference between net cash flow for the immediately preceding month and debt service and reserve deposits due on such payment date into the seasonality reserve subject to a cap of $69,000. Such funds may be applied on any monthly payment date occurring in December, January or February to cover shortfalls in required debt service and reserve deposits.

Cut-off Date LTV:	55.0%
Balloon LTV:	43.4%
Underwritten NOI DSCR:	1.71x
Underwritten NCF DSCR:	1.53x
Underwritten NOI Debt Yield:	13.9%		(4)	Partial release via partial defeasance is permitted after December 5, 2014, subject to DSCR, LTV and Debt Yield maintenance tests, and defeasance of the release amount. The release price will be 120% of the allocated loan amount.
Underwritten NCF Debt Yield:	12.5%

TRANSACTION HIGHLIGHTS
▪
Performance vs. Competitive Set. Per the appraisal, Residence Inn Holland was second in its competitive set as of T-12 May 2011, with a yield penetration of 122.3%.  Overall yield penetration for Hampton Inn & Suites Grand Rapids was estimated at 130.2% as of T-12 May 2011, the highest of its primary competitive set. Springhill Suites Grand Rapids had a yield penetration at 120.7% as of T-12 May 2011.

▪	Credit Metrics. The Hospitality Specialists Portfolio – Pool 1 loan has a 55.0% Cut-off Date LTV, an Underwritten NCF DSCR of 1.53x and an Underwritten NOI Debt Yield of 13.9%.

▪	Management. Hospitality Specialists, Inc. has been operating hotels for over 25 years and currently owns/manages over 2,000 hotel rooms across 21 properties.

▪
Location.  Springhill Suites Grand Rapids and Hampton Inn & Suites Grand Rapids are both located one mile north of Grand Rapids’ Gerald R. Ford International Airport, along Interstate 96 which is a primary east/west corridor through the region. The airport recorded 2,185,924 passengers in 2010, a 23.4% increase in passenger traffic from 2009. The neighborhood surrounding the Residence Inn Holland is, according to the appraisal, in a growth phase, with development occurring in the manufacturing and industrial sectors.  In addition to Johnson Controls operating a facility in Holland, a new LG Chem facility is currently under construction adjacent to the Residence Inn Holland, which is expected to manufacture batteries for the Chevrolet Volt, GM’s new electric car.  The plant is expected to begin production in 2012. The area also benefits from tourism, with Downtown Holland listed on the National Register of Historic Places, and leisure attractions including Holland State Park along both Lake Macatawa and Lake Michigan, offering sandy beaches, two campgrounds and scenic views.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Various(1) Chicago, IL 60654 and 60605	Collateral Asset Summary Chicago Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$19,964,335 63.4% 1.53x 12.2%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio(4):	Portfolio
Loan Purpose:	Refinance		Property Type:	Various
Sponsor:	Arthur Holmer		Collateral(1):	Fee Simple
Borrower:	LaSalle Investors LLC; Erie Street		Location:	Chicago, IL
	Investors, LLC; WSC Parking Fund I,		Year Built / Renovated:	Various / Various
	LLC		Total Sq. Ft.:	184,750
Original Balance:	$20,000,000		Property Management:	Wells Street Management, LLC
Cut-off Date Balance:	$19,964,335		Underwritten NOI:	$2,436,825
% by Initial UPB:	3.0%		Underwritten NCF:	$2,221,452
Interest Rate:	6.1115%		Appraised Value:	$31,500,000
Payment Date:	6th of each month		Appraisal Date:	September 1 - 2, 2011
First Payment Date:	November 6, 2011
Maturity Date:	October 6, 2021		Historical NOI
Amortization:	360 months		Most Recent NOI	$2,602,630 (T-12 8/31/2011)
Additional Debt:	None		2nd Most Recent NOI:	$2,355,817 (December 31, 2010)
Call Protection:	L(26), D(91), O(3)		3rd Most Recent NOI:	$2,238,743 (December 31, 2009)
Lockbox / Cash Management(2):	Hard / Springing
			Historical Occupancy
Reserves			Most Recent Occupancy:	100.0% (Various)
	Initial	Monthly	2nd Most Recent Occupancy:	96.7% (December 31, 2010)
Taxes	$372,429	$46,780	3rd Most Recent Occupancy:	83.0% (December 31, 2009)
Insurance:	$21,397	$4,279	(1)
The Chicago Portfolio loan is secured by the borrower’s fee simple interest in a 78,586 sq. ft. office property located at 343 West Erie Street, a 46,164 sq. ft. office property located at 747 North LaSalle Street, and a 240-space parking garage located at 600 South Clark Street, each located in Chicago, IL.

Replacement:	$0	$3,476
TI/LC(3):	$500,000	$13,021
Required Repairs:	$12,500	$0
			(2)
Cash management will be triggered if, among other things, the DSCR is less than 1.25x on a trailing twelve month basis. If immediately following such determination the borrower posts a letter of credit in the amount of $350,000, cash management will be triggered If the DSCR is less than 1.15x on a trailing twelve month basis.

Financial Information
Cut-off Date Balance / Sq. Ft.:		$108
Balloon Balance / Sq. Ft.:		$92
Cut-off Date LTV:		63.4%
Balloon LTV:		54.0%	(3)
The borrower may post a letter of credit in the amount of $812,000 ($500,000 upfront amount, plus two years of ongoing collections) in lieu of the upfront and ongoing TI/LC reserves, which letter of credit was posted after closing.  Ongoing TI/LC escrows are subject to a cap of $312,000.

Underwritten NOI DSCR:		1.67x
Underwritten NCF DSCR:		1.53x
Underwritten NOI Debt Yield:		12.2%
Underwritten NCF Debt Yield:		11.1%	(4)
Partial release via partial defeasance is permitted after January 5, 2014, subject to DSCR and LTV Yield maintenance tests, and defeasance of the release amount.  The release price will be 125% of the allocated loan amount.

TRANSACTION HIGHLIGHTS
▪
Credit Metrics.  The Chicago Portfolio loan has a 63.4% Cut-off date LTV, an Underwritten NCF DSCR of 1.53x, an Underwritten NOI Debt Yield of 12.2%, and an aggregate land value of $16.15 million (or 80.9% of the cut-off date balance).

▪
Submarket and Demographics.  The office properties are located in the River North submarket.  According to the appraisal, office vacancy for Class B/C properties in the River North submarket was 7.7% as of 2Q2011.  Within a one- and three-mile radius, population growth rates through 2016 are expected to be 6.12%/4.11% for 343 West Erie Street, 5.86%/4.33% for 747 North LaSalle Street, and 10.46%/4.40% for 600 South Clark Street, which compares favorably with Cook County (-0.53%) and the Chicago MSA (2.23%).

▪
Equity.  Based on the aggregate initial purchase price of $25.3 million between August 2007 and September 2008, as well as approximately $2.0 million in capital improvements, TI/LC and tenant space refurbishment,  the borrower had approximately $7.3 million of equity remaining in the transaction after closing.

▪
Diverse Tenant Base and 100% Occupancy. The office properties are 100% occupied by 32 tenants, with only one tenant occupying more than 7% of NRA (Solutionset, 6.4% of the Chicago Portfolio total NRA).

▪
Parking Garage Location.  The parking garage is located within close proximity to several major demand drivers: one block from the US Citizenship and Immigration office, three blocks from the Chicago Board of Trade, and three blocks from the Harold Washington Library.  Additional demand is generated by the concentration of local universities in the South Loop neighborhood, with Columbia College, Robert Morris College, and DePaul University all located within proximity to the parking garage.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

560 Lincoln Road Miami Beach, FL 33139	Collateral Asset Summary 560 Lincoln Road	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$18,432,500 60.6% 1.27x 9.2%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail – Unanchored
Sponsor:	Robert M. Quittner		Collateral:	Fee Simple
Borrower:	The Denison Corp.		Location:	Miami Beach, FL
Original Balance:	$18,432,500		Year Built / Renovated:	1929 / 2000, 2008
Cut-off Date Balance:	$18,432,500		Total Sq. Ft.:	29,839
% by Initial UPB:	2.7%		Property Management:	RMQ Realty Management, Inc.
Interest Rate:	5.8905%		Underwritten NOI(3):	$1,687,651
Payment Date:	6th of each month		Underwritten NCF(3):	$1,668,255
First Payment Date:	October 6, 2011		Appraised Value:	$30,400,000
Maturity Date:	September 6, 2021		Appraisal Date:	June 19, 2011
Amortization:	Interest-only for 60 months; 360
	months thereafter		Historical NOI
Additional Debt:	None		Most Recent NOI:	$1,990,374 (T-12 5/31/2011)
Call Protection:	L(27), D(89), O(4)		2nd Most Recent NOI:	$1,981,714 (December 31, 2010)
Lockbox / Cash Management(1):	Hard / Springing		3rd Most Recent NOI:	$1,796,066 (December 31, 2009)

Reserves			Historical Occupancy
	Initial	Monthly	Most Recent Occupancy:	93.0% (November 17, 2011)
Taxes:	$212,693	$19,336	2nd Most Recent Occupancy:	93.0% (December 31, 2010)
Insurance:	$35,179	$17,589	3rd Most Recent Occupancy:	96.0% (December 31, 2009)
Replacement:	$0	$373	(1)	Cash management will be triggered if, among other things, the DSCR is less than 1.15x on a trailing twelve month basis.
TI/LC:	$0	$3,730
Guess Rollover(2):	$0	$3,500	(2)	The Guess Rollover reserve is subject to a cap of $250,000 and is required to be released to the borrower in the event that (i) Guess extends its lease for at least one year beyond the term of the 560 Lincoln Road loan, or (ii) the borrower enters into a lease with respect to the Guess space with a replacement tenant acceptable to the lender for a term of at least one year beyond the term of the 560 Lincoln Road loan.
Wall Street Language TI/LC(3):	$46,000	$0
Wall Street Language Free Rent(3):	$41,832	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:		$618	(3)	Wall Street Language is subject to a rent abatement for eight months between June 2011 and January 2012, totaling $83,664. The remaining rent abatement amount of $41,832 was escrowed at closing. Additionally, the amount of $46,000, representing outstanding borrower obligations with respect to tenant allowances provided for in the lease, was escrowed at closing.
Balloon Balance / Sq. Ft.:		$577
Cut-off Date LTV:		60.6%
Balloon LTV:		56.6%	(4)	As of the cut-off date, and during the initial interest only period, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.53x and 1.52x, respectively.
Underwritten NOI DSCR(4):		1.29x
Underwritten NCF DSCR(4):		1.27x
Underwritten NOI Debt Yield:		9.2%
Underwritten NCF Debt Yield:		9.1%

TRANSACTION HIGHLIGHTS
▪
Prime Location.  560 Lincoln Road is located along Lincoln Road Mall, a shopping and dining destination in South Florida, that is, according to the appraisal, a destination location for global retailers.  Due to its corner location at Lincoln Road and Pennsylvania Avenue, the building maintains good frontage and visibility and is one of the more desirable sites along Lincoln Road Mall.  The main public parking garage access is situated one block north along Pennsylvania Avenue and 17th Street, increasing the property’s visibility and pedestrian traffic flow when entering the Lincoln Road Mall corridor.  Global retailers H&M and Forever 21 have recently committed to establishing a significant presence at the Mall. H&M’s 22,000 sq. ft. store will be located in the Lincoln Theatre building, directly across the street from the property and Forever 21’s two-story, 39,000 sq. ft. store will be located two blocks west of the property on Lincoln Road Mall.

▪	Anchor Tenant Sales. Guess? Retail reported year-end 2010 sales of $854 per sq. ft.
▪
Below Market Rents.  The largest tenant, Guess? Retail, currently pays 23.5% below market rents for end cap retail space with the in-line retail tenants 37.0% below market.  The current average in-place office rent is about $3.44 per sq. ft. less than the concluded market rents in the appraisal.

▪	Historical Occupancy. The property is 93.0% leased, as of November 17, 2011 and has maintained occupancy of 93.0% to 96.0% since 2008.
▪	Sponsorship Experience. The Quittner family has owned the property since 1948. Mr. Robert Quittner has 39 years of commercial real estate experience throughout the South Florida market.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

9600-9696 East Arapahoe Road, 6806- 6883 South Dallas Way, 6800-6825 South Dallas Court, and 6801-6855 South Dayton Street Greenwood Village, CO 80112	Collateral Asset Summary Shops at Greenwood	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,800,000 74.5% 1.30x 10.8%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail – Anchored
Sponsor:	The Uhlmann Offices, Inc.		Collateral:	Fee Simple
Borrower:	TUO-Greenwood Village I, LLC		Location:	Greenwood Village, CO
Original Balance:	$17,800,000		Year Built / Renovated:	1980 / NAP
Cut-off Date Balance:	$17,800,000		Total Sq. Ft.:	210,244
% by Initial UPB:	2.6%		Property Management:	TUO-Greenwood Village Associates,
Interest Rate:	6.1400%			LLC; The Uhlmann Offices, Inc.
Payment Date:	6th of each month		Underwritten NOI:	$1,925,851
First Payment Date:	January 6, 2012		Underwritten NCF:	$1,684,083
Maturity Date: Amortization:	December 6, 2021 360 months		Appraised Value: Appraisal Date:	$23,900,000 September 23, 2011
Additional Debt:	None
Call Protection:	L(24), D(89), O(7)		Historical NOI
Lockbox / Cash Management(1):	Hard / Springing		Most Recent NOI:	$1,883,011 (T-12 8/31/2011)
			2nd Most Recent NOI:	$1,903,566 (December 31, 2010)
Reserves			3rd Most Recent NOI:	$1,710,919 (December 31, 2009)
	Initial	Monthly
Taxes:	$304,809	$43,544	Historical Occupancy
Insurance:	$22,590	$3,227	Most Recent Occupancy:	82.4% (September 20, 2011)
Replacement:	$0	$2,628	2nd Most Recent Occupancy:	84.6% (December 31, 2010)
TI/LC(2):	$125,000	$17,519	3rd Most Recent Occupancy:	82.8% (December 31, 2009)
			(1)	Cash management will be triggered if, among other things, the DSCR is less than 1.10x on a trailing twelve month basis.
Financial Information
Cut-off Date Balance / Sq. Ft.:		$85	(2)	TI/LC reserves are subject to a cap of $350,000.
Balloon Balance / Sq. Ft.:		$72
Cut-off Date LTV:		74.5%
Balloon LTV:		63.4%
Underwritten NOI DSCR:		1.48x
Underwritten NCF DSCR:		1.30x
Underwritten NOI Debt Yield:		10.8%
Underwritten NCF Debt Yield:		9.5%

TRANSACTION HIGHLIGHTS
■
Cash Basis. The borrower acquired the Shops at Greenwood property in June 2004 for a reported cost of $22.5 million.  At closing, the borrower was estimated to have $10.24 million of equity remaining in the transaction.

■
Tenant Diversity. The Shops at Greenwood contains a diverse mix of local and national retailers and office users.  The United States Postal Service is the largest tenant, occupying 11.6% NRA and accounting for 8.9% of underwritten occupied base rent.  Historical occupancy has been stable with the Shops at Greenwood achieving an average occupancy of 83.3% as of year-end 2008-2010.

■
Location. The Shops at Greenwood property is located in an affluent suburb of Denver (15 miles southeast of the CBD) with 2011 estimated average household income of $94,450, $108,992, and $101,039 within a one, three and five mile radius, respectively.  The property is situated less than one-quarter mile from I-25 along Arapahoe Road, a heavily travelled east/west thoroughfare with reported traffic counts of 76,066 vehicles per day. The Shops at Greenwood has the benefit of big-box tenants such as Target, Home Depot and Lowe’s being located within very close proximity (less than 0.1 mile away).  The neighborhood has experienced steady growth over the past 20 years, which is expected to continue, according to the appraisal.

■
Sponsorship Experience. The borrower purchased the Shops at Greenwood in 2004, and has reportedly invested approximately $4.6 million in the property since.  The Uhlmann Offices, Inc. has over 50 years of commercial real estate experience acquiring, developing and managing retail properties throughout the U.S. The sponsor currently has a portfolio of seven retail properties totaling over 1 million sq. ft. and located in California, Texas and Colorado.  The Uhlmann Offices, Inc. has developed, or acquired, over $500 million in real estate locations across the U.S.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3485 Old Conejo Road Newbury Park, CA 91320	Collateral Asset Summary Tops Self Storage	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$17,200,000 69.0% 1.35x 10.3%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Self Storage
Sponsor:	Kabir Sundher		Collateral:	Fee Simple
Borrower:	Tops Delaware, LLC		Location:	Newbury Park, CA
Original Balance:	$17,200,000		Year Built / Renovated:	1980 / 1985, 1986
Cut-off Date Balance:	$17,200,000		Total Units:	1,456
% by Initial UPB: Interest Rate:	2.6% 6.3940%		Property Management:	Hollywood Storage Management, LLC
Payment Date:	6th of each month		Underwritten NOI:	$1,769,379
First Payment Date:	January 6, 2012		Underwritten NCF:	$1,746,989
Maturity Date:	December 6, 2021		Appraised Value:	$24,930,000
Amortization:	360 months		Appraisal Date:	August 17, 2011
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)		Historical NOI
Lockbox / Cash Management(1):	Soft / Springing		Most Recent NOI:	$1,825,929 (T-12 9/30/2011)
			2nd Most Recent NOI:	$1,649,763 (December 31, 2010)
Reserves			3rd Most Recent NOI:	$1,399,043 (December 31, 2009)
	Initial	Monthly
Taxes:	$17,300	$5,767	Historical Occupancy
Insurance:	$9,669	$1,934	Most Recent Occupancy:	93.1% (July 31, 2011)
Replacement:	$0	$1,952	2nd Most Recent Occupancy:	89.7% (December 31, 2010)
			3rd Most Recent Occupancy:	87.5% (December 31, 2009)
Financial Information			(1)	Cash management will be triggered if, among other things, the DSCR is less than 1.20x on a trailing twelve month basis.
Cut-off Date Balance / Unit:		$11,813
Balloon Balance / Unit:		$10,135
Cut-off Date LTV:		69.0%
Balloon LTV:		59.2%
Underwritten NOI DSCR:		1.37x
Underwritten NCF DSCR:		1.35x
Underwritten NOI Debt Yield:		10.3%
Underwritten NCF Debt Yield:		10.2%

TRANSACTION HIGHLIGHTS
▪
Historical Property Performance. The Tops Self Storage property outperforms the competitive set and was 93.1% occupied as of July 31, 2011. Revenue and NOI have improved each of the last three years and is on track for a fourth consecutive year of improvement in 2011. T-12 net operating income through 9/30/2011 is up 10.7% over 2010. Among the competitive set within a three-mile radius, the average vacancy is 9% and average rent is $179 for a 100 sq. ft. unit (median rent of $169), with the Tops Self Storage property outperforming the competitive set in both categories. Additionally, the operating margin achieved at the Tops Self Storage property in 2010 and T-12 9/30/2011 of 74.0% and 75.3%, respectively exceeded the averages of four self storage REITs (Public Storage, Extra Space, U Store It (CubeSmart), and Sovran) of 60.8% and 59.4%, respectively during the second quarters of 2010 and 2011, per the respective 10Q filings.

▪
Location. The demographic base of the submarket is, according to the appraisal, extremely stable, affluent, culturally traditional and strongly rooted to the area with an average household income for the 3-mile ring, the City of Newbury Park and Ventura County of $111,919, $125,093 and $98,289, respectively. The Tops Self Storage property is located on the Ventura Freeway which bisects the Conejo Valley and provides access to Los Angeles to the east and Oxnard and the Pacific Coast to the west. The neighborhood is mature and has little available land for additional commercial development, providing high barriers to entry.

▪
Sponsorship Experience.  The sponsor, Kabir Sundher, is a principal of Kuvera Partners, a real estate and entertainment firm with significant expertise in storage facilities. The family making up the borrowing entity developed the property from 1980 to 1986 for approximately $6.3 million, having over thirty years of ownership and management history with the Tops Self Storage property.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407. The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

1834 East Peters Colony Road Carrollton, TX 75007	Collateral Asset Summary Dawntree Apartments	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,182,000 74.4% 1.24x 9.2%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Acquisition		Property Type:	Multifamily – Conventional
Sponsor:	Azure Equity LLC		Collateral:	Fee Simple
Borrower:	Azure Dawntree LP		Location:	Carrollton, TX
Original Balance:	$15,182,000		Year Built / Renovated:	1982 / NAP
Cut-off Date Balance:	$15,182,000		Total Units:	400
% by Initial UPB:	2.3%		Property Management:	Milestone Management, L.P.
Interest Rate:	5.4840%		Underwritten NOI:	$1,402,625
Payment Date:	6th of each month		Underwritten NCF:	$1,282,625
First Payment Date:	September 6, 2011		Appraised Value:	$20,400,000
Maturity Date:	August 6, 2021		Appraisal Date:	July 20, 2011
Amortization:	Interest-only for 36 months; 360
	months thereafter		Historical NOI
Additional Debt:	Future Mezzanine Debt Permitted		Most Recent NOI:	$1,369,243 (T-12 10/31/2011)
Call Protection:	L(28), D(88), O(4)		2nd Most Recent NOI:	$1,261,922 (December 31, 2010)
Lockbox / Cash Management(1):	Springing Hard / Springing		3rd Most Recent NOI:	$1,565,031 (December 31, 2009)

Reserves			Historical Occupancy
	Initial	Monthly	Most Recent Occupancy:	93.0% (July 21, 2011)
Taxes(2):	$0	Springing	2nd Most Recent Occupancy:	88.4% (December 31, 2010)
Insurance(2):	$0	Springing	3rd Most Recent Occupancy:	89.9% (December 31, 2009)
Replacement(2):	$250,000	Springing	(1)	Cash management and a cash sweep will be triggered if, among other things, the DSCR is less than 1.10x on a trailing twelve month basis.
Renovation Funds(3):	$350,000	$0
			(2)
Monthly escrows for taxes, insurance and capital expenditures are required in the event of a cash sweep event, which includes among other things, the DSCR being less than 1.10x on a trailing twelve month basis.

Financial Information
Cut-off Date Balance / Unit:		$37,955
Balloon Balance / Unit:		$33,948	(3)
The interior units at the Dawntree Apartments property are being renovated as units turnover. The interior renovations generally include new fixtures and lighting and resurfacing of countertops, cabinets, and bath tubs. The exterior projects are budgeted to include, among other things: retaining wall work ($120,000), painting ($30,000), re-plumbing and valving ($20,000), parking lot resurfacing ($30,600), landscaping and trees ($15,000), drainage/erosion control ($15,000), irrigation sprinklers ($10,000), pool and spa resurfacing ($10,000), walks/steps ($10,000), metal/welding ($10,000), structural/balconies ($10,000), windows/screens ($10,000), building lighting ($10,000), office FF&E ($8,000), roofing and ventilation ($7,000), screening fences ($6,000), laundry room ($5,000), vehicles/golf carts ($3,900), and site lighting ($2,000).

Cut-Off Date LTV:		74.4%
Balloon LTV:		66.6%
Underwritten NOI DSCR(4):		1.36x
Underwritten NCF DSCR(4):		1.24x
Underwritten NOI Debt Yield:		9.2%
Underwritten NCF Debt Yield:		8.4%

			(4)	As of the cut-off date, and during the initial interest only period, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.66x and 1.52x, respectively.

TRANSACTION HIGHLIGHTS
▪
Equity.  Upon closing of the Dawntree Apartments loan, the borrower invested approximately $4.85 million of equity in the Dawntree Apartments property, or 24.2% of the total capitalization ($20.0 million).

▪
MSA and Submarket.  According to the appraisal, the Dallas Fort Worth MSA has significantly outperformed the country during the recent recession, in terms of employment, and Carrollton has outperformed the MSA. The MSA unemployment rate was 7.9% and the Carrollton unemployment rate was 6.9%, both as of May 2011.  The Dawntree Apartments property is located in the Carrollton/Farmers Branch/Addison submarket, which reported occupancy of 92.4% as of 2Q2011 and average rent per sq. ft. of $0.92 (an increase of 4.6% over year-end 2010), with occupancy forecast to reach 94.6% by 2Q2012.  The Greater Dallas/Fort Worth market exhibited occupancy of 92.7% and average rent per sq. ft. of $0.09 for the same period, with occupancy forecast to reach 94.1% by 2Q2012.

▪
Sponsorship Experience.  The sponsor, Azure Equity LLC and its principals, currently own interests in properties valued at $250 million, encompassing multifamily and office assets in the U.S. and Western Europe. Since November 2010, Azure Equity LLC has closed on three multifamily properties ($37 million total cost) consisting of approximately 800 units in Dallas, TX.  The management company, Milestone Management, L.P., is headquartered in Dallas and is one of the country’s largest privately owned multifamily investment and property management firms, with $2.5B of multifamily assets under management in approximately 130 multifamily properties and more than 40,000 units throughout the United States.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

5151-5171 Glenwood Avenue Raleigh, NC 27612	Collateral Asset Summary Beta Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$14,400,000 74.4% 1.30x 11.1%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Office – Suburban
Sponsor:	Alfred N. Marulli, Jr.		Collateral:	Fee Simple
Borrower:	David Associates 101, LLC		Location:	Raleigh, NC
Original Balance:	$14,400,000		Year Built / Renovated:	1980, 1981 / NAP
Cut-off Date Balance:	$14,400,000		Total Sq. Ft.:	148,610
% by Initial UPB: Interest Rate:	2.1% 6.5010%		Property Management:	Coldwell Banker Commercial Trademark Properties
Payment Date:	6th of each month		Underwritten NOI:	$1,602,704
First Payment Date:	November 6, 2011		Underwritten NCF:	$1,421,326
Maturity Date:	October 6, 2021		Appraised Value:	$19,350,000
Amortization:	Interest only for 12 months; 360		Appraisal Date:	September 2, 2011
	months thereafter
Additional Debt:	None		Historical NOI
Call Protection:	L(36), YM1(81), O(3)		Most Recent NOI:	$1,598,816 (T-12 6/30/2011)
Lockbox / Cash Management(1):	Hard / Springing		2nd Most Recent NOI:	$1,592,639 (December 31, 2010)
			3rd Most Recent NOI:	$1,424,902 (December 31, 2009)
Reserves
	Initial	Monthly	Historical Occupancy
Taxes:	$0	$13,090	Most Recent Occupancy:	95.7% (August 30, 2011)
Insurance:	$21,000	$3,187	2nd Most Recent Occupancy:	99.4% (December 31, 2010)
Replacement:	$0	$2,725	3rd Most Recent Occupancy:	98.9% (December 31, 2009)
TI/LC:	$50,000	$16,471	(1)	Cash management will be triggered if, among other things, the DSCR is less than 1.05x on a trailing twelve month basis.
FMI Reserve(2):	$0	$2,653
Golden Corral TI/LC 2016(3):	$250,000	$0	(2)
FMI Corporation (23,877 sq. ft.) is entitled to $4.00 per sq. ft. for tenant improvements in January 2015, per the lease.  The amount of $2,653 is required to be escrowed on a monthly basis commencing on the payment date in January 2012, in order to accumulate the required $95,508 by January 2015.  Additionally, nine months prior to the lease expiration date of FMI Corporation on December 31, 2018, a full excess cash flow sweep is required to commence.

Golden Corral Ongoing TI/LC(3):	$13,812	$1,063

Financial Information
Cut-off Date Balance / Sq. Ft.:		$97
Balloon Balance / Sq. Ft.:		$85
Cut-off Date LTV:		74.4%	(3)
Golden Corral Corporation (62,753 sq. ft.) is entitled to an annual refresher tenant improvement payment in the amount of $0.25 per sq. ft., per the lease.  The amount of $13,812 was escrowed at closing and the amount of $1,063 is required to be escrowed on a monthly basis.  On June 1, 2014 (which is eighteen months prior to the lease expiration date of Golden Corral Corporation on December 31, 2015) and the earlier of (i) April 1, 2020 or (ii) eighteen months prior to the expiration of the Golden Corral Corporation lease as extended (December 31, 2020 if Golden Corral Corporation renews at the 2015 expiration date), a full excess cash flow sweep is required to commence.

Balloon LTV:		65.4%
Underwritten NOI DSCR(4):		1.47x
Underwritten NCF DSCR(4):		1.30x
Underwritten NOI Debt Yield:		11.1%
Underwritten NCF Debt Yield:		9.9%

			(4)	As of the cut-off date, and during the initial interest only period, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.69x and 1.50x, respectively.

TRANSACTION HIGHLIGHTS
▪
Tenant Base. Beta Center is the headquarters location for Golden Corral Corporation, which is one of America’s top-rated franchise family steakhouse with over 500 restaurants and $1.6 billion in system sales. The leases for two of the largest tenants, Golden Corral Corporation and FMI Corporation date from 1999 and 2000, respectively.

▪	Historical Occupancy. Occupancy at the Beta Center property over the past three years has been: 90% in 2008, 98.9% in 2009, 99.4% in 2010, and 95.7% as of August 30, 2011.
▪	Below Market Rents. Average rent of $16.64 psf below concluded market rent of $17.50 psf.
▪
Location. The Beta Center property is located within the US 70/Glenwood Avenue submarket of Raleigh.  It is less than 1/2 mile from Crabtree Valley Mall, a regional mall anchored by Belk, Macy’s and Sears, which reported small shop in-line sales of $606 per sq. ft. in 2010. The Beta Center location offers convenient access to all parts of Raleigh, Research Triangle Park and the airport. Additionally, the net migration rate to Raleigh was the second highest in the US over the past five years.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

2190 Northwest 4th Court Boca Raton, FL 33431	Collateral Asset Summary Addison Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$13,211,760 69.9% 1.25x 9.1%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Multifamily – Student Housing
Sponsor:	Timothy R. Lewis; Gary Brown;		Collateral:	Fee Simple
	Anthony V. Tamaccio, Jr.		Location:	Boca Raton, FL
Borrower:	Addison Park of Boca Raton, LLC		Year Built / Renovated:	2006-2009 / NAP
Original Balance:	$13,250,000		Total Beds:	165
Cut-off Date Balance: % by Initial UPB:	$13,211,760 2.0%		Property Management:	UCH Addison Park Management, LLC
Interest Rate:	5.9140%		Underwritten NOI:	$1,200,770
Payment Date:	6th of each month		Underwritten NCF:	$1,184,270
First Payment Date:	October 6, 2011		Appraised Value:	$18,900,000
Maturity Date:	September 6, 2021		Appraisal Date:	June 24, 2011
Amortization:	360 months
Additional Debt:	None		Historical NOI
Call Protection:	L(27), D(89), O(4)		Most Recent NOI:	$1,321,524 (T-12 9/30/2011)
Lockbox / Cash Management(1):	Soft / Springing		2nd Most Recent NOI:	$1,089,724 (December 31, 2010)
			3rd Most Recent NOI:	NAP
Reserves
	Initial	Monthly	Historical Occupancy
Taxes:	$67,891	$6,172	Most Recent Occupancy:	98.2% (October 6, 2011)
Insurance:	$13,342	$6,671	2nd Most Recent Occupancy:	95.5% (December 31, 2010)
Replacement:	$0	$1,375	3rd Most Recent Occupancy:	NAP
			(1)	Cash management will be triggered if, among other things, the DSCR is less than 1.25x on a trailing twelve month basis.
Financial Information
Cut-off Date Balance / Bed:		$80,071
Balloon Balance / Bed:		$67,936
Cut-off Date LTV:		69.9%
Balloon LTV:		59.3%
Underwritten NOI DSCR:		1.27x
Underwritten NCF DSCR:		1.25x
Underwritten NOI Debt Yield:		9.1%
Underwritten NCF Debt Yield:		9.0%

TRANSACTION HIGHLIGHTS
▪
Location. The Addison Park property is located immediately east of the Florida Atlantic University (FAU) campus at the main campus entrance and benefits from its access to local and regional thoroughfares. Addison Park affords good access and visibility from roadway frontage, is within walking distance to campus, and within three miles from Interstate 95. The property is also served by the Palm Tran Bus system, providing access to campus and the greater Palm Beach area.

▪
Property Amenities. Addison Park is a gated community, offering fully furnished units consisting of private bathrooms, individual bedroom locks, intrusion alarms and a separate guest bathroom. All units have fully equipped kitchens, washer & dryers and consist of a two car attached garage. Common area amenities include on-site leasing, clubhouse, swimming pool and fitness center.

▪
Limited On-Campus Housing. The FAU enrollment in 2010 was 28,394 students, with on-campus housing available for only 3,666 students, or 13% of total enrollment. Addison Park is one of four off-campus properties included as part of FAU’s housing referral program. Addison Park is the only referral property located within walking distance (immediately east) of campus as compared to the other three student housing properties, which are located 2.5 to 3.5 miles away.

▪
Management. The property is managed by UCH Addison Park Management, LLC, an affiliate of United Campus Housing Management Group (“UCHMG”), which has 10 years of experience exclusively managing collegiate student housing properties located both on and off campus. The management company has extensive operational experience in 18 states across the U.S. The UCHMG portfolio consists of 10,522 beds ranging from large public universities to small private and community colleges. The management group currently manages 13 student housing properties, of which three are located in Florida (including Addison Park).

▪	Sponsorship Experience. The sponsors are locally based investors with extensive residential and commercial development experience, operating and managing a combined 450,843 SF of commercial assets.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407. The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

3480 Financial Center Way Buford, GA 30519	Collateral Asset Summary Plaza Mall of Georgia – Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$11,550,000 49.9% 1.93x 14.8%

Mortgage Loan Information			Property Information
Loan Seller:	UBSRES		Single Asset / Portfolio:	Single Asset
Loan Purpose:	Refinance		Property Type:	Retail – Anchored
Sponsor:	William S. Harvin, Sr.; Howard E.		Collateral:	Fee Simple
	Bowen		Location:	Buford, GA
Borrower:	Timbers 2, LLC		Year Built / Renovated:	2008 / NAP
Original Balance:	$11,550,000		Total Sq. Ft.:	106,334
Cut-off Date Balance:	$11,550,000		Property Management:	Bowen Construction Services, Inc.
% by Initial UPB:	1.7%		Underwritten NOI:	$1,709,360
Interest Rate:	5.9640%		Underwritten NCF:	$1,598,368
Payment Date:	6th of each month		Appraised Value:	$23,125,000
First Payment Date:	January 6, 2012		Appraisal Date:	August 30, 2011
Maturity Date:	December 6, 2021
Amortization:	360 months		Historical NOI
Additional Debt:	None		Most Recent NOI:	$1,699,784 (T-12 3/1/2011)
Call Protection:	L(24), D(89), O(7)		2nd Most Recent NOI:	$1,887,921 (December 31, 2010)
Lockbox / Cash Management(1):	Springing Hard / Springing		3rd Most Recent NOI:	$1,760,410 (December 31, 2009)

Reserves			Historical Occupancy
	Initial	Monthly	Most Recent Occupancy:	94.2% (June 20, 2011)
Taxes:	$18,811	$9,405	2nd Most Recent Occupancy:	92.6% (December 31, 2010)
Insurance:	$16,037	$1,458	3rd Most Recent Occupancy:	93.9% (December 31, 2009)
Other(2):	$0	Springing	(1)	Cash management will be triggered if, among other things, the DSCR is less than 1.40x on a forward-looking twelve month basis.

Financial Information			(2)
A full cash flow sweep is required to commence in the event, among other things, (i) Toys “R” Us files for bankruptcy, (ii) Toys “R” Us is in default of its lease, or (iii) all or substantially all of the space leased by Toys “R” Us is dark. The cash flow sweep is subject to an aggregate cap of $750,000 ($10.71 per sq. ft.).

Cut-off Date Balance / Sq. Ft.:		$109
Balloon Balance / Sq. Ft.:		$92
Cut-off Date LTV:		49.9%
Balloon LTV:		42.3%
Underwritten NOI DSCR:		2.07x
Underwritten NCF DSCR:		1.93x
Underwritten NOI Debt Yield:		14.8%
Underwritten NCF Debt Yield:		13.8%

TRANSACTION HIGHLIGHTS

▪	Credit Metrics. The Plaza Mall of Georgia – Phase II loan has a Cut-off Date LTV of 49.9%, an Underwritten NCF DSCR of 1.93x and an Underwritten NOI Debt Yield of 14.8%.

▪
Location. The Plaza Mall of Georgia – Phase II is located approximately 0.1 mile from the Mall of Georgia.  According to the appraisal, The Mall of Georgia, at 1.7 million sq. ft., is one of the largest regional malls in the Atlanta metro area and is the centerpiece of a retail hub for the northeastern portion of the Atlanta metro area.  The Plaza Mall of Georgia – Phase II competitive set of retail properties exhibited occupancy of 90.0%, according to the appraisal.  Gwinnett, where the Plaza Mall of Georgia – Phase II is located, has the highest median income of any county in the state of Georgia and ranks among the top 10 fastest growing counties in the country. Since 2000, Gwinnett has attracted more than 176,000 new residents, a 30% overall increase.

▪
Toys “R” Us. The Plaza Mall of Georgia – Phase II is 94.2% leased as of June 20, 2011, with Toys “R” Us in occupancy of 65.8% of NRA under a lease expiring January 31, 2024.  Toys “R” Us reported 2010 sales of $17,650,000, or $252 per sq. ft., compared to the chain average of $220-$230 per sq. ft.  Toys “R” Us relocated to the Plaza Mall of Georgia – Phase II property from another location within the submarket that the tenant had reportedly occupied for approximately 10 years. The location at the Plaza Mall of Georgia – Phase II represents a relatively new format store for Toys “R” Us, with a combined Babies “R” Us operation.

▪	Remaining Equity. Based on the original cost of development in 2008, the borrower had approximately $9.0 million of equity remaining after closing.

The depositor has filed a registration statement (including the prospectus) with the SEC (SEC File No. 333-166711) for the offering to which this communication relates.  Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the depositor or UBS Securities LLC, any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-877-858-5407.  The publicly offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of the publicly offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS TERM SHEET

This term sheet is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.  Because the offered certificates are being offered on a “when, as and if issued” basis, any such contract will terminate, by its terms, without any further obligation between us, if the offered certificates themselves, or the particular class to which the contract relates, are not issued.  Because the offered certificates are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date.  If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation between us.  If such a termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class.  To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

The information in this term sheet, if conveyed prior to the time of your contractual commitment to purchase any of the offered certificates, supersedes any conflicting information contained in any prior similar materials relating to the offered certificates.  The information in this document may be amended or supplemented prior to the time of your contractual commitment to purchase any of the offered certificates.  This term sheet is being delivered to you solely to provide you with information about the offered certificates and to solicit an offer to purchase the offered certificates, when, as and if issued.  Any such offer to purchase made by you will not constitute a contractual commitment by you to purchase or give rise to an obligation by the underwriters to sell any of the offered certificates, until the underwriters have accepted your offer to purchase those certificates.  Any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

You are advised that the terms of the offered certificates, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of the offered certificates may be split, combined or eliminated), at any time prior to the time sales to purchasers of the offered certificates will first be made.  You are advised that offered certificates may not be issued that have the characteristics described in these materials.  An underwriter’s obligation to sell the offered certificates to you is conditioned on the mortgage loans and offered certificates having the characteristics described in these materials.  If for any reason the depositor does not deliver the offered certificates, the underwriter will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver all or any portion of the offered certificates which you have committed to purchase.